                       CONVERSION VALUATION UPDATE REPORT

                                  Prepared for
                         MERCER MUTUAL INSURANCE COMPANY

                                       and
                          MERCER INSURANCE GROUP, INC.
                             Pennington, New Jersey


                                      Dated
                                  June 4, 1998







                            Alex Sheshunoff & Company
                               Investment Banking
                                Nineteenth Floor
                            98 San Jacinto Boulevard
                               Austin, Texas 78701
                                 (800) 279-2241

                              Alex Sheshunoff & Co.
                               Investment Banking

June 4, 1998

Board of Directors
Mercer Mutual Insurance Company
10 North Highway 31
Pennington, New Jersey 08534

Directors:

You have requested that we update our independent appraisal (the "Appraisal") of the estimated pro forma market value of Mercer Mutual Insurance Group (the "Company" or "Mercer") as a subsidiary of Mercer Insurance Group, Inc. (the "Corporation"), Pennington, New Jersey, a newly organized Pennsylvania corporation. The Corporation will offer common stock ("Common Stock") consistent with our estimate of the pro forma market value of the Company. Such shares of Common Stock are to be issued in connection with the Company's conversion from a Pennsylvania mutual insurance company to a stock insurance company in accordance with the Company's "Amended and Restated Plan of Conversion from Mutual to Stock Organization" as adopted on October 17, 1997, as amended and restated November 12, 1997 (the "Plan") and as filed on November 26, 1997 with the Insurance Department of the State of Pennsylvania (the "Reorganization"). Our Appraisal as of November 26, 1997 and update as of March 3, 1998 are incorporated herein by reference.

This Updated Appraisal was prepared and provided to the Company in conjunction with the filing of the amended Application for Conversion as filed with the Insurance Department and Pre-effective Amendment No. 2 to the Registration Statement on Form S-1 with the Securities and Exchange commission. Sheshunoff believes it is independent of the Company. Except for the fee which it will receive for providing this appraisal, neither Sheshunoff nor the Company have an economic interest in each other and neither has derived and does not anticipate deriving gross revenues of a material amount from business relationships with each other.

Alex Sheshunoff & Co. Investment Banking ("Sheshunoff"), is an independent financial institution consulting firm recognized for its expertise in the financial services industry. Sheshunoff is engaged exclusively in the financial services industry in investment banking, business valuations, management consulting and executive management educational forums. Sheshunoff's investment banking services include advice on business and financial strategy,


             98 San Jacinto Boulevard Suite 1925 Austin, Texas 78701
                       Phone 512-479-8200 Fax 512-472-8953

Mercer Mutual Insurance Company
June 4, 1998
Page 2


mergers & acquisitions, fairness opinions, evaluation of capital adequacy and efficiency, finance, capital structure, initial public offerings, primary shares offerings, and mutual to stock conversion valuations.

Sheshunoff has relied upon, without independent verification, the accuracy and completeness of the information provided to, and reviewed by, it for the purposes of this Appraisal. Sheshunoff has not made an independent evaluation or valuation of the assets or liabilities of the Company. With respect to financial estimates and projections, Sheshunoff assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company and Sheshunoff assumed such projections will be realized in the amounts and at the times contemplated thereby. We are not actuaries nor have we made an assessment of the underwriting risk of the policies in force at the Company. We have assumed that the reserves established by the Company are adequate to meet future losses. The Appraisal also utilized information obtained from other publicly available sources which Sheshunoff believes to be accurate, however, we cannot attest to the accuracy of such information.

Concurrent with the preparation of this Updated Appraisal, Sheshunoff: (i.) reviewed a the Corporation's Registration Statement on Form S-1 and a draft of pre-effective Amendment No. 2 thereto, as filed with the Securities and Exchange Commission ("SEC"); (ii.) reviewed financial statements and other financial and operating data concerning the Company prepared by its management for the period ended March 31, 1998; (iii.) reviewed certain financial information and projections of the Company as prepared by its management; (iv.) discussed certain aspects of the past, current and future business practices, operations, financial condition and prospects of the Company with certain senior members of the Company's management; (vi) reviewed the market valuation of common stocks of property/casualty insurance companies, companies which recently converted from mutual to stock organization and companies having made recent initial public offerings; (vi.) compared the Company to other property/casualty companies we deemed appropriate; (vii.) compared the Company to certain publicly available industry averages and aggregates as provided by authoritative industry sources; and (viii) performed such studies, business and financial investigations we deemed appropriate.

This Updated Appraisal is not intended and must not be construed as a recommendation to the Policyholders or any other persons as to the purchase of common stock of the Corporation in the Offering or otherwise. This Updated Appraisal is based upon a number of assumptions and estimates which may change from time to time and we provide no guarantee, assurance, representations or warranties that any person who purchases shares

Mercer Mutual Insurance Company
June 4, 1998
Page 3

of the Corporation's common stock in this conversion will subsequently be able to sell such shares of common stock at a price equivalent to the price indicated in this Updated Appraisal. Sheshunoff is not a seller of securities within the meaning of federal and state securities laws and any opinion or report by Sheshunoff is not meant and shall not be utilized or construed as an offer or solicitation with respect to the purchase or sale of any securities in the Offering.

This appraisal will be updated at the conclusion of the subscription offering, or as requested by the Company. Sheshunoff assumes no responsibility to update the appraisal at any other time. Any changes made in the estimated market value of Mercer as a subsidiary of the corporation will be detailed in our later updated appraisal report(s).

It is our opinion, pursuant to the instructions contained in the Plan that as of June 4, 1998, the estimated pro forma market value of the Mercer as a subsidiary of the Corporation was $29,500,000 at the mid-point. Based upon a range 15% above and below the midpoint, the estimated pro forma range was $25,075,000 million at the minimum and $33,925,000 million at the maximum.

Very truly yours,


[sig]

Alex Sheshunoff & Co. Investment Banking

Mercer Mutual Insurance Company
   Mercer Insurance Group, Inc.
Conversion Valuation Update Report
June 4, 1998

RECENT FINANCIAL PERFORMANCE OF THE COMPANY

Overall, the trends discussed in our Appraisal and updated appraisal continued during the first quarter of 1998. Mercer reported net income of $696,000 for the three months ended March 31, 1998, a significant improvement over the three month period during the prior year. The Company continued to experience catastrophe losses below historic norms during the quarter. The loss and loss adjustment expense of $2.8 million during 1997 was 54.3% of net premiums earned for the three months ended March 31, 1998 compared to 66.3% for the three months ended March 31, 1997.

The combined ratio during the quarter was 96.0% (compared to 103.6% during the first quarter of 1997) and the underwriting gain was $209,000 compared to an underwriting loss of $158,000 during the first quarter of 1997. The positive underwriting trend was also the result of Mercer's strategy of increasing its commercial and casualty business to diversify its risk from weather related business.

Underwriting expenses increased by 34.3% to $2.2 million for the first quarter of 1998. The increase was primarily attributable to an increase in net commissions, which resulted from changes in Mercer's reinsurance program.

Direct premiums written for the three months ended March 31, 1998 increased by 10.9% to $7.1 million compared to the first quarter of 1997. Commercial lines premiums increased the largest by 731,000, or 25.8% as a result of the introduction of the religious institution program and a commercial automobile program in 1997. Commercial lines now represent slightly more than 50% of the total direct writings of Mercer.

Ceded premiums written decreased by $2.6 million or 75.7% during the first quarter of 1998. Effective January 1, 1998, Mercer converted its reinsurance program to one that is predominately an excess of loss program and increased its retention levels. As a result, there have been significant reductions in premiums ceded to outside reinsurers. Net premiums written increased $3.4 million or 109% to $6.4 million during the first quarter of 1998.

Net investment income decreased 9.9% to $553,000. The Company's principal investment is taxable fixed income securities, which produced a yield of 6.55% during the period compared to a yield of 6.67% during the first quarter of 1997. In addition, investment income from equity securities decreased by $17,000.

Mercer Mutual Insurance Company
   Mercer Insurance Group, Inc.
Conversion Valuation Update Report
June 4, 1998
Page 2


The variability of earnings in the Property and Casualty business and the inability to predict near-term earnings remains an important risk factor in the way the market values these Companies. We continue to believe Mercer should be valued both on its recent historic earnings and other trends as well as some measure of adjusted earnings to reflect the fact that 1997 and the early part of 1998 both experienced very low levels of catastrophe losses.

In summary, extremely low catastrophe losses and the bull market continued to result in much improved earnings for Mercer. Like many P & C companies, it is difficult to imagine the conditions resulting in 1997 profitability could be better in 1998. We applaud management in its efforts to diversify risk and position the Company for future expansion. However, Mercer will continue to face the same pressures of costly competition and, particularly after conversion, excess capital.

RECENT STOCK MARKET CONDITIONS

Insurance stocks, like much of the market, have been under pressure recently. The dominate event in the industry was the merger announcement by Travelers and Citicorp as merger activity in the financial services industry drove insurance stocks higher overall. While the first four months of 1998 produced impressive stock gains, May and early June were decidely down months for the market. Through April, the Property Casualty Sector, as measured by the Firemark index, rose 8.7% from year-end and 15.8% since our original appraisal. The index fell 1.6% during the month of May and 0.2% during the month of April, continuing to make this sector the poorest performer.

COMMON STOCK COMPARISONS WITH THE COMPARATIVE GROUP

Table 1 presents (as detailed in Exhibit I) the common stock comparisons of the comparative group as of June 3, 1998. Overall, the comparative group experienced an 11% median price increase since our updated appraisal and a 19% median increase since our Appraisal. However, there was a wide range of market performance, with three companies experiencing losses while five companies experienced price appreciation greater than 20%. Importantly, Old Guard, the most recent conversion, experienced a 13.1% price increase since our Appraisal and a 10.8% price increase since our update.

Mercer Mutual Insurance Company
   Mercer Insurance Group, Inc.
Conversion Valuation Update Report
June 4, 1998
Page 3


                                    TABLE 1
               Mercer Mutual Comparative Group Price Performance

                          Price     Price      Price     Change           Change          Change         P/B     P/LTM    P/ Est '98
Comparative Group        11-Nov     25-Feb    3-Jun    11/11 - 02/25    11/11 - 06/03   02/25 - 06/03   3-Jun     3-Jun     3-Jun

Farm Family               30.38      34.19     39.38       12.6%            29.6%          15.2%         1.55      11.2     13.0
Motor Club of America     13.00      16.00     15.63       23.1%            20.2%          -2.3%         1.36       9.2      7.0
Allied Group              29.96      31.94     46.19        6.6%            54.2%          44.6%         2.97      22.3     21.0
Alfa                      16.94      17.75     19.00        4.8%            12.2%           7.0%         1.86      14.0     14.1
State Auto                27.00      31.50     32.13       16.7%            19.0%           2.0%         2.51      16.7     17.0
Selective Insurance       27.69      27.31     25.25       -1.4%           -8 .8%          -7.6%         1.25      11.3     11.0
Harleysville              26.00      24.38     23.00       -6.3%          -11 .5%          -5.6%         1.42      11.7     12.4
Donegal                   20.50      21.75     26.50        6.1%            29.3%          21.8%         1.68      14.2     13.6
Old Guard                 17.63      18.00     19.94        2.1%            13.1%          10.8%         1.00      19.6     20.8
Merchants                 19.50      20.81     24.69        6.7%            26.6%          18.6%         1.04      14.4     13.5
Meridian                  18.00      17.63     19.63       -2.1%            9 .0%          11.3%         0.95      14.3     13.0

Average                                                     6.3%            17.5%          10.5%         1.60     14.45    14.22
Median                                                      6.1%            19.0%          10.8%         1.42     14.20    13.50


The same relationship between size and price remained evident, with smaller companies valued at lower price/book measures. The sole exception of Motor Club is explainable by the leveraged nature of its balance sheet relative to the industry overall and the remaining members of its peer group. In our Appraisal, we concluded that the most appropriate benchmark for pricing purposes was the small, capitalized companies and should be valued at a discount to this subset. Excluding Motor Club of America (for the reasons discussed above), the price/book ratios of Meridian, Old Guard, and Merchants were 95%, 1.00%, and 1.04%, respectively.

VALUATION CONCLUSION

The improved market prices of the comparative group and the recent financial performance of Mercer leads us to believe an increase in the pro forma market value of Mercer is necessary. The three small companies discussed above, Meridan, Old Guard, and Merchants, provide a good basis for determining the extent of increase necessary. Since our

Mercer Mutual Insurance Company
   Mercer Insurance Group, Inc.
Conversion Valuation Update Report
June 4, 1998
Page 4


Appraisal, these three companies have seen their stock price rise by 9.0%, 13.1%, and 26.6%. Old Guard, the only recent conversion within the group, increased by 13.1%. An increase of 13% to $19.5 million (rounded) is within the range of these companies and we believe appropriate at this time.

CONCLUSION

Based upon the following, we believe the estimated pro forma market value of Mercer pursuant to the Reorganization was $29,500,000, or an increase of 13.5% to represent the market price movement of the comparative companies and the overall insurance market.. The resulting range was $25,075,000 at the minimum and $33,925,000 at the maximum. Exhibit II displays the pro forma analysis of the Bank's valuation range.

--------------------------------------------------------------------------------
                                    TABLE 1
               Mercer Mutual Comparative Group Price Performance
--------------------------------------------------------------------------------


                         Price       Price                  P/B          P/LTM P/ Est '98
Comparative Group        11-Nov      25-Feb     Change     25-Feb        25-Feb        25-Feb
Farm Family              30.38       34.19      12.6%       1.44          11.2          12.7
Motor Club of America    13.00       16.00      23.1%       1.54           5.2           9.4
Allied Group             29.96       31.94       6.6%       2.38          11.2          14.1
Alfa                     16.94       17.75       4.8%       1.94          13.1          13.1
State Auto               27.00       31.50      16.7%       2.60          20.6          17.5
Selective Insurance      27.69       27.31      -1.4%       1.41           6.3          11.6
Harleysville             26.00       24.38      -6.3%       1.57          17.2          12.8
Donegal                  20.50       21.75       6.1%       1.46          12.9           8.4
Old Guard                17.63       18.00       2.1%       0.95            NM          20.0
Merchants                19.50       20.81       6.7%       0.90          14.8           9.9
Meridian                 18.00       17.63      -2.1%       0.89          14.7           9.0

Average                                          6.3%       1.55          11.56         12.60
Median                                           6.1%       1.46          13.00         12.66


--------------------------------------------------------------------------------
                                    TABLE 2
       Mercer Mutual Comparative Group Price Performance - Sorted by Size
--------------------------------------------------------------------------------

                          Price      Price                  P/B        P/LTM P/ Est '98
Comparative Group         11-Nov    25-Feb       Change    25-Feb      25-Feb      25-Feb
Allied Group              29.96     31.94         6.6%      2.38       11.2        14.1
Selective Insurance       27.69     27.31        -1.4%      1.41        6.3        11.6
Harleysville              26.00     24.38        -6.3%      1.57       17.2        12.8
Alfa                      16.94     17.75         4.8%      1.94       13.1        13.1
State Auto                27.00     31.50        16.7%      2.60       20.6        17.5
Farm Family               30.38     34.19        12.6%      1.44       11.2        12.7
Donegal                   20.50     21.75         6.1%      1.46       12.9         8.4
Meridian                  18.00     17.63        -2.1%      0.89       14.7         9.0
Old Guard                 17.63     18.00         2.1%      0.95       NM          20.0
Merchants                 19.50     20.81         6.7%      0.90       14.8         9.9
Motor Club of America     13.00     16.00        23.1%      1.54        5.2         9.4

                                    EXHIBITS

                                   EXHIBIT 1
                   SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS
               FOR THE YEARS ENDING DECEMBER 31, 1993-1997 & LAST
                      TWELVE MONTHS ENDING MARCH 31, 1998

                     MERCER MUTUAL INSURANCE COMPANY

              (Dollars In Thousands, Except Per Share Data)

--------------------------------------------------------------------------------------------------------------------
                                                                               MERCER
                                                                              INSURANCE
                                                                               GROUP,                   ALFA
                                                                                INC.                CORPORATION
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK PRICE                                                         $
                                                                 3-JUN-98                                    19
                                                      Twelve Month - High                                 20.38
                                                       Twelve Month - Low                                 12.75
                                                             Last to High                                    86%

COMMON SHARES OUTSTANDING                                                                            40,810,112
                                                                           $                     $
MARKET CAPITALIZATION                                                                                       775

BOOK VALUE PER SHARE @ 3/31/98                                                                   $         9.89
BOOK VALUE PER SHARE @ 12/31/97                                                                  $         9.39
PRICE TO MOST RECENT BOOK VALUE                                                                             186%

PRICE TO LTM EARNINGS                                                                                      14.0
PRICE TO 1998 ESTIMATED EARNINGS                                                                           14.1

FULLY DILUTED EARNINGS PER SHARE:                                          $                     $
---------------------------------
                                                           1998 Estimated                                  1.35
                                                            LTM 31-Mar-98                                  1.36
                                                                31-Dec-97                                  1.29
                                                                31-Dec-96                                  0.79
                                                                31-Dec-95                                  0.55
                                                                31-Dec-94                                  0.81
                                                                31-Dec-93                                  1.04
                                                      CGR 1993 - LTM 1997                                   5.5%

DIVIDENDS PER COMMON SHARE:
---------------------------
                                                 Indicated Dividend Yield                                  45.0%
                                                                           $                     $
                                                        Current Indicated                                  0.11
                                                                31-Dec-97                                  0.40
                                                                31-Dec-96                                  0.39
                                                                31-Dec-95                                  0.38
                                                                31-Dec-94                                  0.34
                                                                31-Dec-93                                  0.28
                                                            CGR 1993-1997                                   9.2%





---------------------------------------------------------------------------------------------------------------------------------

                                                                                   ALLIED           DONEGAL            FARM
                                                                                   GROUP,            GROUP,           FAMILY
                                                                                    INC.              INC.           HOLDINGS
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK PRICE
                                                                 3-JUN-98        46  3/16           26  1/2           39  3/8
                                                      Twelve Month - High           46.19             30.38             42.50
                                                       Twelve Month - Low           25.25             18.25             26.88
                                                             Last to High              97%               90%               95%

COMMON SHARES OUTSTANDING                                                      32,400,686         6,057,732         5,253,813
                                                                           $                 $                 $
MARKET CAPITALIZATION                                                               1,415               161               207

BOOK VALUE PER SHARE @ 3/31/98                                                      13.97    $        15.75             25.33
BOOK VALUE PER SHARE @ 12/31/97                                                     13.44    $        15.19             24.73
PRICE TO MOST RECENT BOOK VALUE                                                       297%              168%              155%

PRICE TO LTM EARNINGS                                                                22.3              14.2              11.2
PRICE TO 1998 ESTIMATED EARNINGS                                                     21.0              13.6              13.0

FULLY DILUTED EARNINGS PER SHARE:                                          $                 $                 $
---------------------------------
                                                           1998 Estimated            2.20              1.95              3.03
                                                            LTM 31-Mar-98            2.07              1.87              3.53
                                                                31-Dec-97            2.01              1.77              3.51
                                                                31-Dec-96            1.51              1.45              1.74
                                                                31-Dec-95            1.54              1.73              3.20
                                                                31-Dec-94            1.40              0.90              1.18
                                                                31-Dec-93            1.17              1.44              2.53
                                                      CGR 1993 - LTM 1997            14.5%              5.3%              8.5%

DIVIDENDS PER COMMON SHARE:
---------------------------
                                                 Indicated Dividend Yield            52.0%             44.0%              0.0%
                                                                           $                 $                 $
                                                        Current Indicated            0.13              0.11              0.00
                                                                31-Dec-97            0.46              0.39              0.00
                                                                31-Dec-96            0.39              0.33              0.00
                                                                31-Dec-95            0.30              0.30              0.00
                                                                31-Dec-94            0.27              0.33              0.00
                                                                31-Dec-93            0.23              0.18              0.00
                                                            CGR 1993-1997            19.3%             21.3%              0.0%



---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     MERIDIAN
                                                                              HARLEYSVILLE         MERCHANTS         INSURANCE
                                                                                  GROUP,            GROUP,            GROUP,
                                                                                   INC.              INC.              INC.
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK PRICE
                                                                 3-JUN-98              23          24 11/16           19  5/8
                                                      Twelve Month - High           28.22             26.25             19.75
                                                       Twelve Month - Low           18.31             17.38             14.75
                                                             Last to High              81%               96%              100%

COMMON SHARES OUTSTANDING                                                      28,967,604         2,908,852         6,641,519
                                                                           $                 $                 $
MARKET CAPITALIZATION                                                                 667                72               130

BOOK VALUE PER SHARE @ 3/31/98                                                      16.16    $        23.70    $        20.74
BOOK VALUE PER SHARE @ 12/31/97                                                     15.49    $        23.21    $        19.90
PRICE TO MOST RECENT BOOK VALUE                                                       142%              104%               95%

PRICE TO LTM EARNINGS                                                                11.7              14.4              14.3
PRICE TO 1998 ESTIMATED EARNINGS                                                     12.4              13.5              13.0

FULLY DILUTED EARNINGS PER SHARE:                                          $                 $                 $
---------------------------------
                                                           1998 Estimated            1.86              1.83              1.51
                                                            LTM 31-Mar-98            1.96              1.71              1.37
                                                                31-Dec-97            1.86              1.41              1.03
                                                                31-Dec-96            1.02             (0.36)             0.85
                                                                31-Dec-95            1.51             (1.19)             1.71
                                                                31-Dec-94            0.69              0.36              1.35
                                                                31-Dec-93            1.22              2.12              1.53
                                                      CGR 1993 - LTM 1997            11.1%             -9.7%             -9.4%

DIVIDENDS PER COMMON SHARE:
---------------------------
                                                 Indicated Dividend Yield            46.0%             20.0%             32.0%
                                                                           $                 $                 $
                                                        Current Indicated            0.12              0.05              0.08
                                                                31-Dec-97            0.44              0.20              0.32
                                                                31-Dec-96            0.40              0.20              0.32
                                                                31-Dec-95            0.36              0.20              0.28
                                                                31-Dec-94            0.33              0.20              0.24
                                                                31-Dec-93            0.30              0.10              0.24
                                                            CGR 1993-1997            10.0%             18.9%              7.5%




----------------------------------------------------------------------------------------------------------------------------------
                                                                                  MOTOR              OLD
                                                                                   CLUB             GUARD          SELECTIVE
                                                                                    OF              GROUP,         INSURANCE
                                                                                  AMERICA            INC.            GROUP
----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK PRICE
                                                                 3-JUN-98         15  5/8          19 15/16           25  1/4
                                                      Twelve Month - High           17.63             21.25             28.63
                                                       Twelve Month - Low           11.88             14.38             22.31
                                                             Last to High              86%               95%               91%

COMMON SHARES OUTSTANDING                                                       2,099,679         4,106,265        29,540,304
                                                                           $                 $                 $
MARKET CAPITALIZATION                                                                  33                84               746

BOOK VALUE PER SHARE @ 3/31/98                                                      11.46    $        20.71    $        20.13
BOOK VALUE PER SHARE @ 12/31/97                                                     10.98    $        20.01    $        19.32
PRICE TO MOST RECENT BOOK VALUE                                                       136%              100%              125%

PRICE TO LTM EARNINGS                                                                 9.2              19.6              11.3
PRICE TO 1998 ESTIMATED EARNINGS                                                      7.0              20.8              11.0

FULLY DILUTED EARNINGS PER SHARE:                                          $                 $                 $
---------------------------------
                                                           1998 Estimated            2.23              0.96              2.30
                                                            LTM 31-Mar-98            1.70              1.02              2.23
                                                                31-Dec-97            1.66               N/A              2.27
                                                                31-Dec-96            2.56             (0.46)             1.83
                                                                31-Dec-95            1.17             (0.16)             1.81
                                                                31-Dec-94            2.46              0.03              1.29
                                                                31-Dec-93            1.60              0.81              0.81
                                                      CGR 1993 - LTM 1997             0.9%               NM              29.4%

DIVIDENDS PER COMMON SHARE:
---------------------------
                                                 Indicated Dividend Yield             0.0%             10.0%             56.0%
                                                                           $                 $                 $
                                                        Current Indicated            0.00              0.03              0.14
                                                                31-Dec-97            0.00              0.05              0.56
                                                                31-Dec-96            0.00              0.00              0.56
                                                                31-Dec-95            0.00              0.00              0.56
                                                                31-Dec-94            0.00              0.00              0.56
                                                                31-Dec-93            0.00              0.00              0.56
                                                            CGR 1993-1997              NA                NM               0.0%




------------------------------------------------------------------------------------------
                                                                                 STATE
                                                                                  AUTO
                                                                               FINANCIAL
                                                                              CORPORATION
------------------------------------------------------------------------------------------
COMMON STOCK PRICE
                                                                 3-JUN-98         32  1/8
                                                      Twelve Month - High           39.75
                                                       Twelve Month - Low           19.00
                                                             Last to High              80%

COMMON SHARES OUTSTANDING                                                      18,350,632
                                                                           $
MARKET CAPITALIZATION                                                                 590

BOOK VALUE PER SHARE @ 3/31/98                                             $        12.78
BOOK VALUE PER SHARE @ 12/31/97                                            $        12.29
PRICE TO MOST RECENT BOOK VALUE                                                       251%

PRICE TO LTM EARNINGS                                                                16.7
PRICE TO 1998 ESTIMATED EARNINGS                                                     17.0

FULLY DILUTED EARNINGS PER SHARE:                                          $
---------------------------------
                                                           1998 Estimated            1.89
                                                            LTM 31-Mar-98            1.93
                                                                31-Dec-97            1.82
                                                                31-Dec-96            1.23
                                                                31-Dec-95            1.41
                                                                31-Dec-94            0.82
                                                                31-Dec-93            0.77
                                                      CGR 1993 - LTM 1997            24.0%

DIVIDENDS PER COMMON SHARE:
                                                 Indicated Dividend Yield            18.0%
                                                                           $
                                                        Current Indicated            0.05
                                                                31-Dec-97            0.17
                                                                31-Dec-96            0.15
                                                                31-Dec-95            0.14
                                                                31-Dec-94            0.13
                                                                31-Dec-93            0.11
                                                            CGR 1993-1997            10.7%


                                   EXHIBIT 1
                   SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS
               FOR THE YEARS ENDING DECEMBER 31, 1993-1997 & LAST
                      TWELVE MONTHS ENDING MARCH 31, 1998

                     MERCER MUTUAL INSURANCE COMPANY

              (Dollars In Thousands, Except Per Share Data)

--------------------------------------------------------------------------------------------------------------------
                                                                               MERCER
                                                                              INSURANCE
                                                                               GROUP,                   ALFA
                                                                                INC.                CORPORATION
--------------------------------------------------------------------------------------------------------------------
NET INCOME:                                                                $                     $
-----------
                                                            LTM 31-Mar-98               2,558            55,799
                                                                31-Dec-97               2,217            52,793
                                                                31-Dec-96                 640            32,189
                                                                31-Dec-95               1,138            22,318
                                                                31-Dec-94              (1,374)           32,867
                                                                31-Dec-93                 799            44,960
                                                            CGR 1993-1997                29.1%              4.1%

NET INVESTMENT INCOME (excluding net realized gains/losses)                                      $
-----------------------
                                                            LTM 31-Mar-98               2,289            59,049
                                                                31-Dec-97               2,350            57,529
                                                                31-Dec-96               2,289            54,194
                                                                31-Dec-95               2,132            50,923
                                                                31-Dec-94               1,804            45,554
                                                                31-Dec-93               2,196            44,902
                                                            CGR 1993-1997                 1.7%              6.4%

NET REALIZED GAINS (LOSSES):                                               $                     $
----------------------------
                                                            LTM 31-Mar-98                 711             2,679
                                                                31-Dec-97                 589             3,356
                                                                31-Dec-96                 596             2,808
                                                                31-Dec-95                  53             1,106
                                                                31-Dec-94                 277               572
                                                                31-Dec-93                 509             4,890
                                                            CGR 1993-1997                 3.7%             -9.0%

EARNINGS BEFORE TAXES                                                      $                     $
---------------------
                                                            LTM 31-Mar-98               3,652            81,270
                                                                31-Dec-97               3,218            76,799
                                                                31-Dec-96                 811            45,854
                                                                31-Dec-95               1,508            30,993
                                                                31-Dec-94              (2,055)           47,832
                                                                31-Dec-93                 963            63,314
                                                            CGR 1993-1997                35.2%              4.9%

ASSETS                                                                     $                     $
------
                                                            LTM 31-Mar-98              74,697         1,202,676
                                                                31-Dec-97              74,085         1,170,065
                                                                31-Dec-96              74,074         1,019,330
                                                                31-Dec-95              77,523           965,433
                                                                31-Dec-94              71,750           847,870
                                                                31-Dec-93              71,110           766,077
                                                            CGR 1993-1997                 1.0%             11.2%
---------------------------------------------------------------------------------------------------------------------------------
                                                                                   ALLIED           DONEGAL            FARM
                                                                                   GROUP,            GROUP,           FAMILY
                                                                                    INC.              INC.           HOLDINGS
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME:                                                                $                 $                 $
-----------
                                                            LTM 31-Mar-98          67,418            11,396            18,656
                                                                31-Dec-97          65,436            10,641            18,504
                                                                31-Dec-96          51,084             8,558             6,924
                                                                31-Dec-95          52,377             9,858             9,606
                                                                31-Dec-94          47,625             5,040             3,526
                                                                31-Dec-93          39,922             6,382             7,584
                                                            CGR 1993-1997            13.1%             13.6%             25.0%

NET INVESTMENT INCOME (excluding net realized gains/losses)                $                 $                 $
-----------------------
                                                            LTM 31-Mar-98          51,735            11,507            18,428
                                                                31-Dec-97          51,124            11,507            18,077
                                                                31-Dec-96          49,222            10,799            15,952
                                                                31-Dec-95          47,242             9,270            14,326
                                                                31-Dec-94          41,070             7,778            13,190
                                                                31-Dec-93          39,030             6,478            13,861
                                                            CGR 1993-1997             7.0%             15.4%              6.9%

NET REALIZED GAINS (LOSSES):                                               $                 $                 $
----------------------------
                                                            LTM 31-Mar-98             456               588             5,622
                                                                31-Dec-97             391               314             5,406
                                                                31-Dec-96              49               173              (640)
                                                                31-Dec-95             505               399               912
                                                                31-Dec-94           2,888                34             1,340
                                                                31-Dec-93           1,396               845              (174)
                                                            CGR 1993-1997           -27.3%            -21.9%               NM

EARNINGS BEFORE TAXES                                                      $                 $                 $
---------------------
                                                            LTM 31-Mar-98          94,240            15,465            28,083
                                                                31-Dec-97          91,912            14,173            28,251
                                                                31-Dec-96          71,311            10,737            12,143
                                                                31-Dec-95          73,848            12,647            14,590
                                                                31-Dec-94          66,699             7,103             4,973
                                                                31-Dec-93          56,757             8,519            10,666
                                                            CGR 1993-1997            12.8%             13.6%             27.6%

ASSETS                                                                     $                 $                 $
------
                                                            LTM 31-Mar-98       1,287,063           303,331           380,739
                                                                31-Dec-97       1,201,233           304,104           368,278
                                                                31-Dec-96       1,077,659           287,991           319,412
                                                                31-Dec-95       1,010,598           235,704           278,288
                                                                31-Dec-94         892,751           207,721           243,107
                                                                31-Dec-93         855,525           169,461           244,141
                                                            CGR 1993-1997             8.9%             15.7%             10.8%
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     MERIDIAN
                                                                              HARLEYSVILLE         MERCHANTS         INSURANCE
                                                                                  GROUP,            GROUP,            GROUP,
                                                                                   INC.              INC.              INC.
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME:                                                                $                 $                 $
-----------
                                                            LTM 31-Mar-98          57,142             5,063             9,128
                                                                31-Dec-97          54,072             4,198             6,921
                                                                31-Dec-96          28,680            (1,148)            5,800
                                                                31-Dec-95          41,331            (3,819)           11,617
                                                                31-Dec-94          18,454             1,131             9,121
                                                                31-Dec-93          31,940             5,909             9,410
                                                            CGR 1993-1997            14.1%             -8.2%             -7.4%

NET INVESTMENT INCOME (excluding net realized gains/losses)                $                 $                 $
-----------------------
                                                            LTM 31-Mar-98          82,427            13,031            16,675
                                                                31-Dec-97          81,783            12,770            16,372
                                                                31-Dec-96          78,008            11,724            14,908
                                                                31-Dec-95          68,445            10,368            14,564
                                                                31-Dec-94          64,366             9,849            13,996
                                                                31-Dec-93          59,198             9,155            13,569
                                                            CGR 1993-1997             8.4%              8.7%              4.8%

NET REALIZED GAINS (LOSSES):                                               $                 $                 $
----------------------------
                                                            LTM 31-Mar-98           9,723                 5             4,465
                                                                31-Dec-97           6,541               112             4,477
                                                                31-Dec-96           3,182               996             3,794
                                                                31-Dec-95           2,245              (832)            1,538
                                                                31-Dec-94           3,367                20               286
                                                                31-Dec-93           2,721             1,467               890
                                                            CGR 1993-1997            24.5%            -47.4%             49.8%

EARNINGS BEFORE TAXES                                                      $                 $                 $
---------------------
                                                            LTM 31-Mar-98          71,746             6,651            10,709
                                                                31-Dec-97          67,281             5,422             7,128
                                                                31-Dec-96          31,375            (3,033)            5,950
                                                                31-Dec-95          52,642            (6,818)           15,722
                                                                31-Dec-94          16,832               236            11,536
                                                                31-Dec-93          38,572             7,330            11,649
                                                            CGR 1993-1997            14.9%             -7.3%            -11.6%

ASSETS                                                                     $                 $                 $
------
                                                            LTM 31-Mar-98       1,860,537           283,405           417,752
                                                                31-Dec-97       1,801,195           273,974           413,586
                                                                31-Dec-96       1,622,612           262,123           397,798
                                                                31-Dec-95       1,378,341           252,808           322,588
                                                                31-Dec-94       1,241,072           222,407           291,406
                                                                31-Dec-93       1,180,389           221,556           285,937
                                                            CGR 1993-1997            11.1%              5.5%              9.7%


---------------------------------------------------------------------------------------------------------------------------------
                                                                                  MOTOR              OLD
                                                                                   CLUB             GUARD          SELECTIVE
                                                                                    OF              GROUP,         INSURANCE
                                                                                  AMERICA            INC.            GROUP
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME:                                                                $                 $                 $
-----------
                                                            LTM 31-Mar-98           3,585             3,933            68,863
                                                                31-Dec-97           3,482             3,485            69,608
                                                                31-Dec-96           5,330            (1,920)           55,551
                                                                31-Dec-95           2,417              (684)           53,042
                                                                31-Dec-94           5,035               144            38,276
                                                                31-Dec-93           3,260             3,388            22,678
                                                            CGR 1993-1997             1.7%              0.7%             32.4%

NET INVESTMENT INCOME (excluding net realized gains/losses)                $                 $                 $
-----------------------
                                                            LTM 31-Mar-98        3,785.00             6,007           101,206
                                                                31-Dec-97           3,595             5,877           100,530
                                                                31-Dec-96           3,087             4,495            96,952
                                                                31-Dec-95           2,764             4,458            91,640
                                                                31-Dec-94           2,730             3,932            80,657
                                                                31-Dec-93           2,784             3,928            77,326
                                                            CGR 1993-1997             6.6%             10.6%              6.8%

NET REALIZED GAINS (LOSSES):                                               $                 $                 $
----------------------------
                                                            LTM 31-Mar-98              26             2,666             6,124
                                                                31-Dec-97               -             2,326             6,021
                                                                31-Dec-96               6             1,385             2,786
                                                                31-Dec-95              57             1,011               900
                                                                31-Dec-94             (43)              476             4,230
                                                                31-Dec-93             288             1,758             4,528
                                                            CGR 1993-1997              NM               7.3%              7.4%

EARNINGS BEFORE TAXES                                                      $                 $                 $
---------------------
                                                            LTM 31-Mar-98           4,853             6,210            89,430
                                                                31-Dec-97           4,630             5,488            91,020
                                                                31-Dec-96           3,297            (3,347)           69,089
                                                                31-Dec-95           2,455            (1,368)           64,898
                                                                31-Dec-94           5,039              (388)           43,408
                                                                31-Dec-93           3,827             3,771            21,352
                                                            CGR 1993-1997             4.9%              9.8%             43.7%

ASSETS                                                                     $                 $                 $
------
                                                            LTM 31-Mar-98         102,296           179,296         2,353,090
                                                                31-Dec-97         101,347           175,399         2,306,191
                                                                31-Dec-96          95,533           137,462         2,189,737
                                                                31-Dec-95          81,959           134,853         2,113,077
                                                                31-Dec-94          79,172           127,831         1,866,680
                                                                31-Dec-93          86,670           140,213         1,721,850
                                                            CGR 1993-1997             4.0%              5.8%              7.6%

------------------------------------------------------------------------------------------
                                                                                 STATE
                                                                                  AUTO
                                                                               FINANCIAL
                                                                              CORPORATION
------------------------------------------------------------------------------------------
NET INCOME:                                                                $
-----------
                                                            LTM 31-Mar-98          36,191
                                                                31-Dec-97          33,959
                                                                31-Dec-96          22,602
                                                                31-Dec-95          25,542
                                                                31-Dec-94          14,662
                                                                31-Dec-93          13,729
                                                            CGR 1993-1997            25.4%

NET INVESTMENT INCOME (excluding net realized gains/losses)                $
-----------------------
                                                            LTM 31-Mar-98          25,371
                                                                31-Dec-97          25,078
                                                                31-Dec-96          23,879
                                                                31-Dec-95          22,617
                                                                31-Dec-94          17,756
                                                                31-Dec-93          17,222
                                                            CGR 1993-1997             9.9%

NET REALIZED GAINS (LOSSES):                                               $
----------------------------
                                                            LTM 31-Mar-98             594
                                                                31-Dec-97             543
                                                                31-Dec-96           1,401
                                                                31-Dec-95           1,201
                                                                31-Dec-94           1,506
                                                                31-Dec-93             718
                                                            CGR 1993-1997            -6.7%

EARNINGS BEFORE TAXES                                                      $
---------------------
                                                            LTM 31-Mar-98          50,215
                                                                31-Dec-97          47,084
                                                                31-Dec-96          30,148
                                                                31-Dec-95          35,339
                                                                31-Dec-94          19,105
                                                                31-Dec-93          16,849
                                                            CGR 1993-1997            29.3%

ASSETS                                                                     $
------
                                                            LTM 31-Mar-98         529,595
                                                                31-Dec-97         493,151
                                                                31-Dec-96         453,120
                                                                31-Dec-95         434,496
                                                                31-Dec-94         334,796
                                                                31-Dec-93         320,203
                                                            CGR 1993-1997            11.4%



                                   EXHIBIT 1
                   SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS
               FOR THE YEARS ENDING DECEMBER 31, 1993-1997 & LAST
                      TWELVE MONTHS ENDING MARCH 31, 1998

                     MERCER MUTUAL INSURANCE COMPANY

              (Dollars In Thousands, Except Per Share Data)

--------------------------------------------------------------------------------------------------------------------
                                                                               MERCER
                                                                              INSURANCE
                                                                               GROUP,                   ALFA
                                                                                INC.                CORPORATION
--------------------------------------------------------------------------------------------------------------------
LOSS & LAE RESERVES                                                        $                     $
-------------------
                                                            LTM 31-Mar-98              31,190           136,078
                                                                31-Dec-97              31,872           132,086
                                                                31-Dec-96              35,221           117,672
                                                                31-Dec-95              36,176           108,303
                                                                31-Dec-94              35,531            88,208
                                                                31-Dec-93              33,308            77,169
                                                            CGR 1993-1997                -1.1%             14.4%

STOCKHOLDERS' EQUITY                                                       $                     $
--------------------
                                                            LTM 31-Mar-98              24,535           403,600
                                                                31-Dec-97              23,236           382,931
                                                                31-Dec-96              19,282           323,312
                                                                31-Dec-95              18,963           308,610
                                                                31-Dec-94              14,203           254,985
                                                                31-Dec-93              17,641           260,986
                                                            CGR 1993-1997                 7.1%             10.1%

COMBINED RATIO                                                                     %                 %
--------------
                                                            LTM 31-Mar-98                96.0               N/A
                                                                31-Dec-97                99.4              91.5
                                                                31-Dec-96               110.8             100.7
                                                                31-Dec-95               104.1             103.9
                                                                31-Dec-94               123.6              95.0
                                                                31-Dec-93               110.4              90.7

LOSS & LAE RATIO                                                                   %                 %
----------------
                                                            LTM 31-Mar-98                54.3               N/A
                                                                31-Dec-97                58.9              65.0
                                                                31-Dec-96                71.7              67.0
                                                                31-Dec-95                63.9              63.6
                                                                31-Dec-94                75.5              64.9
                                                                31-Dec-93                63.8              64.0



---------------------------------------------------------------------------------------------------------------------------------

                                                                                   ALLIED           DONEGAL            FARM
                                                                                   GROUP,            GROUP,           FAMILY
                                                                                    INC.              INC.           HOLDINGS
---------------------------------------------------------------------------------------------------------------------------------
LOSS & LAE RESERVES                                                        $                 $                 $
-------------------
                                                            LTM 31-Mar-98         382,641           119,121           163,498
                                                                31-Dec-97         378,026           118,112           156,622
                                                                31-Dec-96         362,191           114,622           141,220
                                                                31-Dec-95         341,864            97,734           137,978
                                                                31-Dec-94         310,996            87,744           127,954
                                                                31-Dec-93         279,856            69,442           123,477
                                                            CGR 1993-1997             7.8%             14.2%              6.1%

STOCKHOLDERS' EQUITY                                                       $                 $                 $
--------------------
                                                            LTM 31-Mar-98         447,415            95,743           133,102
                                                                31-Dec-97         430,084            91,597           129,927
                                                                31-Dec-96         370,591            81,599           110,741
                                                                31-Dec-95         351,586            72,283            74,164
                                                                31-Dec-94         281,881            60,565            52,977
                                                                31-Dec-93         259,641            57,346            60,512
                                                            CGR 1993-1997            13.4%             12.4%             21.0%

COMBINED RATIO                                                                 %                %                   %
--------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97            94.8              97.6              97.2
                                                                31-Dec-96            97.9             100.4             101.8
                                                                31-Dec-95            95.8              97.3             100.9
                                                                31-Dec-94            97.5             101.7             109.9
                                                                31-Dec-93            99.8              99.1             103.4

LOSS & LAE RATIO                                                               %                 %                  %
----------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97            69.6              63.0              69.2
                                                                31-Dec-96            72.0              66.6              72.6
                                                                31-Dec-95            69.4              64.2              71.1
                                                                31-Dec-94            69.4              68.9              81.5
                                                                31-Dec-93            70.3              68.9              75.7


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     MERIDIAN
                                                                              HARLEYSVILLE         MERCHANTS         INSURANCE
                                                                                  GROUP,            GROUP,            GROUP,
                                                                                   INC.              INC.              INC.
---------------------------------------------------------------------------------------------------------------------------------
LOSS & LAE RESERVES                                                        $                 $                 $
-------------------
                                                            LTM 31-Mar-98         893,417           140,645           168,458
                                                                31-Dec-97         868,393           141,205           169,801
                                                                31-Dec-96         796,820           133,479           161,309
                                                                31-Dec-95         645,941           119,722           123,577
                                                                31-Dec-94         603,088           104,015           123,755
                                                                31-Dec-93         560,811            93,896           119,764
                                                            CGR 1993-1997            11.6%             10.7%              9.1%

STOCKHOLDERS' EQUITY                                                       $                 $                 $
--------------------
                                                            LTM 31-Mar-98         468,215            68,930           137,774
                                                                31-Dec-97         446,515            67,462           131,894
                                                                31-Dec-96         370,245            65,029           122,174
                                                                31-Dec-95         345,009            69,970           118,242
                                                                31-Dec-94         276,924            67,279            94,253
                                                                31-Dec-93         267,749            75,083            94,447
                                                            CGR 1993-1997            13.6%             -2.6%              8.7%

COMBINED RATIO                                                                 %                  %                 %
--------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97           103.6             108.0             107.6
                                                                31-Dec-96           108.4             116.6             108.0
                                                                31-Dec-95           104.0             117.5             100.2
                                                                31-Dec-94           111.5             111.3             101.8
                                                                31-Dec-93           106.7             104.6             101.8

LOSS & LAE RATIO                                                               %                 %                 %
----------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97             N/A              74.6              76.7
                                                                31-Dec-96            76.2              83.1              77.8
                                                                31-Dec-95            70.3              82.5              69.2
                                                                31-Dec-94            77.9              77.9              69.8
                                                                31-Dec-93            77.9              70.8              69.4


----------------------------------------------------------------------------------------------------------------------------------
                                                                                  MOTOR              OLD
                                                                                   CLUB             GUARD          SELECTIVE
                                                                                    OF              GROUP,         INSURANCE
                                                                                  AMERICA            INC.            GROUP
----------------------------------------------------------------------------------------------------------------------------------
LOSS & LAE RESERVES                                                        $                 $                 $
-------------------
                                                            LTM 31-Mar-98          51,619            47,586         1,174,914
                                                                31-Dec-97          50,247            48,719         1,161,169
                                                                31-Dec-96          47,667            55,371         1,189,793
                                                                31-Dec-95          39,824            52,091         1,120,052
                                                                31-Dec-94          41,665            51,309           999,404
                                                                31-Dec-93          45,818            59,057           917,691
                                                            CGR 1993-1997             2.3%             -4.7%              6.1%

STOCKHOLDERS' EQUITY                                                       $                 $                 $
--------------------
                                                            LTM 31-Mar-98          24,066            81,805           594,728
                                                                31-Dec-97          23,001            78,654           565,316
                                                                31-Dec-96          18,786            39,011           474,299
                                                                31-Dec-95          14,081            40,897           436,749
                                                                31-Dec-94          10,546            36,531           329,164
                                                                31-Dec-93           7,168            39,854           322,807
                                                            CGR 1993-1997            33.8%             18.5%             15.0%

COMBINED RATIO                                                                   %                 %               %
--------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97            98.4             100.8             100.3
                                                                31-Dec-96           102.4             117.1             102.9
                                                                31-Dec-95           102.6             110.7             102.3
                                                                31-Dec-94            94.1             108.0             105.1
                                                                31-Dec-93            99.8             103.5             109.1

LOSS & LAE RATIO                                                                 %               %                 %
----------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97            65.1              61.7               N/A
                                                                31-Dec-96            64.5              82.8              71.3
                                                                31-Dec-95            58.7              75.8              71.2
                                                                31-Dec-94            54.8              73.2              71.7
                                                                31-Dec-93            54.1              69.1              71.8

------------------------------------------------------------------------------------------
                                                                                 STATE
                                                                                  AUTO
                                                                               FINANCIAL
                                                                              CORPORATION
------------------------------------------------------------------------------------------
LOSS & LAE RESERVES                                                        $
-------------------
                                                            LTM 31-Mar-98         178,803
                                                                31-Dec-97         162,446
                                                                31-Dec-96         165,875
                                                                31-Dec-95         170,575
                                                                31-Dec-94         133,750
                                                                31-Dec-93         130,556
                                                            CGR 1993-1997             5.6%

STOCKHOLDERS' EQUITY                                                       $
--------------------
                                                            LTM 31-Mar-98         234,483
                                                                31-Dec-97         225,479
                                                                31-Dec-96         186,461
                                                                31-Dec-95         168,252
                                                                31-Dec-94         130,186
                                                                31-Dec-93         124,332
                                                            CGR 1993-1997            16.0%

COMBINED RATIO                                                                  %
--------------
                                                            LTM 31-Mar-98             N/A
                                                                31-Dec-97            94.2
                                                                31-Dec-96           100.3
                                                                31-Dec-95            97.4
                                                                31-Dec-94           101.0
                                                                31-Dec-93           102.1

LOSS & LAE RATIO                                                               %
----------------
                                                            LTM 31-Mar-98             N/A
                                                                31-Dec-97            65.1
                                                                31-Dec-96            72.2
                                                                31-Dec-95            68.2
                                                                31-Dec-94            75.1
                                                                31-Dec-93            73.0

                                   EXHIBIT 1
                   SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS
               FOR THE YEARS ENDING DECEMBER 31, 1993-1997 & LAST
                      TWELVE MONTHS ENDING MARCH 31, 1998

                     MERCER MUTUAL INSURANCE COMPANY

              (Dollars In Thousands, Except Per Share Data)

--------------------------------------------------------------------------------------------------------------------
                                                                               MERCER
                                                                              INSURANCE
                                                                               GROUP,                   ALFA
                                                                                INC.                CORPORATION
--------------------------------------------------------------------------------------------------------------------
EXPENSE RATIO                                                                      %                 %
-------------
                                                            LTM 31-Mar-98                41.7               N/A
                                                                31-Dec-97                40.5              26.5
                                                                31-Dec-96                39.1              33.7
                                                                31-Dec-95                40.2              40.3
                                                                31-Dec-94                48.1              30.1
                                                                31-Dec-93                46.6              26.7

RETURN ON EQUITY                                                                   %                 %
----------------
                                                            LTM 31-Mar-98               10.43             15.25
                                                                31-Dec-97                9.54             14.95
                                                                31-Dec-96                3.32             10.19
                                                                31-Dec-95                6.00              7.92
                                                                31-Dec-94               -9.67             12.74
                                                                31-Dec-93                4.53             18.52

NET REALIZED GAIN ( LOSS) / EBT                                                    %                 %
-------------------------------
                                                            LTM 31-Mar-98               19.47                NA
                                                                31-Dec-97               18.30              4.37
                                                                31-Dec-96               73.49              6.12
                                                                31-Dec-95                3.51              3.57
                                                                31-Dec-94              -13.48              1.20
                                                                31-Dec-93               52.86              7.72


---------------------------------------------------------------------------------------------------------------------------------

                                                                                   ALLIED           DONEGAL            FARM
                                                                                   GROUP,            GROUP,           FAMILY
                                                                                    INC.              INC.           HOLDINGS
---------------------------------------------------------------------------------------------------------------------------------
EXPENSE RATIO                                                                  %                 %                  %
-------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97            25.2              34.6              28.0
                                                                31-Dec-96            25.9              31.2              29.2
                                                                31-Dec-95            26.4              31.8              29.8
                                                                31-Dec-94            28.1              30.7              28.4
                                                                31-Dec-93            29.5              30.2              27.7

RETURN ON EQUITY                                                               %                 %                  %
----------------
                                                            LTM 31-Mar-98           16.57             12.77             15.11
                                                                31-Dec-97           16.35             12.29             15.38
                                                                31-Dec-96           14.37             11.12              7.49
                                                                31-Dec-95           16.54             14.84             15.11
                                                                31-Dec-94           17.59              8.55                NA
                                                                31-Dec-93           18.33             13.61                NA

NET REALIZED GAIN ( LOSS) / EBT                                                %                 %                  %
-------------------------------
                                                            LTM 31-Mar-98            0.48              3.80             20.02
                                                                31-Dec-97            0.43              2.22             19.14
                                                                31-Dec-96            0.07              1.61             -5.27
                                                                31-Dec-95            0.68              3.15              6.25
                                                                31-Dec-94            4.33              0.48                NA
                                                                31-Dec-93            2.46              9.92                NA

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     MERIDIAN
                                                                              HARLEYSVILLE         MERCHANTS         INSURANCE
                                                                                  GROUP,            GROUP,            GROUP,
                                                                                   INC.              INC.              INC.
---------------------------------------------------------------------------------------------------------------------------------
EXPENSE RATIO                                                                  %                 %                 %
-------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97             N/A              33.4              30.9
                                                                31-Dec-96            32.3              33.5              30.2
                                                                31-Dec-95            33.7              35.0              31.0
                                                                31-Dec-94            33.6              33.4              32.0
                                                                31-Dec-93            28.5              33.8              32.4

RETURN ON EQUITY                                                               %                 %                 %
----------------
                                                            LTM 31-Mar-98           13.45              7.65              7.05
                                                                31-Dec-97           13.24              6.34              5.45
                                                                31-Dec-96            8.02             -1.70              4.93
                                                                31-Dec-95           13.29             -5.57             10.93
                                                                31-Dec-94            6.78              1.59              9.67
                                                                31-Dec-93           12.65              9.21             11.69

NET REALIZED GAIN ( LOSS) / EBT                                                %                 %                 %
-------------------------------
                                                            LTM 31-Mar-98           13.55              0.08             41.69
                                                                31-Dec-97            9.72              2.07             62.81
                                                                31-Dec-96           10.14            -32.84             63.76
                                                                31-Dec-95            4.26             12.20              9.78
                                                                31-Dec-94           20.00              8.47              2.48
                                                                31-Dec-93            7.05             20.01              7.64

----------------------------------------------------------------------------------------------------------------------------------
                                                                                  MOTOR              OLD
                                                                                   CLUB             GUARD          SELECTIVE
                                                                                    OF              GROUP,         INSURANCE
                                                                                  AMERICA            INC.            GROUP
----------------------------------------------------------------------------------------------------------------------------------
EXPENSE RATIO                                                                    %               %                 %
-------------
                                                            LTM 31-Mar-98             N/A               N/A               N/A
                                                                31-Dec-97            33.3              39.1               N/A
                                                                31-Dec-96            37.9              34.3              31.6
                                                                31-Dec-95            43.9              34.9              31.1
                                                                31-Dec-94            39.3              34.8              33.4
                                                                31-Dec-93            45.7              34.4              37.3

RETURN ON EQUITY                                                                 %               %                 %
----------------
                                                            LTM 31-Mar-98           16.50              5.03             12.69
                                                                31-Dec-97           16.67              5.92             13.39
                                                                31-Dec-96           32.43             -4.81             12.19
                                                                31-Dec-95           19.63             -1.81             13.85
                                                                31-Dec-94           56.85                NA             11.74
                                                                31-Dec-93           45.52                NA              7.15

NET REALIZED GAIN ( LOSS) / EBT                                                  %               %                 %
-------------------------------
                                                            LTM 31-Mar-98            0.54             42.93              6.85
                                                                31-Dec-97            0.00             42.38              6.62
                                                                31-Dec-96            0.18            -41.38              4.03
                                                                31-Dec-95            2.32            -73.90              1.39
                                                                31-Dec-94           -0.85                NA              9.74
                                                                31-Dec-93            7.53                NA             21.21

------------------------------------------------------------------------------------------
                                                                                 STATE
                                                                                  AUTO
                                                                               FINANCIAL
                                                                              CORPORATION
------------------------------------------------------------------------------------------
EXPENSE RATIO                                                                  %
-------------
                                                            LTM 31-Mar-98             N/A
                                                                31-Dec-97            29.1
                                                                31-Dec-96            28.1
                                                                31-Dec-95            29.2
                                                                31-Dec-94            25.9
                                                                31-Dec-93            29.1

RETURN ON EQUITY                                                               %
----------------
                                                            LTM 31-Mar-98           16.98
                                                                31-Dec-97           16.49
                                                                31-Dec-96           12.74
                                                                31-Dec-95           17.12
                                                                31-Dec-94           11.52
                                                                31-Dec-93           11.95

NET REALIZED GAIN ( LOSS) / EBT                                                %
-------------------------------
                                                            LTM 31-Mar-98            1.18
                                                                31-Dec-97            1.15
                                                                31-Dec-96            4.65
                                                                31-Dec-95            3.40
                                                                31-Dec-94            7.88
                                                                31-Dec-93            4.26

                                   Exhibit II
                      MERCER MUTUAL PRO FORMA CALCULATIONS


                                           Minimum          Midpoint       Maximum      Adj. Maximum

Gross Proceeds                                 25,075         29,500         33,925         37,694
Estimated net expenses                         (1,866)        (1,946)        (2,025)        (2,093)
                                            ---------      ---------      ---------      ---------
Net Proceeds                                   23,209         27,554         31,900         35,601
Less: ESOP                                     (2,508)        (2,950)        (3,393)        (3,769)
Less: MRP                                      (1,003)        (1,180)        (1,357)        (1,508)
                                            ---------      ---------      ---------      ---------
Net Reinvestable Proceeds                      19,699         23,424         27,151         30,324

Book Value                                     23,506         23,507         23,506         23,507
Net Proceeds                                   23,209         27,554         31,900         35,601
Less: MRP (c)                                  (1,003)        (1,180)        (1,357)        (1,508)
Less: ESOP (d)                                 (2,508)        (2,950)        (3,393)        (3,769)
                                            ---------      ---------      ---------      ---------
Pro Forma Book Value                           43,205         46,931         50,657         53,831

Book Value without Unrealized Gains            20,963         20,963         20,964         20,965
Net Proceeds                                   23,209         27,554         31,900         35,601
Less: MRP                                      (1,003)        (1,180)        (1,357)        (1,508)
Less: ESOP                                     (2,508)        (2,950)        (3,393)        (3,769)
                                            ---------      ---------      ---------      ---------
Pro Forma Book Value w/o gains                 40,662         44,387         48,115         51,289

Net Income - Fiscal year ended 12/31/97         2,217          2,217          2,217          2,218
Income on Proceeds (h)                            758            901          1,045          1,167
Less: MRP (i)                                    (132)          (156)          (179)          (199)
Less: ESOP (j)                                   (165)          (195)          (224)          (249)
                                            ---------      ---------      ---------      ---------
Pro Forma Net Income                            2,677          2,768          2,859          2,937

Net Income - Fiscal year ended 12/31/97         2,217          2,217          2,217          2,217
Loss Experience Adjustment (k)                   (500)          (500)          (500)          (500)
Income on Proceeds (h)                            758            901          1,045          1,167
Less: MRP (i)                                    (132)          (156)          (179)          (199)
Less: ESOP (j)                                   (165)          (195)          (224)          (249)
                                            ---------      ---------      ---------      ---------
Pro Forma Net Income                            2,177          2,268          2,359          2,436

Net Income - 3 mths ended 03\31\98, ann.        2,784          2,784          2,784          2,784
Loss Experience Adjustment (k)                   (500)          (500)          (500)          (500)
Income on Proceeds (h)                            758            901          1,045          1,167
Less: MRP (i)                                    (132)          (156)          (179)          (199)
Less: ESOP (j)                                   (165)          (195)          (224)          (249)
                                            ---------      ---------      ---------      ---------
Pro Forma Net Income                            2,744          2,835          2,926          3,003

Price/Book                                       0.58           0.63           0.67           0.70
Price/Book w/o gains                             0.62           0.66           0.71           0.73
Price/Earnings 1997                               9.4           10.7           11.9           12.8
Price/Earnings 1997 adj for loss experience      11.5           13.0           14.4           15.5
Price/Earnings 1998 adj for loss experience       9.1           10.4           11.6           12.6

(a)  Underwriting expenses per Prospectus Draft of 11/19/97.

(b)  Other expenses were assumed to be $1.0 million.

(c)  The MRP was assumed to be 4.0% of gross proceeds over 5 years.

(d)  The ESOP was assumed to be 10.0% of gross proceeds.

(e)  JUA expense of $410,000 pre-tax and a tax rate of 34% is removed.

(f) $190,000 additional pre-tax income on savings from re-insurance program and 34% tax rate.

(g)  New Jersey retaliatory tax of $200,000 assumed and a 34% tax rate.

(h) Net income on proceeds was assumed to be 5.83% before taxes and taxes were assumed to be 34%.

(i)  The MRP was amortized over 5 years and tax effected at 34%.

(j) The ESOP adjusted was calculated based upon level principal payment over 7 with an 8.5% pre-tax interest cost and tax effected at 34%.

(k) Assumes an additional $500 after-tax loss to level loss experience during the prior five years.

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
        Introduction                                                                                4

I.      Analysis of Mercer Mutual Insurance Company                                                 8
            Overview of Mercer                                                                      8
            Insurance Industry Overview                                                            31
            Conclusion                                                                             40

II.     Comparable Company Analysis                                                                42

III.    Valuation Conclusion                                                                       52
            Valuations Considerations Relative to the Comparative Group                            52
            Market Considerations                                                                  57
            Market Conditions Facing the Corporation's Offering                                    62
            Other Valuation Methods Not Relied Upon                                                64
            Valuation Derivation                                                                   66
            Valuation Conclusion                                                                   67

                                LIST OF EXHIBITS


This appraisal incorporates by reference the financial information contained in the Registration Statement as filed with the Securities Exchange Commission on form S-1, and the accompanying "Amended and Restated Plan of Conversion for Mutual to Stock Organization" as filed with the Insurance Department of the state of Pennsylvania.


I.   Qualifications of Alex Sheshunoff & Co. Investment Banking
II.  AS & Co. Common Stock Comparison
III. Firemark Statistical Review
IV.  Mutual to Stock Conversions

                                  INTRODUCTION

THE APPRAISAL

This report presents our independent appraisal (the "Appraisal") of the estimated pro forma market value Mercer Mutual Insurance Group (the "Company" or "Mercer") as a subsidiary of Mercer Insurance Group, Inc. (the "Corporation"), Pennington, New Jersey, a newly organized Pennsylvania corporation. The Corporation will offer common stock ("Common Stock") consistent with our estimate of the pro forma market value of the Company. Such shares of Common Stock are to be issued in connection with the Company's conversion from a Pennsylvania mutual insurance company to a stock insurance company in accordance with the Company's "Amended and Restated Plan of Conversion from Mutual to Stock Organization" as adopted on October 17, 1997, as amended and restated November 12, 1997 (the "Plan") and as filed on November 26, 1997 with the Insurance Department of the State of Pennsylvania (the "Reorganization"). References herein to the Corporation or the Company shall include its current form and post-Reorganization as indicated by the context.

Upon the Company's Reorganization and conversion, the Corporation will own 100% of the Company's shares of common stock. The Corporation will simultaneously at the time of the conversion of the Company, offer for sale to policyholders of record on October 17, 1997, in a non-transferable subscription rights offering, the Corporation's common stock at the total price of the Company's capital stock equal to the estimated pro forma market value of the Company. In the event the Common Stock is not fully subscribed by policyholders, remaining shares may be sold in a public offering or private placement. Upon completion of the Offering, the Corporation will have shares of Common Stock issued and outstanding to the Corporation's employee stock ownership and management recognition plans, policyholders of the Company, directors, officers and employees of the Company and, if the shares are not fully-subscribed, to members of the general public. The Corporation's business will consist of its ownership in the Company and the investment of the net proceeds of the Offering retained by the Corporation.

This Appraisal was prepared and provided to the Company in accordance with the Plan and conversion requirements, regulations and practices of the Insurance Department of the State of Pennsylvania (the "Department"). Except for the fee that it will receive for preparing this appraisal, neither Sheshunoff nor the Company have an economic interest in each other and neither has derived and does not anticipate deriving gross revenues of a material amount from business relationships with each other.

Sheshunoff has relied upon, without independent verification, the accuracy and completeness of the information provided to, and reviewed by, it for the purposes of this Appraisal. Sheshunoff has not made an independent evaluation or valuation of the assets or liabilities of the Company. With respect to financial estimates and projections, Sheshunoff assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company and assumes such projections will be realized in the amounts and at the times contemplated thereby. We are not actuaries nor have we made an assessment of the underwriting risk of the Company. We have assumed that the reserves established by the Company are adequate to meet future losses of the Company. The Appraisal also utilized information obtained from other publicly available sources which Sheshunoff believes to be accurate, to which we cannot attest to the accuracy of such information.

Concurrent with the preparation of this Appraisal, Sheshunoff: (i.) reviewed a draft of the Corporation's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission ("SEC"); (ii.) reviewed the Company's "Amended and Restated Plan of Conversion from Mutual to Stock Organization" adopted October 17, 1997, as amended and restated on November 12, 1997; (iii.) reviewed financial statements and other financial and operating data concerning the Company prepared by its management; (iv) reviewed the audited financial statements for the three years ending December 31, 1996 and the unaudited statements for the nine months ending September 30, 1997; (v.) reviewed certain financial information and projections of the Company as prepared by its management; (v.) discussed certain aspects of the past, current and future business practices, operations, financial condition and prospects of the Company with certain senior members of the Company's management; (vi.) reviewed the market valuation of common stocks of property/casualty insurance companies, companies which recently converted from mutual to stock organization and companies having made recent initial public offerings; (vii.) compared the Company to other property/casualty companies we deemed appropriate; (viii.) compared the Company to certain publicly available industry averages and aggregates as provided by authoritative industry sources; and (ix.) performed such studies, business and financial investigations we deemed appropriate.

This Appraisal is not intended and must not be construed as a recommendation to the Policyholders or any other persons as to the purchase of common stock of the Corporation in the Offering or otherwise. This Appraisal is based upon a number of assumptions and estimates which may change from time to time and we provide no guarantee, assurance, representations or warranties that any person who purchases shares of the Corporation's common stock in this conversion will subsequently be able to sell such shares of common stock at a price equivalent to the price indicated in this Appraisal. Sheshunoff is not a seller of securities within the meaning of federal and state securities laws and any opinion or report by Sheshunoff is not meant and shall not be utilized or construed as an offer or solicitation with respect to the purchase or sale of any securities in the Offering.

This Appraisal will be updated at the conclusion of the subscription offering or as requested by the Company. Sheshunoff assumes no responsibility to update the Appraisal at any other time. Any changes made in the estimated market value of Mercer as a subsidiary of the Corporation pursuant to the Reorganization will be detailed in our Updated Appraisal Report(s), which will consider developments in general stock market conditions, the initial public offering and mutual to stock conversion markets, the results of the subscription offering, and the Company's financial condition.

VALUATION SUMMARY

It is our opinion, pursuant to the instructions contained in the Plan that as of November 26, 1997, the estimated pro forma market value of the Mercer as a subsidiary of the Corporation is $26.0 million at the mid-point. Based upon a range 15% above and below the midpoint, the estimated pro forma range is $22.1 million at the minimum and $29.9 million at the maximum.

ALEX SHESHUNOFF & CO. INVESTMENT BANKING

Alex Sheshunoff & Co. Investment Banking ("Sheshunoff"), is an independent financial institutions consulting firm recognized for its expertise in the financial services industry. Sheshunoff employs approximately 80 persons engaged exclusively in the financial services industry in investment banking, business valuations, management consulting and executive management educational forums. Sheshunoff's investment banking services include advice on issues of business and financial strategy, mergers & acquisitions, fairness opinions, evaluation of capital adequacy and efficiency, finance, capital structure, initial public offerings, primary share offerings, mutual to stock conversion valuations, dividend and capital policies and fair market valuations. Consultative services provided by Alex Sheshunoff Management Services, Inc. include line of business profitability, organizational, operational, management, policy, process, procedures, risk management, distribution, products, services, marketing and technology issues, for de novo and established financial institutions. An affiliation program administered by Alex Sheshunoff Management Services, Inc. facilitates executive peer group management forums on a semi-annual basis to banking industry executives to discuss management issues. The Program has among its participants over 700 chief executives, 300 senior credit officers and 200 finance, technology and operations managers.

VALUATION METHODOLOGY

In deriving our estimate of the pro forma market value of Mercer as a subsidiary of the Corporation pursuant to the Reorganization, we primarily utilized the market valuation approach. The market valuation approach estimates a value by examining the relevant market pricing characteristics of securities of similar companies which are publicly traded. This produces a market value of a company as if its securities were exchanged in the open market on a minority interest basis, or a "freely-traded" value. We selected a group of regional comparative insurance companies (the "guideline companies") which we believe investors would likely compare to the Company when making a decision to purchase the Corporation's common stock. We also considered relative adjustments to freely-traded value due to the "new issue discount" and other factors discussed herein.

DUE DILIGENCE

In conducting our business investigations the following were major areas of inquiry: documentation and information examined; persons interviewed; facilities visited; and access to information and personnel.

DOCUMENTATION AND INFORMATION EXAMINED

Appended hereto is an information request checklist that, in combination with our on-site due diligence visit, provided a portion of the information necessary to value the Company. Our information request included certain materials that would facilitate the due diligence and valuation process. Additional information that we reviewed during our on-site visit to the Company, included: (i.) report on loss and loss adjustment expense reserves as prepared by the Company's consulting actuary; (ii.) the Company's current and anticipated reinsurance programs which detailed its catastrophic excess of loss and pro rata program among others; and (iii.) expense exhibits detailing experience by line.

PERSONS INTERVIEWED

We interviewed the principal officers of the Company in order to obtain information for forming an opinion assessment of the Company, its management and operations.

FACILITIES AND ACCESS TO INFORMATION AND PERSONNEL

We visited the Company's corporate headquarters in Pennington, New Jersey to conduct on-site due diligence and tour Mercer's operations.

We were provided with access to all material requested, and personnel necessary, in our opinion, to formulate our valuation opinion.

                 I. ANALYSIS OF MERCER MUTUAL INSURANCE COMPANY

Mercer Insurance Group (the "Corporation") is an insurance holding company based in Pennington, New Jersey which is redomesticating its charter to the state of Pennsylvania for the purpose of converting from mutual to stock. To that purpose, the Corporation was created to issue stock to current policyholders and other investors, and a portion of the proceeds of which are to be used to purchase all of the common shares of the Company's which will demutualize to a stock form pursuant to Mercer Mutual Group's Plan of conversion, approved as of November 26, 1997 by the Department.

A brief description of Mercer Mutual Group (the "Company" or "Mercer") of insurance companies follows:

Mercer Mutual Insurance Company ("MMIC") This mutual company was founded in 1844 in the state of New Jersey as Mercer County Fire Insurance Company. Its present name was adopted in 1959. MMIC is licensed to write business only in the states of New Jersey and Pennsylvania. MMIC is the group's leading carrier, and underwrites all of the homeowners and most of the commercial insurance, excluding workers compensation insurance. For the calendar year 1996, MMIC underwrote $19.0 million in net premiums, and had a policyholders surplus of $16.1 million.

Queenstown Holding Company ("QHC") is a downstream holding company which holds all of the stock of Mercer Insurance Company. MMIC owns 100% of QHC and through it 100% of MIC.

Mercer Insurance Company ("MIC") is a stockholder owned company organized in 1981 and licensed solely in the state of New Jersey. MIC underwrites only one line of insurance business - that of MMIC's workers compensation insurance. For the calendar year 1996, MIC underwrote $1.1 million in Workers compensation net premiums, and had capital and surplus of $3.5 million.

OVERVIEW OF MERCER

Mercer's culture and financial characteristics reflect the rationale of its founders a century ago, that of providing rural homeowners and farm owners with affordable mutual fire insurance. Over the years simple fire insurance evolved into homeowners multi-peril package policies, and its once rural markets have become highly developed suburban communities. Nonetheless, the Company has remained loyal to many of its original founding principles with respect to the lines of insurance it offers and geographical market areas in which it underwrites.

This description and analysis of Mercer makes reference exclusively to the Company's statutory financial information as filed with New Jersey's Department of Banking and Insurance. This approach was utilized because the Company's statutory financial information was more readily available in far greater detail than was its generally accepted financial information (or "GAAP"). GAAP financial data prepared for the Corporation's registration statement and conversion application contain less detail and is available for a period of approximately three years. Also, in the following "Industry Overview" section we make certain comparisons between the Insurance Industry and Mercer. Comparisons such as composite industry financial information are only available on a "statutory reporting basis". However, in the "Comparative Methodology" section, we compare financial and market information on a GAAP reporting basis for Mercer to that of other comparable publicly held property casualty insurance companies.

The following table provides a summary of the Company's size, financial strength, and underwriting commitments.

                             Summary Financial Data
                     (Statutory data, dollars in thousands)

            Year                     Admitted            Policyholders'            Net Premiums
                                      Assets                Surplus                  Written
                                        ($)                   ($)                      ($)

            1992                      49,333                 12,328                   18,653
            1993                      47,272                 12,979                   18,964
            1994                      45,473                 11,133                   19,377
            1995                      51,147                 14,938                   21,245
            1996                      52,596                 16,087                   20,124
    1992-96 Growth Rates                1.6%                   6.9%                     1.9%

Mercer is still a small insurer which over the last five years has exhibited only modest growth of assets surplus and net premiums written. The more robust increase in policyholders' surplus can be attributed to capital gains reflecting ebullient fixed income and equities markets over this time period.

PRODUCT LINES

Mercer's principal line of insurance is Homeowners Multi-peril Insurance which in 1996 accounted for 50.2% of total Net Premiums Written. In addition, the Company underwrites complementary fire and allied lines policies which account for another 12.4% of total Net Premiums Written. Approximately 99% of the Company's 1996 Net Premiums Written was derived from the state of New Jersey; the balance written in Pennsylvania. In the future, Mercer anticipates increasing its business in eastern Pennsylvania, either through acquisition or its own marketing effort.

Mercer underwrites standard and preferred homeowners risks throughout New Jersey. Currently, about 75% of the business is rated standard and 25% of the homeowners book is preferred business. A unique feature of Mercer's homeowners business is that for reasons of prudent risk dispersion and management, additional protection from weather related catastrophes, and possible attendant reduction of the Company's policyholders surplus, the Company from 1973 through December 31, 1996, "pooled" all of its homeowners business with that of two other, independent, mutual insurance companies, the Franklin Mutual Insurance Company, Branchville, New Jersey, and Cumberland Mutual Fire Insurance Company, Bridgeton, New Jersey through participation in a New Jersey Homeowners' Reinsurance Pool. The pooled business combined underwriting experience was shared among these three companies according to their respective pooling percentages, that is Mercer Mutual Insurance Company 24.3%, Franklin Mutual Insurance Company 37.7% and Cumberland Mutual Fire 38.0%. This pooling arrangement was discontinued as of December 31, 1996 and the Company now utilizes a comprehensive reinsurance program to protect itself against a high level of unexpected losses, and catastrophes.

In commercial markets, the Company underwrites a standard Commercial Multi-peril policy, together with Other Liability and Workers' Compensation coverage. These commercial lines account for $7.7 million, or 38.3% of total Net Premiums Written. These commercial lines products are principally sold to mercantile, proprietors, business owners, light manufacturing, selected farm risks, artisans, small contractors and religious institutions. The Company seeks to underwrite standard rather than rated business and most of its premium rates are promulgated by the Mutual Service Office ("MSO"), a mutual company rating agency. The Company's own underwriting experience is not significant, or credible enough, statistically to be able to create its own premium rates.

Another unique feature of the Company is that Mercer has elected to underwrite all of its Workers' Compensation insurance in the Mercer Insurance Company a wholly owned stock subsidiary, and the subsidiary's only line of insurance underwritten. The Workers' Compensation business is processed by the Garden State Re-insurance Association which is an insurance pool providing for the sharing of workers' compensation losses under an excess of loss re-insurance treaty. Based on its historically low loss experience in this line of business, the Company has elected to withdraw from this pool effective December 31, 1997.

The table on the following page provides a summary of the Company's major premium lines of business.

                1996 Distribution of Premiums by Line of Business
                             ( dollars in thousands)

                      Line of                       Net Premiums            Net Premiums as Percentage
                     Insurance                         Written                of Total Net Premiums
                                                         ($)                         (%)
Homeowners                                               10,129                      50.2
Allied lines                                              1,598                       8.0
Commercial multi-peril                                    3,052                      15.4
Other liability                                           2,696                      13.4
Workers' Compensation                                     1,157                       6.0
Miscellaneous                                               562                       2.5
Total                                                    20,124                     100.0

Although Mercer Mutual Insurance Company is licensed to write business in both the states of New Jersey and Pennsylvania, less than 0.9% of total Direct Premiums Written was written in Pennsylvania. To evaluate the business prospects of the Company from a jurisdictional perspective it suffices to look at the underwriting and pricing environment in New Jersey, as the Company's efforts to write increasing amounts of business from Pennsylvania will take time to become significant.

New Jersey relative to insurance pricing, profitability and the regulatory environment as compared to that of most other states, is not considered very attractive. On November 11, 1997, Allstate Insurance Company, the state's largest auto insurer, announced it was terminating its six year effort to abandon New Jersey and will instead, form a separate company to handle only the state of New Jersey.

MARKETING AND SALES

As of November, 1997, the Company sells its products exclusively through an organization of approximately 198 independent insurance agents located throughout New Jersey. These insurance agents uniformly-represent New Jersey's northern, central and southern regions. The Company reflects modest premium concentrations in some of New Jersey's fastest growing and wealthiest counties, i.e. Ocean, Monmouth, Burlington and Middlesex counties.

The following table provides a summary of the Company's Agents in its top ten counties and Union and Bergen counties, as ranked by percentage premiums paid.

                       Number of Agents in Major Counties
              (dollars in thousands, except average premiums paid)

                                                                                                    Total
                                            Policy         Percentage              Average        Premiums        Total
   County                  Agents            Count         of Policies          Premium Paid        Paid         Premiums
                                                               (%)                   ($)             ($)           (%)



Ocean                        12              3,051            14.97                459.28           1,401           14.04
Monmouth                     19              1,776             8.71                517.94             919            9.22
Burlington                   21              1,869             9.17                446.61             834            8.36
Middlesex                    15              1,412             6.93                502.36             709            7.11
Atlantic                     12              1,465             7.19                458.56             672            6.73
Mercer                       12              1,315             6.45                491.01             646            6.47
Camden                       13              1,532             7.51                409.04             627            6.28
Cape May                      5                921             4.52                498.66             459            4.60
Essex                         9                791             3.88                577.68             457            4.58
Hudson                        5                822             4.03                541.67             445            4.46
Union                        18                717             3.57                543.51             390            3.91
Bergen                       14                401             1.97                615.42             247            2.47
Total for Co.               198

The Company recently appointed agents in Union and Bergen counties who have not to date sold a significant number of policies.

The Company's agency agreements are fairly standard in terms of commissions, over-rides and allowances to agents for both personal and commercial lines. On its homeowners direct premiums written, the Company pays a sales commission of 15% on preferred business and 20% on standard business. The normal commission for commercial lines varies by line of insurance, but approximates 10% of workers' compensation, 15% of liability, and 20% of commercial multi-peril premiums. A contingent commission agreement is also in place which allows for additional agent compensation based on a favorable loss experience and a minimum threshold of premium production.

The number of agents representing the Company has not changed dramatically over the last five years. Mercer has had an active agent recruitment program over this time period. However, over the last three year period the Company has been active in pruning its agents, who have historically produced business with unacceptably high loss ratios. Accordingly, the Company has been active in replacing its number of discontinued agents, in order to maintain the over-all number of agents representing the Company.

Therefore, the level and growth of the Company's premium writings reflects the activities both in agent recruitment and agent termination. With the agents population having been appropriately reviewed and pruned, future agent recruits are likely to have a more direct and significant growth in the number of agents representing the Company, and premium growth.

The following table provides a summary of the company's agents, direct premiums written and corresponding annual percentage change of DPW to the prior year.

                  Number of Agents and Direct Premiums Written
                             (dollars in thousands)

                                               Direct Written         Change of DPW
   Year               Agents                      Premiums            to Prior Year
                                                    ($)                     (%)


   1992                 162                        22,829                   2.2
   1993                 170                        23,349                   2.3
   1994                 178                        24,355                   4.3
   1995                 190                        24,699                   1.4
   1996                 185                        24,958                   1.0

Separately, the Company's underwriting department re-underwrote its book of business, effectively by raising premiums through a reduction in its discounts to rates authorized by the Insurance Department, which also had the effect of reducing the number of policies in force.

LOSS EXPERIENCE AND UNDERWRITING RESULTS

The Company's geographic location, its historic tendency to write business in its communities which are not distant from coastal weather exposures, and the limited size of the Company's operations, creates a book of business where the concentration of its writings are exposed to catastrophic weather events.

The following table provides a summary of the Company's statutory Loss & LAE, Expense, and Combined Ratios experience for the period 1992-96.

                Statutory Loss & LAE, Expense and Combined Ratios

    Year               Loss & LAE                Expense              Combined Ratio
                           (%)                     (%)                     (%)


    1992                  65.9                     43.6                   109.5
    1993                  64.0                     46.7                   110.7
    1994                  75.6                     46.9                   122.6
    1995                  64.0                     39.0                   103.0
    1996                  71.8                     38.7                   110.5


Generally, companies strive to have an underwriting profit, which is characterized by a combined ratio of 100%, or less. Also, rating bureaus such as the Mutual Service Office (the "MSO") usually file rates at a level so that a company will be able to achieve combined ratios under 100%. The fact that Mercer has not been able to achieve a combined ratio of under 100% in any of the past five years reflects the competitive nature of New Jersey's insurance markets, as well as, the relative regulatory environment of New Jersey's insurance market.

While it has been difficult for any company in the insurance industry to achieve an underwriting profit in its currently competitive environment, Mercer has several specific issues that have affected its underwriting performance which are discussed below.

COASTAL EXPOSURES

Mercer has a large exposure to adverse coastal weather resulting in periodic, adverse reductions in underwriting profit due to catastrophic losses.

The table on the following page provides a summary of the Company's underwriting profit or loss as a whole and separately for its direct homeowners business. It also shows the effect on all lines underwriting losses net after re-insurance from windstorms, snowstorms, hailstorms and other natural weather related catastrophes for the period 1992-96.

                              Underwriting Profits
                             (dollars in thousands)

     Year                Total Company             Homeowners           Catastrophic Losses
                              ($)                     ($)                       ($)

     1992                   (1,736)                 (1,963)                      731
     1993                   (2,290)                 (1,455)                    1,066
     1994                   (4,542)                 (3,840)                    2,420
     1995                   (  785)                 (1,998)                      (61)
     1996                   (1,970)                 (2,302)                    1,007

During the period, Mercer suffered catastrophic losses of $7.5 million before re-insurance recoveries. Catastrophic re-insurance reduced the Company's losses by $2.4 million to $5.1 million. In 1994, the Company experienced its largest catastrophic losses; however, because of a large number of relatively small losses, Mercer received no catastrophic loss relief form its re-insurers.

JUA ASSESSMENTS

Mercer was required by New Jersey Insurance Department to pay inordinately large assessments due to the insolvency of the State's Joint Underwriting Association (the "JUA") which was related to the underwriting of personal automobile policies. Mercer did not then and does not now currently write personal automobile insurance policies. These assessments were tantamount to an expropriation of the Company's surplus. These assessments totaled $3.9 million from 1990 through 1997. Relative to the Company's 1990 surplus of $10.2 million, these assessments had a dramatic impact on the Company's ability to maintain its financial profitability, capital adequacy, A.M. Best's rating and foster growth.

The following table provides a summary of the Company's JUA Assessments to its net income and statutory surplus.

                       State of New Jersey JUA Assessments
                             (dollars in thousands)

    Year               JUA Assessment           Statutory Surplus            Net Income
                             ($)                       ($)                      ($)

    1990                    615.4                      10,175                  (204)
    1991                    605.0                      11,381                    220
    1992                    511.0                      12,328                  1,098
    1993                    437.3                      12,979                    551
    1994                    454.3                      11,133                 (1,454)
    1995                    445.5                      14,938                  1,219
    1996                    420.3                      16,087                    809
    1997                    409.7                       ---                     ---

It is anticipated 1997 will be the last year that an assessment will be made for the defunct automobile JUA, with the expected assessment of $409,708 for the year. Clearly, reflecting the fact that Mercer did not write automobile policies and that the Company itself is relatively small, these assessments were substantial. Not only did these assessments have a dramatic adverse effect on the Company's net income each year, but in some years the assessments were approximately the size of the Company's net income. Were it not for the unanticipated, significant capital gains through this period which added to the Company's surplus, the Department which is responsible for maintaining and safeguarding the solvency of insurance companies domiciled in the State of New Jersey and ensuring that companies can deliver on their contractual promises to policyholders, would have in fact, been responsible for the Company's near demise. The Company has filed a litigation seeking recovery of these amounts and makes no representation as to the litigation's potential success.

HOMEOWNERS POOLING AGREEMENTS

Mercer's homeowners pooling agreements with Franklin and Cumberland Mutual increased and diversified its exposure in the state. These two companies wrote their business exclusively in New Jersey with the Franklin writing more business in the northern part of the state and Cumberland in the southern part of the state. Therefore, the business mix of the three pooled insurance companies of Mercer, Cumberland and Franklin, can be viewed as being somewhat complementary. However, since all three companies operate predominately in New Jersey there still was some concern due to the geographical concentration of its risks to one state. Again, this pooling arrangement is of historical interest only, as Mercer elected to terminate its participation in the pool as of December 31, 1996. The pooling agreement served a good purpose in its time, but now with competitively priced re-insurance available, Mercer stands to enhance its operating income while at the same time it reduces further its exposure to catastrophes.

OTHER LINES

Mercer's other major lines of insurance include commercial multi-peril, other liability, fire, allied lines and workers' compensation. Each line's relative importance to the Company's overall earnings contribution can be seen from a review and comparison of the 1996 statutory underwriting profit, and income after investment gains of Mercer Mutual Insurance Company as reported in the Company's Insurance Expense Exhibit filing with the New Jersey Department of Banking and Insurance. For an additional comparison, we also include these results for the Homeowners line.

The following table provides a summary of the Company's profits by major lines of insurance.

                  Profits by Major Lines of Insurance for 1996
                             (dollars in thousands)

                 Line of Insurance           Underwriting Profit                  Total Profit
                                                     ($)                               ($)

Fire                                                   663                               805
Allies                                                  51                               129
Homeowners                                          (2,302)                           (1,138)
Commercial Multi-peril                                 187                               455
Workers Compensation                                   589                               685
Other Liability                                     (1,297)                             (562)

In reviewing underwriting and total profit results for these lines of insurance over a period of years, a familiar, repetitive pattern emerges. Generally, fire insurance generates a considerable profit that is disproportionate to its premium volume. Fire insurance is priced far less competitively than the homeowners line and therefore, produces fairly dependable and considerable profits when compared to the Company's all lines profits. Allied lines also in most years produces profits disproportionate to its premium volume. However, this line of insurance is exposed to catastrophic events and therefore, it does produce losses in some years.

Commercial multi-peril is a line of growing importance to the Company, as it is the line that Mercer is focusing upon to grow in the future. This line, while very competitive in the industry on a price basis, has generally been profitable for Mercer. Indeed, relative to its premium volume, CMP also produces a disproportionately large profit to Mercer when compared to other lines of insurance. It is no doubt Mercer's focus on small commercial enterprises, in territories and categories long familiar to the Company's underwriters that helps it to produce a profit in what is considered for the whole insurance industry a very difficult line in which to be profitable. Also, of some importance is that Mercer has relatively little exposure in this line of insurance from the coastal areas of New Jersey.

Workers' Compensation is a line of insurance that is pooled with that of other small regional mutual companies into the Garden State Re-insurance Pool. This pool is managed by a third party administrator - Balis & Company. This line of insurance has been consistently profitable to Mercer and because of their own very favorable loss experience, Mercer will terminate its participation in this pool effective December 31, 1997. This can be considered another line of insurance that produces very favorable financial results for the Company.

Other liability insurance has been a line of insurance that has generated the highest Combined Ratios and therefore, the highest dollar amount of underwriting loss per dollar of premium. However, the large amount of loss reserves set aside for this line also contributes a large amount of investment income, usually producing an overall profit in this line for the industry. Mercer, every year in the last five, has produced underwriting losses and only in 1994 produced a profit when investment gains were included.

Finally, we review how the Company's largest line of insurance, Homeowners, fits in with Mercer's other lines of insurance. Homeowners has produced the Company's largest underwriting losses and losses even after the inclusion of investment gains. Thus viewed from an analytical perspective, it is correct to conclude that Mercer's largest line of business is, at the moment, the least profitable.

RE-INSURANCE

To compensate for its discontinuance in the pooling participation, Mercer reduces it risks to geographic concentration and coastal exposure to catastrophic losses by the extensive use of treaty reinsurance programs, and specific catastrophic reinsurance coverage. We can best see the effect of the historic pooling transactions by first viewing the amounts of premium volume that the Company assumes and cedes through its pooling agreement.

The effect of the Company's treaty reinsurance is harder to discern, but it is well reflected in the following summary by the amount of business ceded during the first nine months of 1997.

                                Written Premiums
                             (dollars in thousands)

     Year            Direct          Re-insurance          Re-insurance            Net
                    Premiums            Assumed               Ceded                ($)
                      ($)                 ($)                  ($)

     1992            22,829             11,544                15,720              18,653
     1993            23,349             12,485                16,871              18,964
     1994            24,355             12,539                17,517              19,377
     1995            24,699              8,622                12,076              21,245
     1996            24,958              5,013                 9,848              20,124
September 1997       21,504                425                 9,026              12,903


What is important is Mercer's Net Premiums Written in 1996 were 19.4% less than the Company wrote directly and only 67.1% of the total of its Direct Written and Re-insurance Assumed Written Premiums. This reflects well upon the Company's conservatism in managing or containing its underwriting exposure.

A significant issue with respect to re-insurance for many companies historically has been the ability to collect ceded re-insurance losses which directly reflects on the solidity of the reinsurer. Mercer's largest re-insurers other than the former pooling companies, are Munich Re, Chartwell Re, Security Re, Gerling Global, and Skandia among others. These are known to be larger, solid re-insurers, adding comfort to Mercer's re-insurance program.

The largest net aggregate amount retained on any homeowners risk underwritten by the Company is $75,000. It should be noted that the average size of the Company's homeowners risk is nearly twice that amount, signifying that treaty re-insurance covers almost every property risk that the Company underwrites. The first layer of reinsurance is a $25,000 excess above the Company's retention. A second layer covers $150,000 above the first $100,000. The third layer provides another $150,000 above the $250,000 level. An additional quota share treaty covers 20% of losses to $500,000 from the first dollar of loss, to a maximum single loss event occurrence limit of $10.5 million.

On non-homeowners property risks there is the same $75,000 retention, with a $25,000 excess layer above the retention limit. The second layer is a $150,000 multi-line excess over $100,000. The next layer is first surplus reinsurance providing $1,500,000 protection above $250,000. Finally, there is facultative coverage above $1.75 million purchased by the Company as required by the size of the underwritten risk.

Catastrophic coverage is divided among five different loss levels as most reinsurers tend to select and price a single layer on which to provide loss protection, but combined they provide protection to a level of $45 million.

As noted previously, Mercer's re-insurers are all companies of size, reputation, and financial substance affording comfort to the Company with respect to recoverable losses on reinsurance ceded. And, the Company contemplates modification of these agreements upon the issuance of new equity in the conversion that will reduce costs.

On casualty coverage, the Company retains the first $100,000 of exposure. The next layer provides a multi-line treaty coverage of $150,000 above $100,000. Above this $250,000 loss level the is a second casualty reinsurance coverage providing $950,000 of protection. Above this $1.2 million of coverage there are two additional layers of coverage that provide protection to a total of $4.2 million.

We can surmise, that the Company's solid selection of reinsurers, its prior pooling and re-distribution of risks from its two pooling company partners, its low level of Net Premiums Written relative to that of its Direct Premiums Written, and its relatively low risk retention on any single risk relative to its Policyholder Surplus, all indicate that the Company has taken a prudent, cautious approach to its unique risk exposure, geographical and regulatory environment.

LOSS RESERVES

One issue plaguing almost every insurance company at some point in time has been that of accurately setting its Loss and Loss Adjustment Expense Reserves. This has been particularly difficult in periods of rising economic inflation, increased propensity of policyholders to sue and rising settlement expectations nurtured by plaintiff attorneys. Fortunately, rising economic inflation has abated and is no longer a serious consideration. In addition, it is much easier to set reserves for claims of short duration, such as homeowner claims, when compared to that of Workers' Compensation or certain longer duration liability coverage.

The following table provides a summary of the Company's Reserves for Loss & LAE, Net Premiums Earned and compares it to Policyholders' Surplus.

          Loss & LEA Reserves, Premiums Earned, Policyholders' Surplus
                             (dollars in thousands)

Year        Loss & LEA        Premiums          Ratio         Policyholders'       Ratio
             Reserves          Earned                             Surplus
                ($)             ($)                                 ($)
1992          20,363           18,733           1.087             12,328           1.652
1993          18,995           18,225           1.042             12,979           1.463
1994          18,298           18,681           0.979             11,133           1.643
1995          19,357           20,817           0.930             14,938           1.296
1996          20,074           20,634           0.972             16,087           1.248

The modest by declining ratio of Loss & LAE Reserves to Premiums Earned between 1992-1996 suggests, the Company is setting up fewer dollars of Reserves per each dollar of Premium Earned, a trend that could become a concern. However, the Company's auditors KPMG Peat Marwick LLP have observed consistently that, the Company has been and is adequately reserved to dispose of all claims. Additionally, the ratio of Loss & LAE Reserves to Policyholders Surplus between 1992-1996 shows a strengthening trend: it shows that for every dollar of liabilities, particularly after the 1995 and 1996 years in which the Company added to its surplus significantly from realized and unrealized capital gains (see Assets and Investment Income), the ratio has declined as Mercer's Policyholders' Surplus has grown. These considerations gives considerable comfort with respect to the Company's solidity, and integrity in setting its loss reserves and reporting its net income accurately.

Another strong indicator of Mercer's commitment in setting conservative levels of Loss and LAE Reserves, is to compare the Company's initial Loss and LAE Reserve estimates with that of the ultimate claims dollars paid out to settle all the claims of a specific calendar year.

The following table provides a summary of the Company's relationship among initial and ultimate developed claims.

                  Initial Loss & LEA Reserves, Developed Claims
                             (dollars in thousands)

 Year          Initial Reserves       Developed Claims        (Excess)/Shortage
                      ($)                   ($)                      ($)

 1990               16,178                 13,540                  (2,638)
 1991               17,922                 14,755                  (3,149)
 1992               19,535                 15,902                  (3,633)
 1993               18,130                 16,240                  (1,890)
 1994               17,387                 16,205                  (1,182)
 1995               18,566                 17,055                  (1,511)
 1996               19,272                 19,272                    --

The preceding table demonstrates that Mercer has steadfastly and consistently set conservative levels of reserves to dispose of its claims, such that with the hindsight of time it is certain that such loss reserve amount proved to be redundant. In addition, the Company has retained an actuary from the Company's auditing firm KPMG Peat Marwick LLP, to provide a full loss and loss adjustment expenses reserve analysis. This detailed report provides a range of acceptable reserve values, and stated that Mercer Group made reasonable provision for the Company's unpaid loss and loss expense obligations.

ASSETS AND INVESTMENTS

The Company's relatively steady state level of Net Premiums Written and Loss & LAE Reserves suggests that its Total Admitted Assets and Total Invested Assets also should not have changed dramatically over this time period.

The following table provides a summary of the Company's Total Admitted Assets and Invested Assets.

             Total Admitted Assets, Invested Assets, and Net Amounts
                             (dollars in thousands)

Year               Admitted Assets          Invested Assets        Net Amounts
                         ($)                      ($)                  ($)

1992                   49,333                    40,650               8,683
1993                   47,272                    40,878               6,394
1994                   45,473                    38,708               6,756
1995                   51,147                    44,317               6,830
1996                   52,596                    46,613               5,983

The Total Admitted Assets of Mercer cannot be invested because the Company does not have possession of all of its assets. For example, of the $5.983 million difference between total and invested assets in 1996, $2.961 million is represented by agents and premium balances in course of collection and $1.076 million, is represented by re-insurance recoverable amounts.

Invested assets are usually allocated by category in conjunction with an investment committee policy that stipulates, reflecting the Company's unique circumstances and risk characteristics as to what category of investment specific proportion of funds should be allocated.

The following table provides a summary of the Company's Investment Categories.

                   Total Invested Assets and Asset Allocation
                             (dollars in thousands)

                                       Long Term           Common &           Cash &
Year      Total Invested Assets          Bonds             Preferred          Other        Other
                   ($)                    ($)                 ($)              ($)          ($)

1992             40,650                  24,712              11,126           4,189         623
1993             40,878                  27,009               9,106           4,103         660
1994             38,708                  29,103               7,131           1,904         660
1995             44,317                  33,241               6,837           3,467         772
1996             46,613                  35,447               7,795           2,541         534

Total Invested Assets have grown moderately over the 1992-1996 period (at a 3.5% annual compounded rate), there has been a dramatic investment allocation away from equity investments toward fixed income. Thus, while long term bonds in 1992 represented 60.8% of Total Invested Assets by 1996 bonds had grown to represent

76.04% of that category. Contrariwise, the Company's allocation to equities in 1992 of 27.3%, had dwindled down to 16.7% by 1996. In effect, the Company was re-deploying its capital gains from both its fixed income and equities portfolio and re-investing the proceeds in a more conservative, more predominantly fixed income portfolio. This occurred as AM Best had previously expressed concerns about the level of the Company's investment in equity and mortgage pass through securities.

Because underwriting profitability in its major line of insurance, homeowners, and other lines has been elusive, the Mercer Group must focus for a dependable source of profits elsewhere. Accordingly, the Company must depend on its investment income to generate an operating profit in its insurance business. The level of investment income that a company generates is dependent, among other factors, on the amount invested, and the rate of investment return. These elements, in turn, are dependent on the amount of a company's Policyholders Surplus and Loss and LAE Reserves, and the length of the maturity of its investment portfolio.

The Company's heavy exposure to its homeowners insurance has implications for its investment income and investment performance. Homeowners insurance claims are discovered and settled quickly resulting in Loss and LAE Reserves not remaining on the Company's books for any extended period, as compared to long discovery and long settlement time horizons for certain kinds of liability or Workers' Compensation insurance. Therefore, prudent investment policy dictates that in matching the Company's assets and liabilities, it invests more of its assets in shorter term as opposed to longer term maturities. Given, that normally investment yields are lower for shorter term maturities than longer term maturities, the Company has a relative investment disadvantage due to its large homeowners book of business, resulting in lesser amounts of investment income generated than that of a company that has a more standard distribution of business.

Nonetheless, the Company's management has generated a level of investment income from its investment portfolio, that in years which have not experienced major weather related catastrophes have been sufficient to offset underwriting losses and including investment income and investment gains, the Company has been able to report operating profits.

The following table provides a Summary of the Company's investment income and gains off-setting its underwriting losses.

                     Underwriting Investment and Net Income
                             (dollars in thousands)

Year            Underwriting Income            Investment Gain (1)        Net Income (2)
                        ($)                            ($)                     ($)

1992                  -1,736                          3,264                    1,098
1993                  -2,290                          2,802                      551
1994                  -4,542                          2,285                   -1,454
1995                    -785                          2,282                    1,219
1996                  -1,970                          2,973                      809

(1) Investment income including capital gains.
(2) Columns are not additive because of FIT.

Over the last decade investment yields have generally been declining. This has created the beneficial effect of increasing bond portfolio values and capital gains opportunities, but it has also created a problem of re-investing new funds, or proceeds of sold or called securities at comparably attractive yield rates.

The following table summarizes the Company's net investment income and yield, and capital gains.

               Net Investment Income and Yield, and Capital Gains
                             (dollars in thousands)

Year               Investment Income          Yield          Capital Gains
                          ($)                  (%)                ($)

1992                     2,620                 6.5                644
1993                     2,298                 5.6                504
1994                     2,006                 5.0                279
1995                     2,229                 5.3                 53
1996                     2,381                 5.2                592

In addition to realized capital gains shown in the preceding table, the Company experienced un-realized capital gains of $2.49 and $.393 million in 1995 and 1996, both of which added substantially to the Company's policyholders' surplus. Approximately $.87 million of 1995 unrealized gain was the result of the demutualization of the Excess Mutual Reinsurance Company, which was recorded as an unrealized capital gain in that year. A member and sponsor of the former mutual, Mercer continues to hold shares of this demutualized company which serves to provide excess re-insurance coverage to regional mutual insurance companies. As of September 30, 1997 the Company has a total of $3.2 million unrealized gain in its equity portfolio and a $0.6 million unrealized loss in its bond portfolio.

The Company has shown conservatism in its approach to selecting investments for its bond portfolio. While the Company's investment policy as approved by its board of directors provides some latitude in selecting its fixed income investments, the Company has heavily, almost exclusively, invested in bonds of government agencies, or bonds guaranteed by a government agency. The Company's investment policy has been executed by President and CEO, William C. Hart. Mr. Hart has been a member on the board of directors, and a member of its investment committee since 1970, and has been responsible for investment policy execution since becoming a full time employee in 1985. Fixed income securities are primarily held by Smith Barney, and equity securities are held by U.S. Clearing Corporation.

The following table summarizes the Company's Bond Portfolio.

                     Allocations of Total Bond Investments*
                             (dollars in thousands)

                                                        Agencies
                                    U.S.               & Special       Corporate and
               Total             Government          Revenue Bonds         Other
Year            ($)                  ($)                  ($)               ($)

1992           24,712                  60                18,565            6,087
1993           27,009                  20                23,251            3,738
1994           29,013               3,468                23,421            2,124
1995           33,241               1,634                30,642              966
1996           35,447               1,975                33,337              135

* Mercer Mutual and Mercer Insurance Companies only.

The preceding table demonstrates that the Company has increasingly chosen to invest in bonds of U.S. government and its various agency securities. Specifically, it has invested heavily in Federal Home Loan Banks (FHLBB), Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association (FNMA) and some special revenue securities.

Such a portfolio would be expected to be of high quality with respect to investment grade ratings, as indeed it is.

The following table summarizes the Company's bonds by investment rating.

                      Bond Allocation by Investment Rating

                                                  Percentage of Portfolio
     Security Rating                                        (%)
   US Govt. & Agencies                                      73.6
           AAA                                              23.0
            AA                                               2.2
            A                                                0.9
           BBB                                               0.3
                                                             100

One last consideration needs to be reviewed with respect to the Company's bond portfolio, that of its duration relative to that of its liabilities. The Company does not, as most companies of its size, strictly calculate the duration of its assets and invest in securities such as to match them against the duration of its liabilities. Nonetheless, the Company does have its portfolio concentrated in investments of under ten years maturities.

The following table summarizes the maturity distribution of the Bond Portfolio.

                              Maturity Distribution

                                                          Percentage
   Maturity                                                   (%)
1 year or less                                                 3.1
  1-5 years                                                   11.8
  5-10 years                                                  74.3
 10-20 years                                                  10.8
Over 20 years                                                  0.0


This maturity distribution of investments may actually be somewhat longer than that of its liabilities; however, a slight mismatch allows the Company to earn a somewhat higher yield on its fixed income investments. As of September 30, 1997, the Company has invested the equivalent of only 61.7% of its policyholders' surplus in equities, the slightly longer maturities appear justified.

SURPLUS AND UNDERWRITING LEVERAGE

There are various ways for insurance companies to show overall corporate aggressiveness or lack of conservatism; one of which is to be highly leveraged. The Company has demonstrated moderation through its limited lines of underwriting, comprehensive re-insurance programs, the adequacy of its loss reserves and its conservative investment portfolio.

The following table summarizes the Company's leverage as measured by comparing its Net Premiums Written to Statutory policyholders' surplus.

                              Underwriting Leverage
                             (dollars in thousands)

Year               Net Premiums Written           Policyholders' Surplus           Leverage Ratio
                            ($)                            ($)                          (X)

1992                      18,653                          12,328                        1.51
1993                      18,964                          12,979                        1.46
1994                      19,377                          11,133                        1.74
1995                      21,245                          14,938                        1.42
1996                      20,124                          16,087                        1.25

Net Premiums Written to policyholders surplus of 1.25X in 1996 reflects a low level of underwriting leverage, as the standard accepted leverage in the industry has long been a 3.0X ratio. The confluence of lower inflation driven values to be insured, together with capital gains driven surplus increases has dramatically reduced the underwriting leverage of the whole insurance industry. For the Company, leverage is another measure by which the Company is confirmed to be acting conservatively.

UNDERWRITING DEPARTMENT, AND POLICY PROCESSING

The Company's underwriting department is logically divided between personal and commercial lines underwriters. The personal lines has a manager, a supervisor, three underwriters, and an assistant underwriter. These underwriters are territorially assigned to agents. Due to the Company's very low employee turnover rate, agents get to know their underwriters and accordingly, they get excellent service from home office.

The Company has specific operational goals, but they are not focused on premium growth, but rather on underwriting profitable business. This has caused the Company to focus on attempting to write more of its business inland New Jersey, or in Pennsylvania. Agents have been provided with a rating disk and therefore, agents can quote the customer rates accurately and quickly. As the Company has professional underwriters, the Company rarely utilizes its re-insurance partners for any help to underwrite its personal lines business. Also, since the preponderance of underwritten risks are small, they generate on average only a premium in the $300.00 - $400.00 range.

The Company operates in a service bureau environment, as it does not own nor has any data processing hardware at its home office. Insurance Data Processing ("IDP") has all of the hardware necessary for the Company, and has capacity to expand its business by many multiples of its present size. The software that is utilized was specifically written for the Mutual Service Office member companies. With the hardware off-site, the Company has keyboards and monitors with which they can underwrite and enter necessary policy data. The software system was designed so as to provide some electronic underwriting by screening out those cases which will require individual underwriter attention. Accordingly, the long experience of the Company in underwriting these risks demonstrates that they have enough professionals to handle the Company's underwriting load.

The Company's commercial underwriting section consists of four teams. Each has an all lines underwriter and an assistant underwriter, who is assigned to handle the business of specifically assigned agents. These four teams are directed by a supervisor, and the vice president in charge of commercial lines. This business is focused on standard, main street business, where the premiums generally produced per policy are under $5,000. The Company has recently focused on producing more commercial business, while managing the present size of their personal lines book. As an example of their new focus on commercial business, in 1997 the Company started a targeted commercial program for religious institutions, churches and synagogues. This program has been very successful as Mercer now underwrites approximately 500 of the 2,500 religious institutions in the state of New Jersey.

As a means of managing their risk exposure on a conservative basis, Mercer has certain underwriting rules. For example, the Company has very little coastal commercial lines exposure, as they will not write any risks within four miles of the coast. In other lines, such as Workers' Compensation, the Company will not underwrite any risk as mono-line coverage, while they will write it as a part of a complete commercial lines package. In addition, in Workers' Compensation Mercer will not underwrite any class of risks that can be characterized by employees who must climb on ladders in order to perform their work. Similar to that of personal lines, IDP provides the software and hardware for Mercer to underwrite and create a policy file.

CLAIMS DEPARTMENT

The Mercer Group's claims department consists of seven people which is comprised of the claims manager, an assistant claims manager, three claims supervisors, a processor/adjuster, and a secretary. With its claims staff the Company handles approximately 40% of all claims internally. The other 60% is handled by a group of 15 small claims adjusting firms. It is the Company's belief that it receives more focused attention from the smaller adjusting firms, rather than that which they would receive from larger claims adjusting firms. As an example of this strategy's efficacy, the Company notes that in 1992, the year in which it received 3,000 claims in a period of three months as a result of catastrophic losses,(when compared to a normal year in which it might receive 3,000 claims over a twelve month period) their team of home office claims people, together with their outside claims adjusters, quickly and satisfactorily responded to all claimants. It should also be noted that with the Company's size, and spread of business over the state, management has found that it is not efficient for them to have their own, on the road, adjusters.

The Company has in place some automatic reserving procedures for claims in each line of business. Once particulars of a case are determined, an estimated case reserve is set by the claims department. Claim reserves are reviewed anytime that new information is obtained on a claim. In addition, any reserve increases of more than $10,000 are reported weekly for possible review, and any reserve increases of more than $25,000 are required a memorandum describing the circumstances. The Company's claim system, the Vision MIS, allows for reserves or reserve changes to be entered into the system such that a complete record of payments and reserves is available on every claim. This system then provides for the reserve increase computation necessary in interim financial reporting. The Company's Incurred But Not Reported (IBNR) reserves are estimated by the Company's executive vice-president. Total reserves are reviewed by the Company's retained actuary twice a year, in September and December.

HOME OFFICE AND EMPLOYEES

The Company owns it own 13,000 square foot building which was built on 5.6 acres of land and occupied in 1980, and is quite adequate for its 45 employees. In addition, the Company owns 3.7 acres of adjoining land which can be considered a real estate investment property. The September 30, 1997 appraisal value of the land and building is $1.97 million. The building was constructed on its site with potential for future expansion as a consideration. Accordingly, the Company could add to its present configuration, if and when that option would become necessary to consider. At present, a portion of the building, 1,200 square feet, is leased to the Pennington Insurance Agency, with which the Company has had a cordial relationship for many years. As the agency is growing, its need for space may prompt them to choose space elsewhere, providing more space for the Company, even without any building additions.

The Company had a pension plan for all of its employees, which was terminated as of December 31, 1996 and replaced by a money purchase plan. The pension plan as of the date of termination was over-funded, and there were no un-funded liabilities related to the pension plan.

The Company's employee turnover rate is extremely low. In 1996, the workforce of 46 employees had 25 employees with 4-9 years of service with the Company, and twelve employees with ten or more years of service.

                           INSURANCE INDUSTRY OVERVIEW

The property casualty industry in the United States is large and well developed, and is comprised of over two thousand individual companies. The industry's largest collector of statistical information A.M. Best. & Co., aggregates data on 2,418 individual companies which represents 1138 different insurance groups. While it is safe to say that A. M. Best does not collect information on every insurance company in the country, Best collects data on all but the very smallest or in-active insurance companies, and their data is likely reflective of more that 99% of the property casualty insurance industry.

Of the total $268.7 billion of premiums written by the insurance industry, 49.4% were written in personal lines, and 37.7 % were written in commercial lines, with the balance being reinsurance and other specialty lines. Mercer Insurance Group's premium mix, in some ways appeared similar -- for example 50.2 % of the company's premiums were written in the homeowners line, and 38.3% were written in their commercial multi peril line. Yet, of course, Mercer's mix was quite different, because it wrote no personal lines automobile coverage, which was the industry's largest line of insurance accounting for 40.1% of the industry's total premium volume. Nonetheless, in seeking to make industry comparisons to Mercer, we have chosen to use total industry data, rather than some of the segmentation that is available, which in our view is no more illuminating. Where appropriate, we do make specific comparisons to lines of insurance, or other subsets of the total industry data. This analysis, comparable to earlier sections is based on statutory financial information, as generally accepted accounting information for the industry does not exist.

PREMIUM GROWTH

Over the last five years, the growth of industry premium volume has been slowing for a number of reasons. First, as inflation has dramatically abated from that of the 1980's, and no longer caused insurable values to increase rapidly, pressure on premium growth lessened. Second, as attendant investment yield rates declined from double digit rates, bond and equity portfolios soared in value creating capital gains of gigantic proportions. These capital gains, whether realized or unrealized, served to dramatically increase shareholder or policyholder surplus, and emboldened the industry to become increasingly more rate competitive. Indeed, the industry's current phenomenally strong capital position, and continued low levels of economic inflation suggests that prospective premium growth rates for the whole industry are likely to remain anemic.

The following table summarizes industry and company premiums and premium growth.

                      Comparison to Industry Premium Growth
                              (dollars in millions)

                                    Mercer's
Year       Industry Premiums        Premiums       Industry Growth     Mercer's Growth
                  ($)                  ($)               (%)                 (%)

1992            227,822               18.7               2.4                  2.2
1993            241,237               19.0               5.9                  1.7
1994            250,362               19.4               3.8                  2.2
1995            259,227               21.2               3.5                  9.6
1996            268,730               20.1               3.7                 -5.3

With this comparison of premiums and premium growth, we first must provide some perspective. Mercer is a small company; however, it will help for comparisons to recognize that the 200 largest ranked insurer is approximately eleven times that of the Company. The 1992-1996 compounded annual premium growth rate of the insurance industry was 4.3%, which compares to 1.9% for that of the Company. However, Mercer's capability to grow more rapidly than the industry from its small base over the next several years is comparably greater.

The following table summarizes on comparisons of premium growth in Mercer's major lines of business to that of the industry.

                           Selected Lines Growth Rates
                                  (percentage)

Year           Homeowners            Homeowners        Commercial Multi-peril     Commercial Multi-peril
                Industry               Mercer                 Industry                    Mercer
                  (%)                    (%)                    (%)                        (%)

1992              6.1                     1.8                   -3.5                      -12.5
1993              5.2                     2.3                    5.3                       -9.2
1994              4.7                     8.4                    2.8                      -14.7
1995              6.3                    12.7                    5.9                       14.0
1996              6.0                    -6.5                    0.4                       13.3

The industry's growth is more steady and predictable, even if not high, when compared to the Company. The Company's prior pooling agreements, changes in negotiated re-insurance coverage, loss of business from large individual agencies or re-underwriting all have had the effect of creating a more variable and less predictable growth rate of premiums.

COMBINED RATIOS

Due to the aforementioned high level of rate competition, and the industry's embrace of cash flow underwriting, whereby a company intentionally writes risks on an underwriting loss basis expecting to make a profit from the investment income of the cash flow -- the insurance industry as a whole has not registered an underwriting profit since 1979. Because of the strong insurance industry surplus position, we anticipate that the industry will continue to operate at an underwriting loss in the future. Of course, there continue to be some select or highly specialized insurance companies that strictly adhere to an underwriting profit goal, and have been successful in achieving their goals most years.

The following table summarizes the overall combined ratio of the insurance industry and the Company.

                                 Combined Ratios
                                  (percentage)

Year                      Industry                          Mercer

1992                        115.6                            109.5
1993                        106.8                            110.7
1994                        108.3                            122.6
1995                        106.3                            103.0
1996                        105.8                            110.5

The industry's combined ratio has stabilized in recent years in the 106% area, but the Company due to its proportionately larger exposure to individual catastrophes is more vulnerable to larger underwriting loss fluctuations. In addition, smaller companies have significantly higher expense ratios due to their fixed overhead and a lack of efficiency of scale which favors companies writing greater amounts of premium volume over which they can spread fixed expenses.

The following table summarizes the importance of Homeowners and the Commercial Multi Peril policies to the Company and compares their respective combined ratios in these two lines of insurance.

                                 Combined Ratios
                                  (percentage)

Year               Homeowners          Homeowners         Commercial          Commercial
                    Industry             Mercer           Multi-peril         Multi-peril
                                                            Industry            Mercer

1992                 158.4                125.2              126.8                79.7
1993                 113.6                117.3              115.6                97.2
1994                 118.4                147.4              118.8               124.7
1995                 112.7                120.2              112.5                73.3
1996                 121.7                123.8              118.3               101.4

Homeowners and Commercial Multi-peril lines of insurance, when compared to the industry's all lines underwriting, are far more competitive, and more volatile due to catastrophes. Also, these lines of insurance have lost money even when investment income is included. For the Company to be profitable, it needs to remain in its familiar territory, keep its long term policyholders, remain diligent in re-underwriting and pricing, reduce coastal exposures prone to catastrophes, and keep expenses to a minimum. These industry statistics imply, also, that simple geographical expansion at favorable combined ratios will be difficult to achieve.

SURPLUS AND LEVERAGE

We have already noted that the insurance industry has reason to feel confident, with respect to its solidity and its capital position.

The following table summarizes the industry's surplus and leverage to premiums written.

                   Industry Surplus and Underwriting Leverage
                              (dollars in billions)

Year                 Net Premiums                                       Premiums to
                        Written                  Surplus               Surplus Ratio
                          ($)                      ($)                      (X)

1985                    144,860                   75,511                    1.92
1990                    218,100                  138,401                    1.58
1995                    259,803                  230,001                    1.13
1996                    268,730                  255,527                    1.05

The magnitude of the capital gains windfall can be gauged considering that between 1992-1996 the industry had realized capital gains of $35.5 billion and accumulated an additional $35.3 billion in capital gains that had not yet been realized. Thus, about 27.8% of the industry's 1996 surplus was related to the last five year capital gains. A final element that has given management ever more confidence with respect to capital adequacy is its demonstrated ability to raise surplus in Wall Street's capital markets. In the 1992-1996 period, some $26.4 billion of new capital was added to the insurance industry.

By comparison, between 1992-1996, The Company realized capital gains of $2.1 million and unrealized gains of $2.2 million, the sum of which represents 26.6% of 1996 surplus. Actually, proportionally the Company had lesser capital gains benefits than the industry, but due to New Jersey's $3.9 million in JUA assessments reducing its surplus, the proportional benefit of capital gains seems larger. Nonetheless, the growth of Mercer's surplus position is impressive. As of year end 1996 both the insurance industry and Mercer had comparable percentage of invested assets in equities, i.e. 16.5% for the industry as compared to 16.3% for Mercer.

INVESTMENT INCOME

The insurance industry has not been producing any underwriting profit, however, investment income has been able to offset this loss and create positive operating income.

The following table summarizes the beneficial effects of investment income to the industry.
                     Underwriting Loss and Investment Income
                              (dollars in millions)

 Year                 Industry                 Industry                   Mercer                   Mercer
                Underwriting Losses        Investment Income       Underwriting Losses       Investment Income
                        ($)                       ($)                      ($)                      ($)

 1992                 -35,697                   33,468                     -1.7                     2.6
 1993                 -17,654                   32,635                     -2.2                     2.3
 1994                 -21,999                   33,552                     -4.5                     2.0
 1995                 -17,561                   36,235                     -0.8                     2.2
 1996                 -16,723                   37,962                     -2.0                     2.4

The pattern in clear for the insurance industry; investment income offsets underwriting losses. For the Company, excluding extraordinary catastrophic loss years, investment income also offsets underwriting loss. The insurance industry, by virtue of writing more lines of insurance, and representing insurance written in all 50 states, is less prone to have its investment income completely offset by catastrophic losses than the Company. Catastrophes simply do not occur in all states and all lines in any one year. Mercer's management is acutely aware of the problem of writing risks pre-dominantly in one geographic location and writing in only a few limited lines of insurance, and is working diligently to solve it .

There are several measures net investment yield and net investment income to net premium earned ("NIY and NII/NPE") of investment return that one considers to demonstrate investment performance, and the positive effect on investment income derived from writing longer tail lines on which greater amounts of investment income can be earned.

The following summarizes these results for Mercer when compared to the industry.

    Net Investment Yield, Net Investment Income/Net Premiums Earned Ratios
                                  (percentage)

Year                 NIY                   NIY             NII/NPE              NPE
                   Industry              Mercer            Industry           Industry
                     (%)                   (%)               (%)                (%)

1992                 6.6                   6.5               14.8               14.0
1993                 6.0                   5.6               13.9               12.6
1994                 5.8                   5.0               13.8               10.7
1995                 5.9                   5.3               14.3               10.7
1996                 5.7                   5.2               14.4               11.5

Since 1992 investment yield rates in the industry have declined. In addition, companies of larger size generally have better investment opportunities presented to them for consideration, while smaller companies have to be satisfied with what is offered to them. Also, The Company's lower yield rate reflects their investment policy to invest in higher grade, shorter maturity investments. The ratio of Net Investment Income to Net Premiums Earned simply demonstrates that the industry is able to generate a higher level of investment income because its greater proportion of long tail lines creates larger reserves of longer duration which generate more investment income.

LOSS RESERVES

Adding to the industry's comfort for a currently competitive stance, is its experience with respect to loss and loss adjustment expense reserve size, additions, and development. In the 1980's during a period of high inflation the industry was plagued by inadequate loss reserve provisions. In addition, risks not foreseen, and in some cases not even included in policy contracts, nonetheless had to be defended, reserved for and ultimately paid. The confluence of these events required massive loss reserve additions, which otherwise might have been reported as profit, and enhanced surplus. More recently, with abatement of inflation, it now appears that prior reserve additions may have been too large, with the result that prior year reserves are now being appropriately reduced to the enhancement of reported earnings.

The following table displays Industry Reserves and Reserve Development since
1987.

                    Industry Reserves and Reserve Development
                              (dollars in billions)

Year               Original            Developed            Through 1996
                      ($)                 ($)                   ($)

1987                 212.4               257.6                  45.2
1988                 239.1               274.2                  35.1
1989                 263.7               295.3                  31.5
1990                 285.0               309.0                  24.0
1991                 303.1               317.7                  14.6
1992                 325.1               325.1                   0.0
1993                 336.9               328.4                  -8.5
1994                 347.0               341.3                  -5.7
1995                 358.0               351.4                  -6.6
1996                 362.9               362.9                   --

Between 1987-1991, the insurance industry found itself underestimating loss and loss adjustment expense reserves by a total of $150.4 billion, and added that amount to the balance sheet, to the detriment of earnings. However, between 1992-1996, the industry actually released loss reserves of $20.8 billion which enhanced earnings. The psychological shift between these two periods should not be underestimated. The former period created uncertainty and management embarrassment, while the later period creates confidence and financial strength. Therefore, this consideration in addition to those previously noted, will add to a period in the industry which will be characterized by low premium growth, high levels of competition, and low returns on shareholder equity. It will also foster a period in which it will be financially more astute to acquire books of business, or whole companies, as opposed to trying to grow into new lines or territories by offering policies at a lower premium rate.

Mercer's loss and loss adjustment expense reserve history is more favorable than that of the insurance industry as a whole. Focusing more on "short tail" lines than the industry the Company was in a better position to estimate its loss liabilities more accurately. Indeed, our analysis of Mercer's loss reserve developments confirms that the Company has not had to strengthen reserves in this decade due to adverse reserve developments. This is a respectable achievement.

IMPROVED CONSUMER VALUE AND UNDERWRITING EXPENSES.

There have been many points of focus for insurance industry management in seeking to improve the profitability of their respective companies, but the most enduring focus has been on reducing expenses and the expense ratio. Over time insurance has become a better consumer value because less of the premium dollar goes for commissions, underwriting, and other general expenses, while more of the premium dollar has gone to actual payment of losses. Adding to this shift is the industry's creeping acquiescence to underwriting losses, in effect sharing some of the net investment income with the policyholder, insurance has improved substantially as a consumer product.

The following table summarizes the Loss, Expense and Combined ratios for stock companies.
                        Loss, Expense and Combined Ratios
                                  (percentage)

Year             Loss Ratio               Expense Ratio            Combined Ratio
                     (%)                       (%)                      (%)

1942                55.3                       40.8                     96.1
1962                64.5                       34.5                     99.0
1982                78.6                       30.1                    108.7
1992                89.7                       28.7                    118.4
1996                78.0                       27.8                    105.7

It may appear absurd, at first, to review the insurance industry's experience so far back into the past. However there are several important points to be made with respect to these comparisons, and one is particularly important for an analysis of the Mercer Insurance Group. First, there has been an unmistakable trend for more of the premium dollar to be paid out in losses, making insurance a better consumer value. Second, the insurance industry has reduced its expense ratio by becoming more efficient. And third, that the days of combined ratios of under 100 are mostly available in historical reviews.

The following table summarizes the Industry's and Company's Expense Ratios.

                            Expense Ratio Comparison
                                  (percentage)

Year                       Industry                     Mercer
                              (%)                         (%)

1992                         26.3                        43.6
1993                         26.2                        46.7
1994                         26.0                        46.9
1995                         26.1                        39.0
1996                         26.3                        38.7


With modest exaggeration, we can compare Mercer's expense ratios in the 1990's with that of the insurance industry of previous decades. It is an exaggeration because Mercer's major lines of insurance, homeowners and commercial multi peril lines of insurance for the industry also have expense ratios that are higher than that of the overall industry expense ratio. But still the comparison is indicative of expense ratios of smaller companies in general, and of Mercer in particular.

In order to make a more appropriate comparison of such expenses, the following table compares the expense ratios of these two lines of insurance for Mercer and the insurance industry.

                           Expense Ratios Comparisons

Year          Homeowners         Homeowners               Commercial                 Commercial
               Industry            Mercer            Multi-peril Industry        Multi-peril Mercer
                 (%)                 (%)                     (%)                        (%)

1992             30.9               47.8                     37.2                       37.5
1993             31.0               50.7                     36.4                       43.4
1994             30.8               48.4                     36.3                       53.5
1995             30.8               41.4                     35.6                       38.9
1996             29.8               38.4                     35.7                       42.1

It is evident that Mercer's expense ratio for a commodity type product like homeowners, is much higher than that of the industry. This ratio is high not so much because the Company is inefficient, but because the Company's fixed expenses are spread over a small premium base. Thus, to the degree that Mercer writes substantially more business in the future, or acquires a block of business, the marginal costs of processing this additional business will be lower, bringing the expense ratio down to the benefit of income. In Commercial Multi-peril Mercer's expense ratio is also higher than that of the industry. Mercer underwrites simpler CMP risks than many larger companies; in fact, its CMP line also may be considered as a commodity type product. As such, there is also plenty of opportunity for improved expenses ratios on a larger base of business.

                                   CONCLUSION

Major industry trends will tend to affect every constituent company in that industry in some way, and to some extent. But it would be inappropriate, and incorrect, to cast Mercer Insurance Group as small microcosm of the giant insurance industry. Consistent with industry trends, Mercer has shown modest premium growth over the last five years. It has also shared the industry's experience of realizing substantial capital gains in its investment portfolio. Accordingly, it is now in a position where for its size of premium writings, it has adequate surplus. Mercer, like the industry, has suffered from significant catastrophes, i.e. losses from which it cannot be totally insulated, even with an excellent reinsurance program.

However, Mercer's operations are very distinct from the overall industry, by virtue of the fact that it has never written any personal lines automobile coverage, which is the industry's largest line of business. Mercer, consistent with other smaller companies, has not engaged in writing large nor complicated commercial coverage, or trendy liability coverage. It has largely remained in its historic operating territory, and has provided service and insurance to its customers in lines of insurance that it understands, has confidence in underwriting, and many years of experience. Due to its mix of business which makes it easier to estimate loss reserves accurately, Mercer has been more consistent in setting its loss reserves accurately than the industry.

In the near future, Mercer will share the industry's experience of unremitting competition based on quality, service and price. Moreover, in order for Mercer to become more efficient, it will require the company to write significantly more business. Mercer will need to reach a size in which efficiencies of scale are possible. Simply said, its expense ratio must decline. Given that the insurance industry has plenty of capital, we can expect continuing price competition, slow premium growth, and low returns on surplus. In this environment, Mercer can grow somewhat, and more easily simply because of its small size. However, growth by adding new lines, or new geographical territories, are likely to generate sporadic growth of variable profitability, or loss. It may be more fruitful for the company to help solve these same problems of other small stock or mutual companies through merger or acquisition. In this way, one gets a book of business which has been re-underwritten over a period of time, and has generated a history of financial results, making it more desirable than a book of new risks.

Remaining the same size, and continuing to do that which it has done over the last decades remains less and less viable as an option today. The company's conversion to a stock company seems desirable and appears to provide several positive elements. The amount of estimated additional surplus that the company may raise through its conversion process, will make it financially strong, with many financial and operational options. It can expand its operations, hire more professional people, buy modern data processing systems, make acquisitions and so on. But, equally as important to Mercer is that a conversion to a stock company form will engender a stricter, higher level of accountability that every organization has as a publicly owned shareholder company. Management will be held accountable for the execution of strategies that must result in shareholder profit, and an attractive return on shareholder equity. The history of converted companies, or those who have formed public downstream holding companies, is that they focus more keenly on cogent profit making goals, are motivated through profit participation to execute their plans well, remain tenacious in goal achievement -- all to the benefit of management, employees, policyholders, shareholders, and regulators. Therefore, a conversion of Mercer from a mutual to a stock company form would certainly help it achieve its longer range strategic goals.

                         II. COMPARABLE COMPANY ANALYSIS

Integral to the valuation of the Corporation's to be issued and outstanding Common Stock is the selection of an appropriate group of publicly-held and traded institutions. This set of companies, often referred to as the "comparable peer group" or "guideline companies", provides a benchmark for determining the Corporation's fair market value as if the common shares were "freely traded" in the public marketplace. This section identifies the comparable companies, parameters used in the selection. The related exhibits display each institution's market valuation, aggregate market capitalization, earnings, dividends, expenses, assets, reserves and equity, profitability, capitalization or leverage, loss reserve adequacy, etc. The next edition discusses and applies conclusions regarding the market value of the Corporation relative to the comparative group and discounts/premiums we believe are necessary to achieve a full subscription of shares in the Offering.

COMPANY PEER GROUP ANALYSIS

The property/casualty insurance industry is to consist of over two thousand underwriting companies, most of which are rated by A.M. Best Company in its Best's Insurance Reports Compendium. It may be expected that the number of comparable companies to select from would be very large. However, the actual number of comparable companies is limited. One constraint is the primary division between stock and mutual companies. In addition, most stock and mutual insurance companies are structured as groups, so that a single group may consist of ten or more distinct underwriting companies.

In the selection of a "peer group" of comparable companies, the most important criteria is the publicly traded stock. This group consists of approximately two hundred companies, but must be further stratified into sub-groups distinguishing among multi-line, life insurance, asset accumulation, health providers, commercial lines property/casualty, personal lines property/casualty, re-insurers, excess and surplus lines carriers, financial guarantors, multi-national and other off-shore companies, insurance brokers, and insurance service provider companies. As a result, the universe of publicly traded personal lines insurance companies that may be used as a basis of comparison to the Corporation, predominantly a personal lines property/casualty underwriter, is limited.

Finally, among this limited group of potential comparable companies there are further distinctions that must be taken into account. There is a notable difference in market valuation utilizing price/earnings and price/book value multiples as related to company size and returns on equity. Therefore, ideally comparable companies must be chosen of approximately the same size, and allowances must be made in the valuation for companies with differing levels of growth and profitability. Generally, there are fewer small companies, i.e. companies having less than $100 million in market capitalization, that may be used as a "peer group" because of an active acquisition market that tends to deplete smaller and usually lower valued companies. Also, among personal lines insurance companies, there are differences in growth and financial performance between those that write standard as compared to non-standard lines of insurance, and between companies that use independent insurance agents and direct writers, or captive marketers. Finally, differing state jurisdictions provide different opportunities for profitable operation as companies in prior approval and file and use states generally have different financial results.

COMPARATIVE PEER GROUP OVERVIEW

Sheshunoff selected a twelve company "peer group" for a basis of comparative product and financial performance. This group consisted of: Alfa Corporation ALFA; Allied Group, Inc.; Donegal Group, Inc.; Farm Family Holdings, Inc.; Harleysville Group, Inc.; Home State Holdings, Inc.; Merchants Group, Inc.; Meridian Insurance Group Inc.; Motor Club of America; Old Guard Group; Inc., State Auto Financial Corp., and Selective Insurance Group, Inc.. Financial data is as of June 30, 1997 and market capitalization as of November 11, 1997. Additional analysis for commercial and personal lines market valuations as of November 10, 1997 is provided in a related exhibit for all companies followed by The Firemark Group, Morristown, New Jersey.

Primary to selection of the peer group were the following criteria: (1) actively traded in the public market; (2) principally engaged as a property and casualty company; (3) size, since most publicly traded property and casualty companies are much larger than Mercer; (4) profitability; and (5) availability of information. The peer group, overall, provides a meaningful basis for making value judgements for Mercer. However, no single company or group of companies is identical to Mercer, making the appraiser's judgement essential in determining value.

The following discussion provides a brief summary of each of the companies we selected and their structural, territorial and size characteristics. Many of the "peer group companies" share a common heritage in a mutual past and are in transition to a stock oriented management culture.

ALFA Corporation ("ALFA"), Montgomery, Alabama having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $354, $1,077, $477, $348, $690 and $48 million, respectively, is a regional southeastern personal lines property/casualty carrier. The company's last public offering of common stock was dated April, 1988. ALFA is a downstream stock subsidiary of a mutual operating company. The parent mutual group of companies led by ALFA Mutual Insurance Company together owning 51% of ALFA's outstanding shares, was sponsored by the Alabama Farmers Federation and writes over 90% of its automobile, homeowners and farm-owners business in that state. ALFA also writes whole, universal and term life policies, and provides consumer financing, leasing real-estate investments, residential and commercial construction, and real estate sales. ALFA's mix of business, geographic concentration, and exposure to severe weather is comparable to that of the Corporation. ALFA is one of the major writers of personal lines in Alabama, with net premiums written exceeding $500 million and policyholders' surplus of nearly $1 billion.

ALLIED Group, Inc. ("GRP") Des Moines, Iowa having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $521, $1,140, $376, $391, $913 and $61 million, respectively, is a regional personal lines carrier that writes a significant part of its business in the Midwest and is licensed in Pennsylvania. The company's last public offerings of common stock were dated October, 1985 and February, 1992. Allied is a downstream stock subsidiary of a mutual operating company. The parent mutual group of companies led by Allied Mutual Insurance Company together owning 18% of GRP's voting shares, the Allied ESOP owning 29% of GRP's voting shares and the public owning 96.8% of the common stock and 52.9% of the voting stock. Allied through its subsidiaries, underwrites personal lines and small commercial lines property and casualty insurance. The company primarily writes private passenger automobile and homeowners insurance, but also writes multiple-peril, workers' compensation, inland marine, and other lines of business. GRP while substantially larger than the Corporation, can still be comparable to the Corporation.

Donegal Group, Inc. ("DGIC") Marietta, Pennsylvania having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $101, $290, $114, $86, $123 and $10 million, respectively, is a regional personal and commercial lines carrier that writes a significant part of its business in Pennsylvania and states contiguous thereto, but not New Jersey. The company's last public offering of common stock was in 1986. Donegal is a downstream stock subsidiary of a mutual operating company. The parent mutual group of companies led by Donegal Mutual Insurance Company controls 58% of DGIC's shares. Donegal through its subsidiaries, underwrites personal lines and small commercial lines property and casualty insurance. DGIC is a well suited comparable to the Corporation.

Farm Family Holdings, Inc. ("FFH") Glenmont, New York having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $137, $344, $146, $117, $161 and $15 million, respectively, is a regional personal and commercial lines carrier that writes a significant part of its business in New York and New Jersey. The company's last public offering of common stock was in July, 1996 when it "de-mutualized" giving shares of common stock to current policyholders in lieu of their "policyholders' interests" and concurrently sold additional shares of common stock in a non-transferable rights offering and firm commitment underwritten offering. Farm Family underwrites property and casualty insurance to agribusiness and residents of rural and suburban communities including automobile, business owners, homeowners and other various insurance products.

Harleysville Group, Inc. ("HGIC") Harleysville, Pennsylvania having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $626, $1,676, $831, $402, $744 and $40 million, respectively, is a regional personal 40% and commercial 60% lines carrier that writes a significant part of its business in Pennsylvania and states contiguous thereto, including New Jersey. The company's last public offerings of common stock were in May, 1986 and April, 1992. HGIC is a downstream stock subsidiary of a mutual operating company. The parent mutual group of companies led by Harleysville Mutual Insurance Company controls 56% of HGIC's shares. Harleysville through its subsidiaries, underwrites personal lines and small commercial lines property and casualty insurance.

Home State Holdings, Inc. ("HOMS"), Delaware having as of December 31, 1996 aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, and annual net income of approximately $101, $344, $180, $20 and $(21) million, respectively, is a company that mostly writes private passenger and commercial automobile policies in the eastern states. Its inclusion in the comparable companies list is based on a number of considerations. It is a New Jersey domiciled insurance company (with a Delaware based holding company), which derives 67% of its business form the state of New Jersey and, therefore, Home State was exposed to the same regulatory environment as Mercer. It is a company that by size, and most financial measures, up until mid year 1996, was comparable to Mercer, and appeared as an attractive insurance growth company. It is a company that, like Mercer, utilized a pooling of risks with other affiliated companies. The one dissimilarity in its operations is that Home State does not write much homeowners business, but instead writes automobile coverages. We have included in our statistical comparison, which depicts the data on individual companies, data on Home State. However, this apparently solid and growing company started to report significant losses during 1996, and in 1997 appears to be headed toward liquidation. The reason for its dramatic losses were ascribed to unfavorable loss reserve development, and to the winter of 1996 catastrophic losses (another similarity to Mercer). Because the company appears to be in liquidation, we have not included its financials, ratios, or rates of return in any summary pages of the comparable companies. Home State's value stems from it being a real, small, distressed, New Jersey domiciled company, which can serve as an example that a conservative approach in a risk business is always warranted.

Merchant Group, Inc. ("MGP") Buffalo, New York having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $91, $273, $136, $65, $57 and $(1) million, respectively, is a regional that writes proportionally more commercial lines business than the Corporation. Its focus of underwriting is in smaller upstate cities of New York state which comprises nearly 60% of its total premiums written. The company writes a balanced book of personal and commercial lines the most significant part of which is done in New York (64%), while New Jersey (14%) is its second largest market. The company's last public offering of common stock was in November, 1986. The parent mutual group of companies led by Merchants Mutual Insurance Company controls 8% of MGP's shares.

Meridian Insurance Group, Inc. ("MIGI") Indianapolis, Indiana having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $188, $403, $164, $124, $122 and $6 million, respectively, is a regional personal and commercial lines carrier that writes a significant part of its business in the Midwest but not including Pennsylvania; or New Jersey. The company's last public offering of common stock was in March, 1987. MIGI is a downstream stock subsidiary of a mutual operating company. The parent mutual group of companies led by Meridian Mutual Insurance Company controls 47% of MIGI's shares.

Motor Club of America ("MOTR") Paramus, New Jersey having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $50, $95, $46, $21, $27 and $6 million, respectively, writes automobile, homeowners, and small commercial multiple peril package policies exclusively in the state of New Jersey. MOTR is a 1989 successor company of MCA Insurance, a financially troubled insurer, which pursuant to a reinsurance and administrative agreement transferred its assets and liabilities to the MOTR. In 1992 losses from Hurricane Andrew caused losses which exceeded its policyholders' surplus. Also, similar to Mercer, MCA insurance had been under substantial financial pressure resulting from the state of New Jersey's assessments under its JUA automobile pool. Given its financially troubled circumstances, this burden has now been reduced by various forms of relief granted by the New Jersey Department of Insurance. By contrast to the overall insurance industry, MOTR remains leveraged, as measured by net premiums written to shareholders' equity, by more than a factor of two times.

Old Guard Group, Inc. ("OGGI") Lancaster, Pennsylvania having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, and market capitalization of approximately $57, $180, $55, $76 and $74 million, respectively, is a regional that writes a well diversified book of personal lines, farm owners coverage and basic commercial coverage. Virtually all of the company's writings are in Pennsylvania and predominately in rural and suburban communities in eastern and central Pennsylvania. The company's initial public offering of common stock was completed in February, 1997. OGGI is the only recently "converted" insurance company in the group.

Selective Insurance Group, Inc. ("SIGI") Branchville, New Jersey having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $682, $2,253, $1,171, $518, $812 and $64 million, respectively, is New Jersey's leading regional property and casualty company that writes personal insurance products to individuals and families (30%) and commercial insurance products directed to small to medium sized service oriented businesses, government entities (70%). The majority of the company's net premiums written are in New Jersey.

State Auto Financial Corporation ("STFC") Columbus, Ohio having aggregate net premiums written, assets, loss and LAE reserves, stockholders' equity, market capitalization and latest twelve month net income of approximately $249, $470, $167, $202, $491 and $27 million, respectively, is a personal and casualty insurance holding company that writes personal and commercial automobile, homeowners, commercial multi-peril, worker's compensation and fire insurance in the Midwest and eastern half of the nation; including Pennsylvania. The company's last public offering of common stock was in June, 1991. STFC is a downstream stock subsidiary of a mutual operating company. The parent mutual group of companies led by State Automobile Mutual Insurance Company controls 66% of STFC's shares.

ANALYSIS OF MERCER RELATIVE TO THE COMPARATIVE COMPANIES

Our analysis of Mercer relative to the peer group of companies commences with establishing Mercer's statistical profile, and its fit from a perspective of size to the overall peer group. In this context we compare net written premiums, assets, shareholders' equity and several other key financial size measures to gauge Mercer's place in the peer group. It would be quite reasonable to assume that a company converting from a mutual to a stock form, or a private stock company going public could be larger than the average or median of our peer companies. However, Mercer is much smaller than the average of our peer companies. Indeed, by most measures, it is smaller than the smallest company in our peer group.

Also, each individual company in the peer group was analyzed from a financial performance point of view. The results of key performance measures, ratios, margins, or returns were compiled, and statistical ranges, averages and medians were computed. Peer group performance information for loss ratios, expense ratios, and combined ratios are compared to Mercer. The comparison also depicts Mercer's leverage as a multiple of net premiums written to surplus and compares it to its peer group and the industry average. These key performance results were compared to Mercer, to ascertain Mercer's relative financial performance were compared to the peer group.

This comparison gives only an initial impression of Mercer's financial performance as compared to the peer group. The next step in the comparison separated the peer group into two sub-groups - as larger and smaller institutions. This is a meaningful division because, within the twelve company peer group, there is a significant difference in market valuation. Thus, by separating our overall peer group we are able to compare how the financial performance of the larger companies sub group compares to that of the smaller companies, and how this difference in financial performance is reflected in relative market valuation.

The comparative group historical analysis for the years ended December 31, 1993-96 and six months ended June 30, 1996-97, is shown below and in its entirety in Exhibit II with income statement and balance sheet financial data, operating ratios, capital profitability ratios and growth rates:

                        Stock Comparison Analysis Summary
                            All Comparable Companies
                            Data as of June 30, 1997
                             (dollars in thousands)

FINANCIAL INFORMATION                          Mercer             Low             Average           Median              High
---------------------                          ------             ---             -------           ------              ----

Net Premiums Written                           18,155            50,787           290,042          190,912             716,471
Net Premiums Earned                            18,847            50,407           278,288          188,818             682,022
Net Investment Income                           2,359             3,308            33,945           17,375              98,284
Net Income                                      1,574            -1,412            25,632           15,261              64,895

Assets                                         72,534            94,607           745,818          403,123           2,253,547
Loss & LAE Reserves                            33,618            46,376           335,152          164,411           1,171,315
Shareholders Equity                            20,714            20,591           213,956          124,113             518,037

RATIOS
------
Loss Ratio                                       62.3              63.6              68.9             68.6                77.2
Expense Ratio                                    41.6              25.2              30.9             30.3                37.8
Combined Ratio                                  103.9              92.7              99.8             98.9               109.3
NPW/Sh. Equity                                   0.88              0.94              1.41             1.38                2.47
Loss & LAE Res./NPE                              1.78              0.67              1.11             1.06                1.72

RETURN ON SHAREHOLDER'S EQUITY
------------------------------
   LTM 1997                                      7.6%             -2.2%             11.6%            12.5%               30.3%
   YE 1996                                       4.5%             -4.9%              9.0%            10.0%               28.4%

NET INCOME/NET PREMIUMS EARNED
------------------------------
   LTM 1997                                      8.4%             -1.6%              8.5%            11.1%               13.6%
   YE 1996                                       3.1%             -3.6%              6.0%             8.9%               11.5%

GROWTH RATES
------------
Net Premiums Written                            -1.2%              2.0%             14.2%            12.5%               17.7%
Net Investment Income                            2.1%              3.9%             12.1%             7.4%               15.9%
Net Income                                      21.4%            -33.6%              8.1%            13.0%               35.0%
Assets                                           0.6%              2.5%             13.4%            10.3%               16.6%
Shareholder's Equity                             4.7%             -3.9%             12.1%            12.4%               35.2%
Dividends                                          NA              0.0%              9.7%             9.2%               21.9%

MARKET CAPITALIZATION                              NA            27,189           383,442          161,534             912,706
---------------------

DIVIDEND YIELD                                     NA              0.0%              1.2%             1.5%                2.3%
--------------

Mercer on the basis of income statement and balance sheet comparisons is approximately one tenth and two tenths of the group median, its (operating ratios) loss ratio is comparable to the group median, while its expense ratio of 41.6% is substantially greater than the group median of 30.3% reflecting the absence of economies of scale inherent in the Company's limited scale of operations. Net premiums written to surplus of 88% is significantly lower than the peer average of 138%, again reflecting the limited scope of operations. Loss and LAE Reserves to Net Premiums Written of 178% as compared to a group median of 106%, however, reflect a conservative underwriting posture by management. The Company's return on surplus or equity of 7.6% is substantially below that of the peer median of 12.5%. The infusion of substantial amounts of new common equity in the conversion will make this comparisons unfavorable for several years as management employs this excess capital. Aside from net income, all categories of growth rates are substantially below peers.

This analysis demonstrates and confirms that on the basis of size and financial performance, we must make a distinction between the larger and smaller companies in our peer group. We first review the financial performance and growth characteristics of the larger companies sub group.

The table below summarizes data for the Peer Group's Large Comparable Companies.

                        Stock Comparison Analysis Summary
                           Large Comparable Companies
                            Data as of June 30, 1997
                             (dollars in thousands)

FINANCIAL INFORMATION                         Mercer             Low             Average             Median              High
---------------------                         ------             ---             -------             ------              ----

Net Premiums Written                         18,155          279,380            502,012            556,606            716,471
Net Premiums Earned                          18,847          249,566            486,813            521,284            682,022
Net Investment Income                         2,359           24,513             61,852             55,637             98,284
Net Income                                    1,574           27,795             48,428             48,197             64,895

Assets                                       72,534          470,637          1,323,557          1,140,504          2,253,547
Loss & LAE Reserves                          33,618          167,079            604,595            477,047          1,171,315
Shareholders Equity                          20,714          202,002            372,585            391,991            518,037

RATIOS
------
Loss Ratio                                     62.3             66.2               68.5               68.6               72.1
Expense Ratio                                  41.6             25.2               28.7               29.5               32.3
Combined Ratio                                103.9             92.7               97.2               95.8              104.3
NPW/Sh. Equity (X)                             0.88             0.94               1.34               1.38               1.56
Loss & LAE Res./NPE (X)                        1.78             0.67               1.16               1.33               1.72

RETURN ON SHAREHOLDER'S EQUITY
------------------------------
   LTM 1997                                    7.6%            10.0%              13.1%              13.8%              15.6%
   YE 1996                                     4.5%             7.7%              11.1%              11.7%              13.8%

NET INCOME/NET PREMIUMS EARNED
------------------------------
   LTM 1997                                    8.4%             6.4%              10.5%              11.1%              13.6%
   YE 1996                                     3.1%             4.7%               8.4%               9.4%              10.4%

GROWTH RATES
------------
Net Premiums Written                          -1.2%             4.8%              12.6%              14.2%              16.9%
Net Investment Income                          2.1%             6.3%               8.2%               7.7%              10.6%
Net Income                                    21.4%             2.0%              15.8%              13.0%              35.0%
Assets                                         0.6%             8.0%               9.8%              10.2%              11.6%
Shareholder's Equity                           4.7%             8.6%              12.6%              12.5%              14.9%
Dividends                                        NA             0.0%              12.0%              13.0%              21.9%

MARKET CAPITALIZATION                            NA          491,550            730,346            744,515            912,706
---------------------

DIVIDEND YIELD                                   NA             0.7%               1.6%               1.7%               2.3%
--------------

Mercer, on the basis of income statement and balance sheet comparisons, is approximately three percent of the large group median. Its' (operating ratios) loss ratio is comparable to the group median, while its expense ratio of 41.6% is substantially greater than the group median of 29.5%, reflecting the absence of economies of scale inherent in the Company's limited scale of operations. Net premiums written to surplus of 88% is significantly lower than the peer average of 138%, again reflected the limited scope of operations. Loss and LAE Reserves to Net Premiums Written of 178% as compared to a group median of 133%, however, reflect a conservative underwriting posture by management. The Company's return on surplus or equity of 7.6% is substantially below that of the peer median of 13.8%. Aside from net income, all categories of growth rates are substantially below peers.

The table below summarizes data for the Peer Group's Small Comparable Companies.

                        Stock Comparison Analysis Summary
                           Small Comparable Companies
                            Data as of June 30, 1997
                             (dollars in thousands)

FINANCIAL INFORMATION                             Mercer             Low            Average            Median            High
---------------------                             ------             ---            -------            ------            ----
Net Premiums Written                             18,155           50,787           113,400           100,103          190,912
Net Premiums Earned                              18,847           50,407           104,516            96,216          188,818
Net Investment Income                             2,359            3,308            10,689            11,596           17,375
Net Income                                        1,574           -1,412             6,636             6,428           15,261

Assets                                           72,534           94,607           264,369           281,745          403,123
Loss & LAE Reserves                              33,618           46,376           110,616           125,662          164,411
Shareholders Equity                              20,714           20,591            81,764            81,472          124,113

RATIOS
------
Loss Ratio                                         62.3             63.6              69.3              67.5             77.2
Expense Ratio                                      41.6             28.6              32.8              33.1             37.8
Combined Ratio                                    103.9             97.4             102.1             100.2            109.3
NPW/Sh. Equity                                     0.88             1.19              1.47              1.23             2.47
Loss & LAE Res./NPE                                1.78             0.87              1.07              1.01             1.50

RETURN ON SHAREHOLDER'S EQUITY
------------------------------
   LTM 1997                                        7.6%            -2.2%             10.3%              8.5%            30.3%
   YE 1996                                         4.5%            -4.9%              7.3%              5.5%            28.4%

NET INCOME/NET PREMIUMS EARNED
------------------------------
   LTM 1997                                        8.4%            -1.6%              6.8%              7.6%            12.4%
   YE 1996                                         3.1%            -3.6%              4.1%              4.4%            11.5%

GROWTH RATES
------------
Net Premiums Written                              -1.2%             2.0%              9.7%             10.3%            17.7%
Net Investment Income                              2.1%             3.9%              7.7%              6.2%            15.9%
Net Income                                        21.4%           -33.6%              1.8%              5.6%            22.1%
Assets                                             0.6%             2.5%              8.9%              8.9%            16.6%
Shareholder's Equity                               4.7%            -3.9%             15.5%             16.3%            35.2%
Dividends                                            NA             0.0%              7.4%              6.6%            21.9%

MARKET CAPITALIZATION                                NA              177            94,356            98,067          161,534
---------------------

DIVIDEND YIELD                                       NA             0.0%              0.8%              0.8%             1.8%
--------------

Mercer, on the basis of income statement and balance sheet comparisons, is approximately two tenths and one quarter of the group median, its (operating ratios) loss ratio are very comparable to the group median, while its expense ratio of 41.6% is moderately higher than the group median of 33.1% reflecting the absence of economies of scale inherent in the Company's and smaller company group's limited scale of operations. Net premiums written to surplus of 88% is still significantly lower than the peer average of 123%, again reflected the limited scope of operations. Loss and LAE Reserves to Net Premiums Written of 178% as compared to a group median of 101%, however, reflect a conservative underwriting posture by management. The Company's return on surplus or equity of 7.6% is substantially comparable to the peer median of 8.5%, suggesting the entire group suffers from the same business circumstances or malaise. Aside for net income, all categories of growth rates are substantially below peers. Peers reflect moderate growth of net premiums written, assets and equity.

We have noted previously that for a number of reasons discussed in our "Comparative Peer Group Overview" that Home State Holdings, Inc. deserves to be viewed as a comparable company. However, due to its recent financial demise, and the lack of any share price quotes in the marketplace, that it was not appropriate to include its financials in the peer group statistical average and median comparisons for growth and profitability.

Particular note should be given to Home State Holdings, Inc. which illustrates the dangers associated with rapid growth in specific lines of business or greater geographic market shares. Through-out its history, Home State was aggressively adding premiums and financed growth through the sale of shares of common stock, until 1996 when its poor underwriting standards visited upon the company significant losses resulting in a Loss & LEA Ratio of 113%. Earnings, reserves and capital appear inadequate to resolve the company's problems and it has been de-listed and may be deemed insolvent. This is an example of the reasons why smaller companies, which determine to grow more rapidly and expand into new territories or lines of business should, for the purposes of a market valuation, be given a discount relative to larger, financially proven and more stable companies.

                            III. VALUATION CONCLUSION

In valuing Mercer as a subsidiary of the Corporation, we principally relied upon a market approach. The market approach estimates value by examining the relevant market pricing characteristics of securities of comparable companies which are publicly traded. This produces a market value as if the securities were exchanged in the open market on a minority interest basis, or a "freely traded value". We selected a group of property and casualty insurance companies as discussed in the previous section which we believe investors would likely compare to the Company when making a decision to purchase the Company's Common Stock. We also considered adjustments to the freely traded value due to the "new issue discount" and other factors discussed herein. These adjustments are significant and impact, in some way, all initial public offerings. The market approach is favored for valuation of initial public offerings since it provides the most reliable indicator of value for the issuance of stock by examining the market valuation characteristics of similar companies and offerings. As discussed more fully below, we did not rely upon the income approach (discounted cash flow) or net asset valuation approach.

           VALUATION CONSIDERATIONS RELATIVE TO THE COMPARATIVE GROUP

The comparative companies group provides a starting point from which to determine Mercer's value as a subsidiary of the Corporation pursuant to the Reorganization. However, a number of important differences need to be noted. These differences, and the major valuation issues are discussed separately.

OVERALL GROWTH, SIZE, AND RELATIVE PERFORMANCE

In Section II, Comparable Company Analysis, we reviewed separately the broad size and performance statistics of: 1) the overall comparative group, 2) the larger company group, and 3) the smaller company group. In order that we may utilize this large group of statistics, we have distilled these performance statistics into a condensed summary that can help give us a focused view of Mercer's relative performance to this comparable company group.

By reviewing both the larger and smaller company group performance, we concluded that overall, the smaller company splinter group had growth and financial performance more representative and comparable to Mercer than that of the larger company sub grouping. For example, the smaller company group of the comparable companies experienced more sporadic and unpredictable changes in premium and net income growth than larger companies. As discussed further in this report, the market valuation of these two sub groups showed notable differences. The table that summarizes Mercer's relative growth and financial performance is depicted on the following page.

                        Stock Comparison Analysis Summary
                              Valuation Parameters

                                                                                  MEDIANS
                                                                    ------------------------------------
                                             MERCER                 SMALLER COS.             LARGER COS.
                                             ------                 ------------             -----------
GROWTH RATES
------------
Net Premiums Written                            -1.2%                     10.3%                    14.2%
Net Investment Income                            2.1%                      6.2%                     7.7%

Net Income                                      21.4%                      5.6%                    13.0%
Shareholder Dividends                            0.0%                      6.6%                    13.0%
Assets                                           0.6%                      8.9%                    10.2%
Shareholder's Equity                             4.7%                     16.3%                    12.5%

RETURN ON SHAREHOLDER'S EQUITY
------------------------------
   LTM 1997                                      7.6%                      8.5%                    13.8%
   YE 1996                                       4.5%                      5.5%                    11.7%

NET INCOME/NET PREMIUMS EARNED
------------------------------
   LTM 1997                                      8.4%                      7.6%                    11.1%
   YE 1996                                       3.1%                      4.4%                     9.4%

MARKET VALUATION
----------------
Price/1998 Projected Income                      -                          9.0                     13.0
Price/1997 Projected Income                      -                         10.4                     14.8
Price/June 30, 1997 Book Value                   -                         114%                     213%

MARKET CAPITALIZATION ($000)                     -                       98,067                  744,515
----------------------------


The performance statistics seen here are fairly consistent across many different performance measures. They demonstrate that the larger companies in the stock comparison group overall had faster premium, investment income, net income, shareholder dividend, asset growth, and higher return on shareholder equity than the smaller companies in the group. This smaller company group, just as consistently had better growth and financial performance statistics than Mercer. Thus as a beginning concept for valuation, it is appropriate that Mercer, as a result of its poorer relative growth and financial performance to these two groups, deserves market valuation multiples that are lower than those of the comparable companies in general, and specifically lower than the smaller company valuation parameters.

PRODUCT AND GEOGRAPHIC CONCENTRATION

The Company almost exclusively writes policies in New Jersey with a modest number of policies in effect in Pennsylvania. As previously discussed, New Jersey insurance companies are highly regulated. And the state, as a coastal northeastern state, has suffered from adverse weather conditions in four of the prior six years. While the Company seeks to diversify its underwriting risks, reduce its coastal exposure and expand geographically, it remains a small company with limited management and other resources which will for some time be subject to the regulatory, economic, and weather conditions of a limited part of the country. The comparable companies, due to their larger size and publicly traded characteristics, are more diversified than Mercer.

As discussed in Section II, the Company has been less profitable than its peers overall and reports a higher operating expense ratio and underwriting losses. In fact, Mercer has under-performed relative to both the large and small company peer group in every measure, except net income growth. This measure for Mercer is distorted because its base business year was depressed due to catastrophic weather losses, while 1997 has disproportionately benefited from the absence of severe weather losses. Thus this measure, which shows Mercer outperforming the comparable companies is a statistical distortion.

Similar to most companies in the insurance industry, the Company relies upon its investment income for net profits, reporting a combined ratio of greater than 100% during the previous five years. Like many insurance companies of its size, the Company's investment portfolio is principally composed of fixed income securities, which are dependent upon interest rates. The Company's earnings during 1997 to date are the largest ever reported, principally due to an abnormally low loss experience because of a mild winter and few coastal storms. Even in this low loss year the Company's recent return on equity at less than 8% is still below other comparable companies performance. The added surplus from the conversion guarantees that Mercer's return on equity likely will remain even lower for some time after the Reorganization. As such, the Company's value should be discounted relative to more profitable, faster growing peer companies.

RETURN ON EQUITY CONSIDERATIONS

Return on equity is the single most important measure of a company's financial performance, because it measures the rate of investment return. It is generally true across all industries that companies with low returns on equity are accorded lower price/book value ratios in the market than higher return on equity companies. The chart on the following page indicates actual market differences in valuations between less and more profitable peer companies. After conversion, the Company's return on equity due to the large anticipated infusion of capital will remain low. It is confirmed by our analysis that in the insurance industry, low return on equity companies are more likely to be priced at or below book value.

                                                             6/30/97         11/11/97
COMPANY                                                        ROE         PRICE/BOOK(%)
-----------------------------------------------------------------------------------------
Farm Family Holdings                                          17.5%             1.37
Motor Club of America                                         17.4%             1.32
Allied Group, Inc.                                            16.1%             2.44
State Auto Financial Corporation                              15.5%             2.43
Alfa Corporation                                              15.4%             2.13
Selective Insurance Group                                     13.1%             1.69
Harleysville Group, Inc.                                      11.9%             1.84
Donegal Group, Inc.                                           11.5%             1.42
Old Guard Group, Inc.                                          5.4%             0.96
Merchants Group, Inc.                                          4.7%             0.89
Meridian Insurance Group, Inc.                                 3.4%             0.96
Home State Holdings, Inc.                                        NA             0.01


SIZE CONSIDERATIONS

Among the comparative group of companies, Mercer ranks among the lowest, if not the lowest, on all key size aspects -- assets, surplus and pro forma surplus, net premiums written, and revenues. The market generally distinguishes among smaller and lower capitalized companies and larger companies for many reasons. These reasons include geographic and product diversity (as previously discussed), institutional investor interest, management depth, stock liquidity, among others. According to Ibottson's Stock, Bonds, Bills and Inflation Yearbook 1997, the required market return of small capitalization companies (less than $197 million) is 250 basis points greater than the required return on larger capitalization companies.

Therefore, an important distinction should be made between the market valuation characteristics of smaller market capitalized companies and larger market capitalized companies. This same valuation dependence on size relationship is evident among the comparative companies. The following page presents the price/book ratio for each comparative company ranked by market capitalization.

                                                  Market                      11/11/97
                                              Capitalization                 Price/Book
Company                                        ($millions)                       (%)

Allied Group, Inc.                                   913                          244
Selective Insurance Group                            812                          169
Harleysville Group                                   745                          184
Alfa Corporation                                     691                          213
State Auto Financial Corporation                     492                          243
Farm Family Holdings                                 162                          136
Donegal Group, Inc.                                  123                          142
Meridian Insurance Group, Inc.                       122                           96
Old Guard Group, Inc.                                 74                           96
Merchants Insurance Group, Inc.                       58                           89
Motor Club of America                                 27                          132


This data demonstrates that, generally, larger companies tend to have a higher price/book value multiple in the marketplace than smaller companies. Our data shows that the larger companies had higher growth and return on equity than the smaller companies. Therefore, it is this reason that drives the larger company higher valuations. As an exception, Motor Club by virtue of significant tax benefit (related to prior losses and a diminished shareholder equity) generated an artificially high return on equity figure. These computations have also helped the company attain a high price/book value multiple.

When the data is separated between our universe of smaller and larger companies, that difference in valuation multiples is more pronounced. In addition, we observe that there is also a difference between the larger and smaller company valuation multiples as it relates to the price/earnings multiple. The summary of this data is shown in the following table.

                                Market Valuations
                                    (medians)

                                                  Small                                Small              Large
                                                 Company          Large Company       Company            Company
Market Valuation                                 Medians             Medians          Averages          Averages

Price/1998                                         9.0X               13.0X            10.7X              12.7X
Price/1997                                        10.4X               14.8X            12.2X              14.8X
Price/Book Value Per Share                         114%               213%              115%              211%

Constituent group members for the large company group include: Alfa, Allied, Harleysville, State Auto and Selective, while the smaller company group includes: Home

State, Donegal, Farm Family, Merchants, Motor Club of America, Meridian and Old Guard.

Three of the smaller companies trade at a premium to book value and three trade at a discount. The three premium companies are Donegal, Farm Family and Motor Club of America which trade at 142%, 136% and 132% of book value per share, respectively. These three companies had the highest compound rate of net income growth when compared to the three which are valued under book value. In addition, they were among the fastest growing companies as measured by Net Premiums Written. The three premium companies' return on equity was also superior to that of the remaining three discount companies. Motor Club attained its higher return due a very significant tax benefit, and with greater underwriting leverage stemming from a former shortage of surplus.

The three discount companies, Merchants, Meridian and Old Guard, trade at 89%, 96% and 96% of book value per share, respectively. Each of these companies has experienced losses or a negative growth rate of Net Income over the 1992 - June 30, 1997 period. Merchants and Old Guard have recorded low premium growth rates. Meridian had an attractive 12.3% Net Written Premium growth rate, but recorded a decline in earnings from the 1992 period. The three discount companies' return on equity was also less than that of the three premium performers with only nominal returns, i.e. returns similar to Mercer's pre-conversion return on equity.

These smaller companies have been publicly traded companies a shorter time period, and as such have had less time to prove themselves to investors in the marketplace. They have also been Securities and Exchange Commission ("SEC") reporting companies for a shorter time period, and have not come to the attention of a large number of investors. A new stock issue is often accompanied by management's presentation to investors in selected cities, commonly called a "road show." Such management presentations over a period of time help establish the company's credibility and emphasize its performance record. Thus, as a company has a longer exposure to investors as a SEC reporting company, its acceptance in the marketplace is accompanied by a generally increasing market valuation.

                              MARKET CONSIDERATIONS

Several other considerations are material in deriving the pro forma market value of Mercer pursuant to the Reorganization.

NEW ISSUE DISCOUNT

Conversion valuations typically incorporate a "new issue discount" and additional discounts arising from the evaluation of the issuer's specific strengths or weaknesses. A new issue discount reflects the price received by an issuer as compared to the value of a security on a fully distributed basis. The new issue discount is needed to entice investors in an offering of new shares with no current market and uncertainty regarding post-offering price and liquidity. The new issue discount can be measured by the post offering price appreciation for initial public offerings which have ranged on average (30 days after offering) from a current low of 13% as of November 10, 1997 to a high of 29% between 1995 and 1997, while mutual to stock conversions post offering price appreciation have ranged from a current high of 41% as of November 10, 1997 to a low of 15% during the same time period. Refer to Exhibit IV for details on all Mutual to Stock Conversions from November 1996 to November 10, 1997.

The first and only mutual to stock conversion of a Pennsylvania mutual insurance company under the conversion laws of the State of Pennsylvania was perfected by Old Guard Insurance Group, Inc. on January 15, 1997. The prospectus and subscription rights offering circular provided for the sale of up to 4.4 million shares of common stock including 3.86 million shares to policyholders in a non-transferable subscription rights offering, 386 thousand shares to an Employee Stock Ownership Plan (the "ESOP") and an additional 150 thousand shares upon the conversion of certain American Re Surplus Notes. The prospectus indicated a valuation range of $28.5 million to $38.6 million and 46% and 55% gross proceeds to total stockholders' equity pro forma as of September 30, 1996, minimum and maximum, respectively, with a mid-point valuation of $33.6 million, or approximately 51% of pro forma book value (gross proceeds to pro forma stockholders' equity).

Old Guard's initial public offering was for 3,955,000 shares at $10.00 per share on February 19, 1997. Shares of Old Guard common stock were first quoted at approximately $14.00 per share, or 75% of pro forma book value per share. The stock traded within a narrow range for a period of time while investors considered Old Guard's offering and its future market potential. Old Guard's stock price was quoted on November 10, 1997 at $17 5/8, representing 96% to stated book value per share (June 30, 1997). Old Guard's stock price performance is charted below.



                      OLD GUARD GROUP, INC. STOCK PRICE

  DATE            PRICE           PROFORMA BOOK
  ----            -----           -------------
02/21/97         14.125               18.23
02/28/97         13.625               18.23
03/07/97         14.062               18.23
03/14/97         14.875               18.23
03/21/97         14.5                 18.23
03/28/97         13.875               18.23
04/04/97         14.125               18.23
04/11/97         13.875               18.23
04/18/97         14                   18.23
04/25/97         13.875               18.23
05/02/97         14                   18.23
05/09/97         14.062               18.23
05/16/97         14.625               18.23
05/23/97         14.5                 18.23
05/30/97         14.5                 18.23
06/06/97         14.5                 18.23
06/13/97         14.75                18.23
06/20/97         14.75                18.23
06/27/97         14.75                18.23
07/04/97         15                   18.23
07/11/97         15.5                 18.23
07/18/97         15.125               18.23
07/25/97         16.125               18.23
08/01/97         16.875               18.23
08/08/97         17.25                18.23
08/15/97         18.312               18.23
08/22/97         19.125               18.23
08/29/97         18.5                 18.23
09/05/97         18.75                18.23
09/12/97         18.625               18.23
09/19/97         18.875               18.23
09/26/97         18.5                 18.23
10/03/97         18.5                 18.23
10/10/97         19                   18.23
10/17/97         18.375               18.23
10/24/97         18.5                 18.23
10/31/97         17.625               18.23
11/07/97         17.375               18.23

As is typical of heavily subscribed mutual to stock conversions, a substantial number of Old Guard shares were traded during its first few days in the market. Subsequently, the volume of shares traded moderated, again following the typical pattern in over-subscribed offerings and other new issues. Old Guard's shares and percentage shares traded to shares outstanding is charted below.



            OLD GUARD SHARE VOLUME AS A PERCENT OF SHARES OUTSTANDING

Outstanding Shares:   4204910

                                                           PROFORMA         % SHARES TRADED
   DATE                CLOSE             VOLUME              BOOK            TO OUTSTANDING
   ----                -----             ------              ----           --------------
02/21/97               14.125             98300              18.23              2.34%
02/28/97               13.625             86900              18.23              2.07%
03/07/97               14.062             51700              18.23              1.23%
03/14/97               14.875             24500              18.23              0.58%
03/21/97               14.5               16100              18.23              0.38%
03/28/97               13.875              4700              18.23              0.11%
04/04/97               14.125              9600              18.23              0.23%
04/11/97               13.875              3000              18.23              0.07%
04/18/97               14                  4500              18.23              0.11%
04/25/97               13.875              4400              18.23              0.10%
05/02/97               14                  3900              18.23              0.09%
05/09/97               14.062              6100              18.23              0.15%
05/16/97               14.625              9100              18.23              0.22%
05/23/97               14.5                4800              18.23              0.11%
05/30/97               14.5                9600              18.23              0.23%
06/06/97               14.5                7200              18.23              0.17%
06/13/97               14.75               4100              18.23              0.10%
06/20/97               14.75               4700              18.23              0.11%
06/27/97               14.75               4900              18.23              0.12%
07/04/97               15                  4800              18.23              0.11%
07/11/97               15.5                5800              18.23              0.14%
07/18/97               15.125              3600              18.23              0.09%
07/25/97               16.125              6800              18.23              0.16%
08/01/97               16.875             13500              18.23              0.32%
08/08/97               17.25               4800              18.23              0.11%
08/15/97               18.312              8300              18.23              0.20%
08/22/97               19.125              9000              18.23              0.21%
08/29/97               18.5                4200              18.23              0.10%
09/05/97               18.75                800              18.23              0.02%
09/12/97               18.625               800              18.23              0.02%
09/19/97               18.875             11800              18.23              0.28%
09/26/97               18.5                2000              18.23              0.05%
10/03/97               18.5                3100              18.23              0.07%
10/10/97               19                  2800              18.23              0.07%
10/17/97               18.375              3400              18.23              0.08%
10/24/97               18.5                3500              18.23              0.08%
10/31/97               17.625              6000              18.23              0.14%
11/07/97               17.375              6300              18.23              0.15%


Farm Family Holdings, Albany, New York perfected its demutualization in July, 1996 with the distribution of its surplus and concurrent offering of additional shares of common stock to policyholders in a non-transferable subscription rights offering and then investors. Policyholders were offered 3,000,000 shares of additional common stock and purchased a mere 214,174 shares, or 7.14%, the remaining shares being offered in a firm commitment underwriting dated July 22, 1996.

Farm Family's prospectus indicates a price to public, stated book value (before offering) per share and pro forma book value (calculated) per share of $16.00, $23.70 and $19.48 per share, respectively. The issue price to pro forma book value per share was 82%.

Shares of Farm Family common stock were first quoted at approximately $17.25 per share and 89% of "pro forma common equity". Thirty days subsequent to offering, Farm Family common stock was quoted at approximately $18.25 per share, representing price appreciation of 14% over the issue price of $16.00 per share and 6% over the initial day's market value of $17.25 per share. It's not known when the underwriters terminated the syndicate's price stabilization efforts, i.e. the syndicate buys shares if they decline in value below the initial offering price. According to The Firemark Review data as of October, 1997, Farm Family was quoted on November 10, 1997 at $30 3/8, representing 12.7X and 11.3X estimated 1997 and 1998 earnings respectively, and 136% Stock Price compared to stated Book Value (June 30, 1997) on a per share basis. Farm Family's stock price performance is charted below.


                  FARM FAMILY HOLDINGS STOCK PRICE PERFORMANCE

  DATE                PRICE                 PROFORMA BOOK
  ----                -----                 -------------
07/26/96              17.25                    19.49
08/02/96              17.625                   19.49
08/09/96              19.125                   19.49
08/16/96              18.25                    19.49
08/23/96              18                       19.49
08/30/96              18.25                    19.49
09/06/96              18.25                    19.49
09/13/96              18.625                   19.49
09/20/96              18.375                   19.49
09/27/96              18.375                   19.49
10/04/96              18.375                   19.49
10/11/96              18.25                    19.49
10/18/96              18.5                     19.49
10/25/96              18.75                    19.49
11/01/96              20                       19.49
11/08/96              20                       19.49
11/15/96              19.75                    19.49
11/22/96              19.75                    19.49
11/29/96              19.625                   19.49
12/06/96              19.75                    19.49
12/13/96              19.375                   19.49
12/20/96              19.25                    19.49
12/27/96              19.875                   19.49
01/03/97              20                       19.49
01/10/97              21.125                   19.49
01/17/97              21.875                   19.49
01/24/97              22.625                   19.49
01/31/97              23                       19.49
02/07/97              22.875                   19.49
02/14/97              23.625                   19.49
02/21/97              22.625                   19.49
02/28/97              23.625                   19.49
03/07/97              23.375                   19.49
03/14/97              22.875                   19.49
03/21/97              22.5                     19.49
03/28/97              22.375                   19.49
04/04/97              22.125                   19.49
04/11/97              22.75                    19.49
04/18/97              22.375                   19.49
04/25/97              23.625                   19.49
05/02/97              24.625                   19.49
05/09/97              25                       19.49
05/16/97              25.375                   19.49
05/23/97              26.625                   19.49
05/30/97              26.75                    19.49
06/06/97              27.375                   19.49
06/13/97              27.375                   19.49
06/20/97              27.625                   19.49
06/27/97              27.875                   19.49
07/04/97              27.875                   19.49
07/11/97              28.25                    19.49
07/18/97              28.312                   19.49
07/25/97              29.313                   19.49
08/01/97              30.063                   19.49
08/08/97              29.937                   19.49
08/15/97              29.437                   19.49
08/22/97              29.125                   19.49
08/29/97              29.125                   19.49
09/05/97              29.062                   19.49
09/12/97              29.938                   19.49
09/19/97              30.375                   19.49
09/26/97              31.687                   19.49
10/03/97              31.75                    19.49
10/10/97              32                       19.49
10/17/97              31.875                   19.49
10/24/97              30.812                   19.49
10/31/97              31                       19.49
11/07/97              30.562                   19.49


A substantial number of Farm Family shares of common stock were traded during the initial several days and weeks of trading. During the first four weeks, or thirty trading days, 8.0 million shares of common stock or approximately 167% of shares issued and outstanding traded Over the Counter. Subsequently, the volume of shares traded has moderated and Farm Family currently trades 4,200 shares on an "average" weekly basis. Farm Family's shares and percentage shares traded to shares outstanding is charted on the following page.

             FARM FAMILY VOLUME AS A PERCENT OF SHARES OUTSTANDING

Shares Outstanding:    5253813

                                                                 PROFORMA         PERCENT OF
  DATE                  CLOSE             VOLUME                  BOOK         SHARES OUTSTANDING
  ----                  -----             ------                  ----         ------------------
07/26/96                17.25              43300                  19.49             0.82%
08/02/96                17.625             17900                  19.49             0.34%
08/09/96                19.125             10900                  19.49             0.21%
08/16/96                18.25               3700                  19.49             0.07%
08/23/96                18                  1200                  19.49             0.02%
08/30/96                18.25               2900                  19.49             0.06%
09/06/96                18.25                600                  19.49             0.01%
09/13/96                18.625              3600                  19.49             0.07%
09/20/96                18.375              1300                  19.49             0.02%
09/27/96                18.375              2600                  19.49             0.05%
10/04/96                18.375              2700                  19.49             0.05%
10/11/96                18.25               2000                  19.49             0.04%
10/18/96                18.5                3300                  19.49             0.06%
10/25/96                18.75               1800                  19.49             0.03%
11/01/96                20                  6600                  19.49             0.13%
11/08/96                20                 14900                  19.49             0.28%
11/15/96                19.75               1800                  19.49             0.03%
11/22/96                19.75                700                  19.49             0.01%
11/29/96                19.625               200                  19.49             0.00%
12/06/96                19.75               9500                  19.49             0.18%
12/13/96                19.375              1700                  19.49             0.03%
12/20/96                19.25               1200                  19.49             0.02%
12/27/96                19.875               500                  19.49             0.01%
01/03/97                20                   800                  19.49             0.02%
01/10/97                21.125              6100                  19.49             0.12%
01/17/97                21.875              3800                  19.49             0.07%
01/24/97                22.625              3800                  19.49             0.07%
01/31/97                23                  3800                  19.49             0.07%
02/07/97                22.875               800                  19.49             0.02%
02/14/97                23.625              1900                  19.49             0.04%
02/21/97                22.625              4000                  19.49             0.08%
02/28/97                23.625             42200                  19.49             0.80%
03/07/97                23.375               900                  19.49             0.02%
03/14/97                22.875              1000                  19.49             0.02%
03/21/97                22.5               18000                  19.49             0.34%
03/28/97                22.375               600                  19.49             0.01%
04/04/97                22.125               700                  19.49             0.01%
04/11/97                22.75               3000                  19.49             0.06%
04/18/97                22.375              3700                  19.49             0.07%
04/25/97                23.625              1600                  19.49             0.03%
05/02/97                24.625              2300                  19.49             0.04%
05/09/97                25                  1700                  19.49             0.03%
05/16/97                25.375              1300                  19.49             0.02%
05/23/97                26.625              1900                  19.49             0.04%
05/30/97                26.75                600                  19.49             0.01%
06/06/97                27.375              1000                  19.49             0.02%
06/13/97                27.375               500                  19.49             0.01%
06/20/97                27.625               300                  19.49             0.01%
06/27/97                27.875               500                  19.49             0.01%
07/04/97                27.875              1100                  19.49             0.02%
07/11/97                28.25                900                  19.49             0.02%
07/18/97                28.312               500                  19.49             0.01%
07/25/97                29.313               800                  19.49             0.02%
08/01/97                30.063              4100                  19.49             0.08%
08/08/97                29.937              2400                  19.49             0.05%
08/15/97                29.437               500                  19.49             0.01%
08/22/97                29.125              6300                  19.49             0.12%
08/29/97                29.125              3100                  19.49             0.06%
09/05/97                29.062               900                  19.49             0.02%
09/12/97                29.938              7700                  19.49             0.15%
09/19/97                30.375              1400                  19.49             0.03%
09/26/97                31.687              1600                  19.49             0.03%
10/03/97                31.75               4100                  19.49             0.08%
10/10/97                32                  2200                  19.49             0.04%
10/17/97                31.875               400                  19.49             0.01%
10/24/97                30.812              1100                  19.49             0.02%
10/31/97                31                  3400                  19.49             0.06%
11/07/97                30.562              1000                  19.49             0.02%

Also, the large number of depository institution conversions, their substantial dollar value of common stock issued and long history of many conversions being completed via non-transferable subscription offerings provide evidence of a need for a new issue discount. The typical recent conversion of a depository institution takes place in the mid to low 70% of price to pro forma book value. Historical evidence indicates that pricings above this range, at least for depository institutions, are met with investor reluctance.

POST-OFFERING MARKET FOR THE CORPORATION'S COMMON STOCK

Because Mercer is offering a new issue of common stock, there is no currently active market, and the nature and liquidity of market that develops after conversion is uncertain. Accordingly, the Corporation has had no prior securities' market exposure, and its stock may be affected by the lack of investor familiarity with the issuer, the security or the conversion process. There may also be an inadequate number of market makers in the shares which generally reduces liquidity and increases the bid / ask spread, negatively affecting the market price of such securities. While we believe an active market will develop for Mercer's common stock over time, the current uncertainty over the pricing levels and liquidity is an additional factor to consider in pricing Mercer's initial public offering.

ANTICIPATED SUBSCRIPTION RESPONSE

The Corporation will issue its stock through a non-transferable subscription rights offering to policyholders, and if not fully subscribed, in a community and underwritten offering through its subscription rights agent and underwriter
- Sandler O'Neil & Partners, New York, New York. Old Guard's conversion provides some guidance as to the market's reception of the conversion shares. Old Guard received a full subscription for shares of common stock offered in the conversion from its policyholders, and an overwhelming response in the "community" offering. We anticipate a similar policyholder response and as the Plan defines the "Local Community" to be the states of New Jersey and Pennsylvania, a similarly strong community response. Mitigating this overwhelming response will be the higher mid-point value this appraisal contemplates.

PENNSYLVANIA'S MUTUAL TO STOCK CONVERSION LAW

Pennsylvania's conversion law requires the adoption of a plan of conversion by the affirmative vote of not less than two thirds of the converting company's Board of Directors and of the votes cast by eligible members, respectively, as well as approval of the Plan by the Department. The Plan, including an independent valuation of the pro forma market value of the company must address:
(1) the reasons for the conversion; (2) the effect of conversion upon existing policies; (3) the eligible members' subscription rights and allocation of rights to members; (4) allocation of shares of common stock in the event of over-subscription; (5) the sale of shares not purchased in the subscription offering in either a registered public offering or private placement; and (6) a uniform offering price per share.


The Plan must also prohibit for three years, officers and directors from directly acquiring additional shares from the issuer, without prior approvals, and prohibits repurchases outside of certain limitations. The Plan must also prohibit insiders from selling shares acquired in the conversion within one year. Directors and officers may not acquire in the offering shares of common stock representing 35% of the outstanding if the company's assets are less than $50 million, or 25% if assets exceed $500 million. Tax qualified employee benefit plans may purchase 10% of the converted company's stock. Policyholders must have the right to purchase 100% of the shares of common stock being issued, subject to certain provisions for employee stock ownership plans. The Plan must also set the "total price of the capital stock equal to the estimated pro forma market value of the converted stock company based upon an independent evaluation, i.e. that value necessary to attract a full subscription for the shares (offered)."

Pennsylvania's mutual to stock legislation, despite the Old Guard experience, remains untested and it is not possible to determine if policyholders alone will purchase all shares of common stock in the conversion. Based upon Old Guard's experience, however, it's probable all shares of the Corporation's stock will be sold within the policyholder and community offerings.

               MARKET CONDITIONS FACING THE CORPORATION'S OFFERING

The mutual form of corporate organization is unique to the banking and insurance sectors. Mutual to stock conversions differ materially from typical initial public offerings as the mutual surplus exists for the benefit of the mutual entity and its constituents. Conversion from mutual to stock is often achieved with the sale of shares common stock via a non-transferable subscription rights offering to policyholders on a priority basis. In as much as the existing surplus belongs to the entity, shares sold in the conversion are typically sold at values equivalent to existing surplus and discounts to pro forma surplus, adjusting surplus for investor contributions to capital in the conversion. This results in the accretion or increase of per share book value as the existing surplus inures to the benefit of purchasers of the common stock in the non-transferable subscription rights offering. Mutual to stock conversions have also not been treated as a liquidation for corporate purposes, but rather have been treated as reorganizations as the entity amends its form of organization from mutual to stock upon completion. These attributes make the mutual to stock conversion process unique among capital raising vehicles.

PREVAILING STOCK MARKET CONDITIONS FOR INITIAL PUBLIC OFFERINGS

Despite the stock market's recent October 27, 1997 setback, The Wall Street Journal reports in "IPO Markets Shrugs Off October Stock Sell-off with $2.4 Billion in New Deals Since Plunge," November 10, 1997, robust demand for Initial Public Offerings. The Journal reports, "33 deals valued at $2.4 billion" having been priced since Oct. 27, 1997. CommScan, a leading provider of securities offering statistics indicates, "October had the highest IPO filings for any month this year, with 104 deals registering ... yielding around $3.4 billion". The market's recent volatility has not shut the IPO opportunity window. In fact, six issuers went public the day after the Dow Jones Index fell 554 points or 7.18%. MMC Networks Inc. issued at $11 a share and closed on November 7, 1997 at $22 5/8, or +105% price change. Several concurrent offerings have shown more moderate price appreciation or even moderate declines including Transcoastal +46%, Bayard Drilling +12%, American Skiing -10%. Of particular note to new issuers, new companies especially smaller less-seasoned companies are likely to be unable to command the price they originally expected if the market continues to be as choppy.

More recently, The Wall Street Journal reports in "IPO Market Still Cooking, But With a Lack of Sizzle," November 17, 1997, continued strong demand but less post offering price appreciation. "Since Labor Day 161 companies valued at $19.1 billion... have come to market, 48... since October's sell off." "The backlog has ballooned to historically bloated levels, i.e. 200 companies. Underwriters are finding it harder and harder to get the prices they originally sought for shares, and once they start trading they are turning in weaker performances. IPO performance is key, because part of the appeal of IPOs is their historical tendency to pop up in trading in the first days. Even the strongest deals lacked the normal IPO sizzle." In fact, "87% of last week's deals were priced within or below their originally targeted price ranges."

During the last twelve months, the conversion market had approximately 29 mutual to stock conversions in non-transferable subscription rights offerings, 28 of which were among depository institutions. All were fully subscribed. The average issue price to pro forma book value ranged from a low of 64% to a high of 106% (in the case of a mutual holding company offering) and averaged 75% (calculated on the basis of gross proceeds to pro forma book value). Subsequent price appreciation was 41% from the depositors offering price in the first month after offering.

INSURANCE SECTOR STOCK MARKET PERFORMANCE

The Firemark Group, Morristown, New Jersey, is a widely recognized firm whose analysts closely follow the insurance industry. Its Firemark Insurance Review, November, 1997 provides a summary of the insurance market's most recent monthly performance. "In view of the recent market break, the S&P 500 and Dow fell 3.4% and 6.3%, respectively while the Firemark index has slipped a mere 2.6% since October, 1997. The property casualty sector declined 2.0% and commercial lines were essentially flat. The trend in the insurance sector followed other interest rate cyclical stocks with little to no international exposure -- that is, they have fallen only modestly from the record highs posted earlier in the year." Refer to Exhibit III for a listing of commercial lines, personal lines and demutualized insurance companies.

Insurance industry analysts suggest that commercial lines pricing remains under pressure, and that there will be a steady rise in concentration of market share in personal lines towards larger firms, and that over capacity is limiting premium growth. Personal lines must achieve economies of scale, and there will be a steady concentration of market share among the top ten insurers. The predominate "Investment Thesis" is focused upon "specialty focus, restructures, the `overlooked' and merger candidates" (Merrill Lynch, September 8, 1997). The greatest concerns, "a negative correlation with short term interest rates, and shares prices of the property universe" (Stephens Inc., Third Quarter Insurance Review, 1997).

The table below provides a summary of each sector's median pricing as of November 10, 1997.

                        Summary of Sector Median Pricing

Sector                Price Earnings         Price Earnings           Price Earnings            Price Book
                          1996                   1997                     1998                 Per Share
                          (X)                     (X)                     (X)                     (%)
Commercial                17.4                   14.2                     12.8                    175
Personal Lines            19.2                   14.8                     13.0                    190
Demutualized              17.5                   16.2                     13.6                    136

The constituent companies in this larger sample of nearly 115 companies includes many specialty companies that are not comparable to Mercer. However, this table does serve to provide a broad measure of current insurance company stock pricing or market valuation that is consistent with our comparable companies peer group.

                     OTHER VALUATION METHODS NOT RELIED UPON

In addition to the use of comparable company trading data, two other widely used valuation methods exist: (1) discount cash flow or income approach, and (2) net asset value approach. We did not rely upon these approaches for the reasons discussed below.

DISCOUNTED CASH FLOW ANALYSIS

One valuation approach to consider is a discounted cash flow ("DCF") valuation model. This methodology assumes that the value of an enterprise is equal to the present value of all future net cash flows. This approach would require a projection of such cash flows for all future years, and therefore is not extremely practical as its resultant present value is dependent on the accurate projection of these future cash flows. A more practical approach utilizes such projections for a given time period, say five or ten years. First, the annual cash flows are discounted to the present at an appropriate interest rate. At the end of the explicit projected period, a market multiple is selected (generally, price/earnings or price/book value) and applied to the terminal years cash flow (or book value) to create a terminal value, or range of multiples, and this value also is discounted to the present at a selected rate of interest. The sum of these two computations then determines a present value of the business for a specific set of assumptions at a selected discount rate. A range of values derived by varied terminal multiple assumptions, when added to the present value of future cash flows creates a grid of values, which with judgment can be utilized to determine an appropriate valuation range for the subject company.

In the insurance industry, available cash flows are determined by the level of statutory earnings. The terminal price/earnings and price/book value multiples, based on generally accepted accounting principles, are chosen from an appropriate range implied by the market value of comparable insurance companies, or peer group.

There are a number of reasons why excluding the discounted cash flow valuation approach is appropriate in this specific case. The discounted cash flow model works best when the statutory earnings of a company are predictable. The Company's unpredictable, even volatile, historical financial results give little comfort for predicting future results or projections. In the case of the Company, an infusion of new capital also creates a point of discontinuity with respect to their traditional approach to business. It is not likely that the Company will be able to utilize all of its new surplus to support premium writings immediately, but rather it will take a number of years. This is particularly true given the insurance industry's currently competitive rate environment. The Company's stated objective to diversify its lines of business poses additional risks, for few companies start new lines of business on a predictable or profitable basis. Mercer's plan to diversify geographically poses the same non-quantifiable risks. Their stated interest to grow also by acquisition, potentially creates new points of discontinuity with attendant non-quantifiable changes in earnings and cash flows. The Company's last six year history is full of earnings surprises, most of them negative, as related to severe weather events. The exception has been 1997, which due to an absence of catastrophes, will produce record earnings for the Company. But given the Company's historical financial record, a severe weather event could easily reduce the Company's earnings by $1 million or more. Mercer's expected renegotiation and changes in its reinsurance agreements also create unpredictable changes to future earnings. Finally, management does not at present have sophisticated management information systems to prepare financial projections. For these reasons, a discounted cash flow valuation approach is not appropriate.

NET ASSET VALUE APPROACH

The net asset approach derives a value of the Company by considering the fair market value in use of its individual assets and liabilities. As such, it is best utilized in determining the liquidation value of a company and not typically utilized in valuing the issuance of securities of a going-concern such as Mercer. Also, it is highly dependent upon assumptions impacting the market value of assets such as the time period under which a sale would take place, the market and value for illiquid assets, tax consequences, and others. Since Mercer does not anticipate a liquidation and this method is not useful for valuing initial public offerings, we have not relied upon the net asset method.

                              VALUATION DERIVATION

In deriving the estimated market value of Mercer pursuant to the Reorganization, we focused primarily on Mercer's relative size, growth, profit margins, return on equity and risk exposure, and distilled these relative comparisons to an adjustment (discount) to the comparable company price/earnings and price/book ratios. Due to the large variability of earnings within the industry, the price/book ratio continues to be a primary valuation method and focus among investors in property-casualty insurance companies. This is particularly useful in valuing Mercer since its recent earnings performance is the result of an abnormally low loss year, the highest net income reported by the Company, and its future earnings are not readily subject to projection. We also utilize the price/earnings methodology as well, adjusting the Company's earnings for non-recurring items and assuming a level of losses which are consistent with prior trends. This valuation approach also takes into account our previously demonstrated correlation between returns on equity, market capitalization and price/book value.

As discussed earlier, we believe the appropriate comparison for pricing purposes is the small-sized companies within the comparative group. We believe Mercer, on a "freely traded basis" should be valued at a discount to even the small-sized comparatives. Accordingly, we believe that as a "freely-traded" company, Mercer should be valued at 85% of book value. This represents a discount of 25% to the median of the small companies indicated earlier. However, this only represents a modest discount to several members of the small company group which are trading below book value.

We then applied a discount of 20% as a new issue discount, and an additional 10% discount for the relative growth and financial performance considerations discussed above. Recently, initial public offerings have been discounted by approximately 13% to freely-traded market value. For Mercer, we believe a modestly higher discount at the midpoint of the valuation range is appropriate for several reasons: (1) if Mercer's offering has strong demand and is sold out in the subscription, this discount provides an opportunity for a potential pricing 15% above the midpoint; (2) this is only the second conversion under the Pennsylvania statute, as such demand for such conversion offerings can not be correctly estimated; (3) subsequent to the Asian currency crisis, the overall equities and initial public offerings market has been volatile; and (4) the more recent lowering of prices of initial public offerings as the number of such deals remains strong but the after-market price appreciation has softened.

The additional 10% discount considers the impact of the following factors: (1) the relative size of Mercer and its market capitalization after conversion; (2) the possibility of significantly lower earnings next year, relative to those currently projected, if catastrophic weather conditions and the resulting loss experience returns to the average of the last six years; (3) the limited product and geographic diversity of Mercer's business; (4) Mercer's growth prospects, overall financial performance, and very low return on equity in the near-term after conversion.

The following table summarizes our valuation of gross proceeds to pro forma stockholders' equity.

                           Price/Book Value Conclusion

Freely-traded Price/Book based upon
  the Market Approach                                                            85%
Discount for New Issue                                     20%
                                                                                -----
Value after new issue discount                                                   68%
Discount for Other Factors
  discussed above                                          10%
                                                                                -----
Value after new additional discounts                                             61%
                                                                                =====


                              VALUATION CONCLUSION

It is our opinion that the midpoint of the value range of the pro forma market value of Mercer pursuant to the Reorganization should be placed at 61% of pro forma book value resulting in a gross valuation of $26 million. The resulting range was $22.1 million at the minimum and $29.9 million at the maximum. Page 70 displays the assumptions and calculations of the price/book and price/earnings ratios at our minimum, midpoint, and maximum of the valuation range.

REASONABLENESS OF CONCLUSION

We examined the price/earnings and price/book ratios in testing the appropriateness of our valuation conclusion. In doing so, we adjusted Mercer's projected 1997 earnings and pro forma earnings and pro forma book value for a number of factors as displayed on page 70. These include:

     Deduction of estimated underwriting and fixed conversion expenses; Impact of the Employee Stock Ownership and Management Recognition Plans; Elimination of the Joint Underwriting Association assessment; Reduction of reinsurance expense from raising the risk retention limit; The imposition of a New Jersey Retaliatory Tax decreasing pro forma earnings; and Net income on proceeds increasing pro forma earnings.

The following table summarizes the market valuation multiples comparison of Mercer at the midpoint value to that of our peer group and the Firemark broader, less selective market multiples.

               Comparison of Midpoint Average and Firemark Medians


                         Mercer                                AS&Co.                                 Firemark
                          Pro-           AS&Co. Small           Large            Firemark             Personal      Firemark
Market Valuation          forma              Peers              Peers         Commercial Lines         Lines      Demutualized


P/1998                                       10.7X              12.7X              12.8X               13.0X          13.6X
P/1997                    10.6X              12.2X              14.8X              14.2X               14.8X          16.2X
P/BV                       62%               115%               211%               175%                 190%          136%

As previously discussed, Mercer's current and projected 1997 earnings were favorably impacted by the relatively mild weather in the region, and reflect the highest earnings the Company has ever reported. As a sensitivity test of the resulting price/earnings ratios, we also adjusted Mercer's pro forma earnings down by $500,000 to bring estimated 1997 earnings closer to the Company's historic loss experience. The resulting pro forma price/earnings ratio at the midpoint after this adjustment was 13.3X, which is comparable to overall peer measures and supports the discount relative to the price/book value ratio.

The following table provides the relative pricing range of Mercer.

                        Relative Pricing Range of Mercer


Category                                        Minimum                       Midpoint                      Maximum

Gross Proceeds                                   $22.1                         $26.0                         $29.9
Price/Book                                         57%                           62%                           66%
Price/Book without unrealized gains                60%                           65%                           69%
Price/Earnings                                    9.2X                         10.6X                         12.0X
Price/Adjusted Earnings                          11.6X                         13.3X                         15.0X

                      MERCER MUTUAL PRO FORMA CALCULATIONS


                                                      Minimum         Midpoint          Maximum

Gross Proceeds                                       22,100.0         26,000.0         29,900.0
Underwriting Expenses (a)                              (989.6)        (1,157.3)        (1,325.0)
Other Expenses (b)                                   (1,002.0)        (1,002.0)        (1,002.0)
                                                   -----------       ----------       ----------
Net Proceeds                                         20,108.4         23,840.7         27,573.0
Less: ESOP                                           (2,210.0)        (2,600.0)        (2,990.0)
Less: MRP                                              (884.0)        (1,040.0)        (1,196.0)
                                                   -----------       ----------       ----------
Net Reinvestable Proceeds                            17,014.4         20,200.7         23,387.0

Book Value                                           21,946.0         21,946.0         21,946.0
Net Proceeds                                         20,108.4         23,840.7         27,573.0
Less: MRP (c)                                          (884.0)        (1,040.0)        (1,196.0)
Less: ESOP (d)                                       (2,210.0)        (2,600.0)        (2,990.0)
                                                   -----------       ----------       ----------
Pro Forma Book Value                                 38,960.4         42,146.7         45,333.0

Book Value without Unrealized Gains                  19,991.0         19,991.0         19,991.0
Net Proceeds                                         20,108.4         23,840.7         27,573.0
Less: MRP                                              (884.0)        (1,040.0)        (1,196.0)
Less: ESOP                                           (2,210.0)        (2,600.0)        (2,990.0)
                                                   -----------       ----------       ----------
Pro Forma Book Value w/o gains                       37,005.4         40,191.7         43,378.0

Net Income - 1997 Estimate                            1,942.0          1,942.0          1,942.0
Plus: JUA Expense (e)                                   270.6            270.6            270.6
Plus: Risk adjustment (f)                               125.4            125.4            125.4
Less: NJ Retaliatory Tax (g)                           (132.0)          (132.0)          (132.0)
Income on Proceeds (h)                                  654.7            777.3            899.9
Less: MRP (i)                                          (116.7)          (137.3)          (157.9)
Less: ESOP (j)                                         (332.4)          (391.0)          (449.7)
                                                   -----------       ----------       ----------
Pro Forma Net Income                                  2,411.6          2,455.0          2,498.4

Net Income - 1997 Estimate                            1,942.0          1,942.0          1,942.0
Loss Experience Adjustment (k)                         (500.0)          (500.0)          (500.0)
Plus: JUA Expense (e)                                   270.6            270.6            270.6
Plus: Risk adjustment (f)                               125.4            125.4            125.4
Less: NJ Retaliatory Tax (g)                           (132.0)          (132.0)          (132.0)
Income on Proceeds (h)                                  654.7            777.3            899.9
Less: MRP (i)                                          (116.7)          (137.3)          (157.9)
Less: ESOP (j)                                         (332.4)          (391.0)          (449.7)
                                                   -----------       ----------       ----------
Pro Forma Net Income                                  1,911.6          1,955.0          1,998.4

Price/Book                                               0.57             0.62             0.66
Price/Book w/o gains                                     0.60             0.65             0.69
Price/Earnings                                            9.2             10.6             12.0
Price/Earnings adjusted for loss experience              11.6             13.3             15.0

(a) Underwriting expenses per Prospectus Draft of 11/19/97.

(b) Other expenses were assumed to be $1.0 million.

(c) The MRP was assumed to be 4.0% of gross proceeds over 5 years.

(d) The ESOP was assumed to be 10.0% of gross proceeds.

(e) JUA expense of $410,000 pre-tax and a tax rate of 34% is removed.

(f) $190,000 additional pre-tax income on savings from re-insurance program and 34% tax rate.

(g) New Jersey retaliatory tax of $200,000 assumed and a 34% tax rate.

(h) Net income on proceeds was assumed to be 5.83% before taxes and taxes were assumed to be 34%.

(i) The MRP was amortized over 5 years and tax effected at 34%.

(j) The ESOP adjusted was calculated based upon level principal payment over 7 with an 8.5% pre-tax interest cost and tax effected at 34%.

(k) Assumes an additional $500 after-tax loss to level loss experience during the prior five years.

                                    EXHIBITS

                               LIST OF EXHIBITS


This appraisal incorporates by reference the financial information contained in the Registration Statement as filed with the Securities Exchange Commission on form S-1, and the accompanying "Amended and Restated Plan of Conversion for Mutual to Stock Organization" as filed with the Insurance Department of the state of Pennsylvania.


I.   Qualifications of Alex Sheshunoff & Co. Investment Banking
II.  AS & Co. Common Stock Comparison
III. Firemark Statistical Review
IV.  Mutual to Stock Conversions

                                    EXHIBIT I
           QUALIFICATIONS OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

                    ALEX SHESHUNOFF & CO. INVESTMENT BANKING
              98 SAN JACINTO BLVD., SUITE 1925 - AUSTIN, TEXAS 78701
                 PHONE (512) 479-8200 - FACSIMILE (512) 472-8953

            Alex Sheshunoff & Co. Investment Banking ("Alex Sheshunoff & Co."), Austin, Texas, founded by Alex and Gabrielle Sheshunoff in 1971, is known for its high ethical standards, industry expertise, commitment and continuity of service to the banking sector, and leading merger and acquisition advisory role among regional and community banks and thrifts. The Company and its affiliates employ in excess of 80 persons engaged in merger and acquisition advisory services, valuations, consulting and executive peer group forums.

            INVESTMENT BANKING SERVICES include advice on issues of business strategy and tactics, mergers & acquisitions, fairness opinions, evaluation of capital adequacy and efficiency, finance, capitalization structure, securities issuance, dividend and capital policies, passive, control and market valuations, investor / shareholder relations and corporate governance; ( i.e., defense from hostile take-overs). INVESTMENT BANKING is also active in providing securities valuations for "SEC" securities registrations and regulatory applications and for mutual organizations converting from mutual to stock form of corporate organization.

            Alex Sheshunoff & Co. offers clients a unique combination of services unencumbered by the inherent "conflicts-of-interest" arising from proprietary stock dealings and increasingly conflicted relationships among providers of investment banking services to the Nation's largest acquirers. We are able to offer our clients A TRADITION OF INDEPENDENT, OBJECTIVE AND IMPARTIAL COUNSEL IN TODAY'S RAPIDLY EVOLVING ENVIRONMENT.

OVERVIEW OF INVESTMENT BANKING SERVICES

            Banking continues to experience unprecedented change and consolidation arising from pernicious competition from traditional and non-traditional financial intermediaries, innovations in financial markets and technology. More recently, the predatorial behavior of competitors, speculators and equity investors, as reported in the USBANKER, "BANKING'S TOUGHEST OWNERS," has made this task increasingly more difficult for management and Boards of Directors.

            As a result, many financial institutions irrespective of size will be confronted with:

            -   Bank merger & acquisition decisions
            -   Responding to solicited or unsolicited acquisition offers
            -   Situations requiring investment banking services

            Alex Sheshunoff & Co.'s investment banking services provide senior managers and their Boards of Directors with the knowledge and wherewithal to RESPOND ON AN INFORMED BASIS TO TODAY'S CHALLENGING ENVIRONMENT.

INVESTMENT BANKING LEADERSHIP

            Alex Sheshunoff & Co. is the recognized merger & acquisitions leader among regional and community banks and thrifts, providing clients with the following services:

-  Strategic counseling                    -  Tactical implementation
-  Responding to solicited and             -  Analysis of merger & acquisition
   unsolicited acquisition offers             opportunities
-  Negotiation support of mergers &        -  Fairness Opinions
   acquisitions

            Over the past eleven years, Alex Sheshunoff & Co. has become banking's recognized merger & acquisition leader among regional and community banks and thrifts, by completing 330 merger and acquisition transactions, and 3,283 stock valuations. During 1996, the company served as financial advisor for 32 completed merger and acquisition transactions with a total value of $788.6 MILLION.

                 COMPLETED M & A TRANSACTIONS FOR BANKS/THRIFTS

                                                                          FIVE-YEAR
Advisors                    1992      1993      1994      1995      1996    TOTAL
--------                    ----      ----      ----      ----      ----    -----

ALEX SHESHUNOFF & CO         23        41        40        23        32       159

Goldman Sachs                12        14        13         6        11        56
Merrill Lynch                 9        12        10         7        14        52
Lehman Bros                   7         9         3         3         4        26
Salomon                       6         5         7         4         2        24
Morgan Stanley                3         3         2         6         8        22
CS First Boston Corp.         7         7         2         3         2        21

Source:  "United States Banker"

VALUATION EXPERTISE

Bank Stock Valuations

            Alex Sheshunoff & Co.'s bank stock valuation expertise is continually used in rendering securities valuation opinions on banks and thrifts nationwide for the following purposes:

   -  Employee Stock Ownership Plans         -  Exchange Ratio Determinations
   -  Tax and Estate Planning                -  Reverse Stock Splits
   -  Private Placements                     -  Fairness Opinions
   -  Buy / Sell Agreements                  -  Public Offerings
   -  Dissenters' Rights Proceedings         -  Mergers & Acquisitions

                        CUMULATIVE BANK STOCK VALUATIONS
                                       BY
                    ALEX SHESHUNOFF & CO. INVESTMENT BANKING

                               1986                 168
                               1987                 339
                               1988                 572
                               1989                 830
                               1990                1132
                               1991                1491
                               1992                1852
                               1993                2215
                               1994                2683
                               1995                3030
                               1996                3283



            In addition, Alex Sheshunoff & Co. is recognized as a "Valuation Expert" by the Internal Revenue Service, various state and federal courts, and bank regulatory agencies (FDIC, OCC, FRB, OTS).

Mutual to Stock Conversions

            Alex Sheshunoff & Co. provides strategic and tactical advice, and stock valuations, to mutual organizations considering their form of organization and possible issuance of shares of Common Stock or other securities, in a mutual to stock conversion; including the creation of mutual holding companies. In responding to this opportunity, Alex Sheshunoff & Co. has marshaled the appropriate resources necessary to insure that the initial public offering is properly structured and appropriately priced to insure regulatory approval, market acceptance and, most importantly, post-offering stock market acceptance. Because our professionals have industry, conversion valuation and underwriting experience, the firm is able to assist its clients through the initial conversion process and thereafter, in ancillary areas such as drafting of the Offering Circular, Prospectus, Registration Statement, Investor Presentations (Road Shows), selections of underwriter(s), registrar, and transfer, subscription and information agents. We are also prepared to assist the client in the preparation of "Business Plans" for both corporate and regulatory purposes.

AFFILIATED SERVICES

            Other high quality professional services that focus on the banking industry are offered through the company's affiliate, Alex Sheshunoff Management Services, Inc., as follows:

The AFFILIATION PROGRAM facilitates executive peer group forums on a semi-annual basis, to discuss bank management issues. The Program has among its participants over 600 chief executives, 200 senior lenders and 150 senior technology and operations managers.

CONSULTATIVE SERVICES provided include line of business profitability, organizational, operational, management, policy, process, procedures, risk management, distribution, products, services, marketing and technology issues, for de novo and established financial institutions faced with institutional and industry change.

CONCLUSION

            THERE ARE FOUR REASONS FOR OUR CONTINUING SUCCESS:

                        FIRST, referrals from clients;

                        SECOND, our reputation for high quality, cost effective professional service;

                        THIRD, our focus on maximizing long-term stakeholder value, not necessarily pursuing a particular transaction, and

                        FOURTH, we always carefully analyze the Client Institution's opportunities for increased earnings and growth as an integral part of assisting the Institution make the decision as to whether the shareholders, "Should, or should not, seriously consider selling ".

            If you would like more information about our services, or would simply like to visit with us as a confidential sounding board, please contact:

                        CHARLES I. MILLER, MANAGING DIRECTOR, AUSTIN, TEXAS AT
                        (512) 479-8200,

                        JOHN ONCKEN, DIRECTOR, AUSTIN, TEXAS AT (512) 479-8200,

                        GERARD FEIL, DIRECTOR, AUSTIN, TEXAS AT (512) 479-8200,

                        RICHARD A. VADER, DIRECTOR, METROPOLITAN NEW YORK AREA AT (212) 587-8895.

                                 GERARD A. FEIL

                          DIRECTOR - VALUATION SERVICES

Mr. Feil directs the firm's bank valuations for litigation support, employee stock ownership plans, dissenters' rights proceedings, trust and estate planning, private placements, buy/sell agreements, collateral valuation purposes, exchange ratio determinations, reverse stock splits, public offerings, mergers and acquisitions, and other market determinations. Mr. Feil has performed several hundred stock and portfolio valuations in his fourteen years of investment banking experience. Mr. Feil, through his legal education, assists the firm in performing valuations that meet applicable statutory requirements and judicial precedents. Mr. Feil also directs the firm's litigation support and expert testimony services.

                                    EDUCATION

B.A. in Mathematics -- St. John's University, New York, New York, 1978

J.D. Degree - Cornell Law School, Ithaca, New York, 1982

M.B.A. Degree - Johnson School of Management, Cornell University, Ithaca,
       New York, 1982

Banking Law School -- George Mason Law School, Arlington, Va.,  1991

                                   EMPLOYMENT

Kaplan Smith & Associates -- 1982-1990. Kaplan Smith & Associates was a bank valuation and merger and acquisition consulting firm where Mr. Feil was a Vice President

First Boston Corporation -- 1990-1994. First Boston is a major Wall Street firm where Mr. Feil was a Vice President.

Kaplan & Associates -- 1994-1996. Kaplan & Associates is a bank valuation and merger and acquisition firm where Mr. Feil was a Principal.

Alex Sheshunoff & Co. Investment Banking -- 1996 to present. Alex Sheshunoff & Co. Investment Banking is a specialized bank valuation and mergers and acquisitions consulting firm where Mr. Feil directs the valuation practice and participates in merger and acquisition transactions.

GERARD A. FEIL
DIRECTOR - VALUATION SERVICES

                           RECENT VALUATION EXPERIENCE

Valuation of a Holding Company with subsidiaries active in servicing insured multi-family loans, certificate investments.

Valuation of merger-of-equals forming Affiliated Bancorp, and rendering of fairness opinion.

Portfolio valuation of industrial revenue bonds for the Resolution Trust Cooperation underwritten by Franklin Savings Associate, Ottawa, Kansas, for litigation support.

Valuation of secondary offering of Common and Preferred Stock in conjunction with a recapitalization of a capital deficient bank - Eurobank, Hato Rey, Puerto Rico.

Dissenters' rights valuations for banks and thrifts.

Valuations for reverse stock split, phantom bank, cash-out merger transactions.

Valuations of banks under Subchapter S provisions.

ESOP valuations.

Valuations of banks for Estate and Gift Tax fillings.

Valuation of branch transactions.

Valuation of Family Limited Partnerships and Limited Partnership interests.

Provides advice to Boards of Directors on capital management alternatives.

Valuations of Initial Public Offerings:

Old Guard Group, Inc., Lancaster, Pennsylvania - valuation of $37.5 million offering.
Roslyn Savings Bank, Roslyn, NY - valuation of $450 million offering.
Flushing Savings Bank, Flushing, NY - valuation of $99.2 million offering. Statewide Savings Bank, Jersey City, NJ - valuation of $52.7 million offering Trenton Savings Bank, Princeton, NJ - valuation of $31.2 million offering
CCF Holding Corp, Jonesboro, Georgia - valuation of $11.9 million offering First Southern Bancorp, Florence, Alabama - valuation of 68.7 million offering. First Federal Bancshares, Eau Claire, Wisconsin - valuation of $72.2 million offering.
Life Bancorp, Norfolk, VA - valuation of $74.7 million offering.
Standard Financial, Inc., Chicago, Illinois - valuation of $186.3 million offering.

GERARD A. FEIL
DIRECTOR - VALUATION SERVICES

                               LITIGATION SUPPORT

Performed Within the Last Twelve Months

Jordan vs. Jordan, Murray, Kentucky: Valuation of an ownership interest in three banks in Kentucky for a divorce proceeding. Engaged by Ms. Jordan's counsel and provided expert testimony services.

Adams vs. Adams, Morristown, New Jersey: Valuation of an ownership interest in a bank in Austin, Texas and Boston, Massachusetts for a divorce proceeding. Engaged by Mr. Adams and provided expert testimony services.

In re Anderson Carter Bankruptcy, Las Cruces, New Mexico: Valuation of an ownership interest in a bank in Las Cruces, New Mexico for bankruptcy valuation proceedings. Engaged by Western Commerce Bancshares' counsel and provided expert testimony services.

Anderson Carter et al v. Western Commerce Bancshares, Inc., et al: Valuation of an ownership interest in three banks in New Mexico for enforcement of a buy/sell agreement. Represented Western Commerce Bancshares and provided valuation services and engaged as an expert witness.

Wenzel v. Wenzel, Panora, Illinois: Valuation of an ownership interest in three banks in Illinois for a divorce proceeding. Engaged by Ms. Wenzel's counsel and provided valuation services in support of litigation.

Security Federal Savings Bank of Florida v. U.S., Panama City, Florida: Estimate of damages relating to breach of contract for failure to continue to allow deferred loan losses as regulatory capital ("goodwill" case). Engaged by counsel for former owners of the bank and providing economic damages estimates and expert testimony.

In re Estate of Alice Rhea Thompson, Dallas, Texas: Valuation of an ownership interest in Central Bancorporation, Inc. for estate tax proceedings. Provided valuation for use by IRS.

Other litigation experience

Trustees of the USGI Employee Stock Ownership Plan v. McGladdrey & Pullen, Stanford, Connecticut: Valuation of ESOP ownership of common shares for an ERISA and negligence claim. Represented USGI and provided valuation services in support of litigation. Provided annual valuation of USGI and subsidiaries for use by USGI.

RTC v. Franklin Federal Savings and Loan Association, Ottawa, Kansas: valuation of industrial revenue financing in connection with the RTC's litigation against Franklin's former officers and directors. Provided review and valuation of bonds for use by RTC.

                                   Exhibit II
                        AS & Co. Common Stock Comparison

                                   EXHIBIT 1

  SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS FOR THE YEARS ENDING DECEMBER 31,
               1993-1996 & SIX MONTHS ENDING JUNE 30, 1996 & 1997

                        MERCER MUTUAL INSURANCE COMPANY

                 (Dollars In Thousands, Except Per Share Data)

----------------------------------------------------------------------------------------------------------------------------
                                                  MERCER
                                                 INSURANCE                          ALLIED          DONEGAL       FARM
                                                  GROUP,              ALFA          GROUP,           GROUP,      FAMILY
                                                   INC.           CORPORATION        INC.             INC.      HOLDINGS
----------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
COMMON STOCK SYMBOL                                                     ALFA            GRP           DGIC           FFH
                                                                        3:2 pending 11/28/97 pre-split  4:3 Adj.
COMMON STOCK PRICE                                 $             $              $              $              $
                                   11-NOV-97                        16 15/16       44 15/16        20  1/2       30  3/8
                         Twelve Month - High                           17.25          53.63          22.25         32.50
                          Twelve Month - Low                           10.75          27.00          13.88         19.25
                                Last to High                             98%            84%            92%           93%

COMMON SHARES OUTSTANDING                                             40,787         20,311          6,022         5,318
                                                   $             $              $              $              $
MARKET CAPITALIZATION                                                690,830        912,706        123,448       161,534

BOOK VALUE PER SHARE @ 6/30/97                                   $      7.96    $     18.45    $     14.42    $    22.39
PRICE TO BOOK VALUE                                                     213%           244%           142%          136%

PRICE TO LTM EARNINGS                                                   14.2           15.8           12.1          10.0
PRICE TO 1997 ESTIMATED EARNINGS                                        14.7           15.2           10.5          12.7
PRICE TO 1998 ESTIMATED EARNINGS                                        13.0           13.4            7.9          11.3

FULLY DILUTED EARNINGS PER SHARE:                  $             $              $              $              $
---------------------------------
                               1998 Estimated                           1.30           3.35           2.60          2.70
                               1997 Estimated                           1.15           2.95           1.95          2.40

                                LTM 30-Jun-97                           1.19           2.84           1.69          3.05
                                YTD 6/30/1997                           0.66           1.47           0.83          1.96
                                YTD 6/30/1996                           0.26           0.94           0.65          0.65

                                    31-Dec-96                           0.79           2.31           1.51          1.74
                                    31-Dec-95                           0.55           2.35           1.73          3.20
                                    31-Dec-94                           0.81           2.12           0.90          1.18
                                    31-Dec-93                           1.10           1.74           1.44          2.53
                          CGR 1993 - LTM 1997                           2.2%          15.0%           4.6%          5.5%

DIVIDENDS PER COMMON SHARE:
---------------------------
                     Indicated Dividend Yield                           2.3%           1.5%           1.5%          0.0%
                                                   $             $              $              $              $
                            Current Indicated                           0.39           0.68           0.30          0.00
                                    31-Dec-96                           0.39           0.59           0.33          0.00
                                    31-Dec-95                           0.38           0.45           0.30          0.00
                                    31-Dec-94                           0.34           0.40           0.27          0.00
                                    31-Dec-93                           0.28           0.34           0.24          0.00

                     CGR 1993- Indicated 1997                           9.9%          21.9%           6.6%          0.0%


------------------------------------------------------------------------------------------------------------------------------
                                                                    HOME                          MERIDIAN          MOTOR
                                                 HARLEYSVILLE       STATE          MERCHANTS      INSURANCE          CLUB
                                                    GROUP,        HOLDINGS,         GROUP,         GROUP,             OF
                                                     INC.           INC.*            INC.           INC.           AMERICA
------------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
COMMON STOCK SYMBOL                                       HGIC        HOMS             MGP           MIGI            MOTR
                                                      2:1 Adj.
COMMON STOCK PRICE                                $               $            $               $            $
                                   11-NOV-97            26            1/32         19  1/2         18              13
                         Twelve Month - High             27.50        8.50           20.50          19.25           14.50
                          Twelve Month - Low             13.75        0.02           17.25          13.13            8.13
                                Last to High               95%          0%             95%            94%             90%

COMMON SHARES OUTSTANDING                               28,635       5,660           2,966          6,779           2,091
                                                  $               $            $               $            $
MARKET CAPITALIZATION                                  744,515         177          57,831        122,022          27,189

BOOK VALUE PER SHARE @ 6/30/97                    $      14.11    $   3.52     $     21.82     $    18.74   $        9.85
PRICE TO BOOK VALUE                                       184%          1%             89%            96%            132%

PRICE TO LTM EARNINGS                                     18.3        NM              NM             15.0             4.3
PRICE TO 1997 ESTIMATED EARNINGS                          14.9        0.03             9.3           10.3             8.7
PRICE TO 1998 ESTIMATED EARNINGS                          10.0        NA               8.9            9.2             7.6

FULLY DILUTED EARNINGS PER SHARE:                 $               $            $               $            $
---------------------------------
                               1998 Estimated             2.60       NE               2.20           1.95            1.70
                               1997 Estimated             1.75        1.20            2.10           1.75            1.50

                                LTM 30-Jun-97             1.42       NA              (0.41)          1.20            3.05
                                YTD 6/30/1997             0.85       NA               0.51           0.31            0.87
                                YTD 6/30/1996             0.46       (0.81)           0.56           0.19            0.43

                                    31-Dec-96             1.03       (3.66)          (0.36)          1.08            2.61
                                    31-Dec-95             1.53        1.08           (1.19)          1.72            1.18
                                    31-Dec-94             0.70        0.79            0.36           1.35            2.46
                                    31-Dec-93             1.24        1.00            2.24           1.53            1.60
                          CGR 1993 - LTM 1997             3.9%      -35.1%          -38.4%          -6.7%           20.2%

DIVIDENDS PER COMMON SHARE:
---------------------------
                     Indicated Dividend Yield             1.7%        0.0%            1.0%           1.8%            0.0%
                                                  $               $            $               $            $
                            Current Indicated             0.46        -               0.20           0.32            0.00
                                    31-Dec-96             0.40        0.00            0.20           0.30            0.00
                                    31-Dec-95             0.36        0.00            0.20           0.28            0.00
                                    31-Dec-94             0.33        0.00            0.20           0.24            0.00
                                    31-Dec-93             0.30        0.00            0.10           0.24            0.00

                     CGR 1993- Indicated 1997            13.0%        0.0%           21.9%           8.6%            0.0%


------------------------------------------------------------------------------------------------
                                                      OLD                             STATE
                                                     GUARD         SELECTIVE          AUTO
                                                     GROUP,        INSURANCE        FINANCIAL
                                                      INC.           GROUP         CORPORATION
------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
COMMON STOCK SYMBOL                                    OGGI            SIGI              STFC
                                                             2:1 pending 12/1/97 pre-split
COMMON STOCK PRICE                               $             $                $
                                   11-NOV-97        17  5/8         55  3/8            27
                         Twelve Month - High          19.63           55.75             29.50
                          Twelve Month - Low          13.38           33.25             14.00
                                Last to High            90%             99%               92%

COMMON SHARES OUTSTANDING                             4,205          14,666            18,206
                                                 $             $                $
MARKET CAPITALIZATION                                74,112         812,130           491,550

BOOK VALUE PER SHARE @ 6/30/97                   $    18.39    $      32.71     $       11.10
PRICE TO BOOK VALUE                                     96%            169%              243%

PRICE TO LTM EARNINGS                                 246.2            12.8              17.6
PRICE TO 1997 ESTIMATED EARNINGS                       22.0            12.7              16.4
PRICE TO 1998 ESTIMATED EARNINGS                       19.6            12.2              15.0

FULLY DILUTED EARNINGS PER SHARE:                $             $                $
---------------------------------
                               1998 Estimated          0.90            4.55              1.80
                               1997 Estimated          0.80            4.35              1.65

                                LTM 30-Jun-97          0.07            4.33              1.53
                                YTD 6/30/1997          0.49            2.25              0.86
                                YTD 6/30/1996         (0.04)           1.64              0.58

                                    31-Dec-96         (0.46)           3.72              1.25
                                    31-Dec-95         (0.16)           3.61              1.42
                                    31-Dec-94          0.03            2.66              0.82
                                    31-Dec-93          0.81            3.82              0.77
                          CGR 1993 - LTM 1997        -49.9%            3.6%             21.7%

DIVIDENDS PER COMMON SHARE:
---------------------------
                     Indicated Dividend Yield          0.6%            2.0%              0.7%
                                                 $             $                $
                            Current Indicated          0.10            1.12              0.18
                                    31-Dec-96          0.00            1.12              0.15
                                    31-Dec-95          0.00            1.12              0.14
                                    31-Dec-94          0.00            1.12              0.13
                                    31-Dec-93          0.00            1.12              0.11

                     CGR 1993- Indicated 1997         NC               0.0%             15.1%

Alex Sheshunoff & Co.
Investment Banking

                                   EXHIBIT 1

  SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS FOR THE YEARS ENDING DECEMBER 31,
               1993-1996 & SIX MONTHS ENDING JUNE 30, 1996 & 1997

                        MERCER MUTUAL INSURANCE COMPANY

                 (Dollars In Thousands, Except Per Share Data)

----------------------------------------------------------------------------------------------------------------------------
                                                  MERCER
                                                 INSURANCE                          ALLIED          DONEGAL       FARM
                                                  GROUP,              ALFA          GROUP,           GROUP,      FAMILY
                                                   INC.           CORPORATION        INC.             INC.      HOLDINGS
----------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
NET INCOME:                                        $             $              $              $              $
-----------
                                LTM 30-Jun-97            1,574        48,197         61,185         10,015        15,261
                                    30-Jun-97              840        26,747         31,597          4,963        10,276
                                    30-Jun-96              (94)       10,739         21,496          3,844         1,939

                                    31-Dec-96              640        32,189         51,084          8,896         6,924
                                    31-Dec-95            1,138        22,318         52,377          9,858         9,606
                                    31-Dec-94           (1,374)       32,867         47,625          5,040         3,526
                                    31-Dec-93              799        44,960         39,922          6,382         7,584

                           CGR 1993- LTM 1997            21.4%          2.0%          13.0%          13.7%         22.1%

NET PREMIUMS EARNED:                               $             $              $              $              $
--------------------
                                LTM 30-Jun-97           18,847       354,221        521,284        101,395       137,648
                                    30-Jun-97            8,691       182,724        267,743         53,228        70,734
                                    30-Jun-96           10,478       165,689        239,984         51,815        63,866

                                    31-Dec-96           20,634       337,186        493,525         99,982       130,780
                                    31-Dec-95           20,817       308,089        455,499         86,278       116,936
                                    31-Dec-94           18,681       247,131        412,518         77,233       101,466
                                    31-Dec-93           18,225       219,913        368,336         69,416        96,672

                           CGR 1993- LTM 1997             1.0%         14.6%          10.4%          11.4%         10.6%

NET INVESTMENT INCOME                                            $              $              $              $
  (excluding net realized gains/losses)
-----------------------
                                LTM 30-Jun-97            2,359        55,637         50,585         10,855        17,375
                                    30-Jun-97            1,213        27,917         25,526          5,728         8,926
                                    30-Jun-96           11,443        26,474         24,163          5,189         7,503

                                    31-Dec-96            2,289        54,194         49,222         10,316        15,952
                                    31-Dec-95            2,132        50,923         47,242          9,270        14,326
                                    31-Dec-94            1,804        45,554         41,070          7,778        13,190
                                    31-Dec-93            2,196        44,902         39,030          6,478        13,861

                           CGR 1993- LTM 1997             2.1%          6.3%           7.7%          15.9%          6.7%

NET REALIZED GAINS (LOSSES):                       $              $             $              $              $
----------------------------
                                LTM 30-Jun-97              558         5,177             10            (49)        4,821
                                    30-Jun-97              300         5,218              -             73         5,461
                                    30-Jun-96              338         2,849             39            295             0

                                    31-Dec-96              596         2,808             49            173          (640)
                                    31-Dec-95               53         1,106            505            399           912
                                    31-Dec-94              277           572          2,888             34         1,340
                                    31-Dec-93              509         4,890          1,396            845          (174)

                           CGR 1993- LTM 1997             2.7%          1.6%         -75.6%         -55.7%        158.3%


------------------------------------------------------------------------------------------------------------------------------
                                                                    HOME                          MERIDIAN          MOTOR
                                                 HARLEYSVILLE       STATE          MERCHANTS      INSURANCE          CLUB
                                                    GROUP,        HOLDINGS,         GROUP,         GROUP,             OF
                                                     INC.           INC.*            INC.           INC.           AMERICA
------------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
NET INCOME:                                       $               $            $               $            $
-----------
                                LTM 30-Jun-97           40,068          NA          (1,412)         6,615           6,240
                                    30-Jun-97           23,996          NA           1,540          2,112           1,791
                                    30-Jun-96           12,608      (4,612)          1,804          1,297             881

                                    31-Dec-96           28,680     (20,736)         (1,148)         5,800           5,330
                                    31-Dec-95           41,331       6,123          (3,819)        11,617           2,417
                                    31-Dec-94           18,454       4,497           1,131          9,121           5,035
                                    31-Dec-93           31,940       4,666           5,909          9,411           3,260

                           CGR 1993- LTM 1997             6.7%          NM          -33.6%          -9.6%           20.4%

NET PREMIUMS EARNED:                              $               $            $               $            $
--------------------
                                LTM 30-Jun-97          626,972          NA          91,037        188,818          50,407
                                    30-Jun-97          311,632          NA          43,158         96,941          25,579
                                    30-Jun-96          299,857      49,023          47,873         75,428          21,697

                                    31-Dec-96          615,197     101,680          95,752        167,305          46,525
                                    31-Dec-95          477,042      58,915          94,749        143,866          36,703
                                    31-Dec-94          447,731      29,895          90,845        135,002          29,471
                                    31-Dec-93          388,541      22,375          88,181        125,902          31,695

                           CGR 1993- LTM 1997            14.7%       65.6%            0.9%          12.3%           14.2%

NET INVESTMENT INCOME                             $               $            $               $            $
  (excluding net realized gains/losses)
-----------------------
                                LTM 30-Jun-97           80,243          NA          12,336         15,489           3,308
                                    30-Jun-97           40,782          NA           6,219          8,108           1,707
                                    30-Jun-96           38,547       2,086           5,607          7,527           1,486

                                    31-Dec-96           78,008       4,647          11,724         14,908           3,087
                                    31-Dec-95           68,445       3,459          10,368         14,564           2,764
                                    31-Dec-94           64,366       1,935           9,849         13,996           2,730
                                    31-Dec-93           59,198       1,174           9,155         13,569           2,784

                           CGR 1993- LTM 1997             9.1%       58.2%            8.9%           3.9%            5.1%

NET REALIZED GAINS (LOSSES):                      $               $            $               $            $
----------------------------
                                LTM 30-Jun-97            1,654          NA             157          1,964               -
                                    30-Jun-97              998          NA             103          1,762               -
                                    30-Jun-96            2,526          (2)            942          3,592               5

                                    31-Dec-96            3,182           5             996          3,794               5
                                    31-Dec-95            2,245         269            (832)         1,538              57
                                    31-Dec-94            3,367         (99)             20            286             (43)
                                    31-Dec-93            1,001         293           1,467            890             288

                           CGR 1993- LTM 1997            15.4%      -74.3%          -47.2%          25.4%         -100.0%


------------------------------------------------------------------------------------------------
                                                      OLD                             STATE
                                                     GUARD         SELECTIVE          AUTO
                                                     GROUP,        INSURANCE        FINANCIAL
                                                      INC.           GROUP         CORPORATION
------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
NET INCOME:                                      $             $                $
-----------
                                LTM 30-Jun-97         3,094          64,895            27,795
                                    30-Jun-97         2,053          33,804            15,650
                                    30-Jun-96        (2,961)         24,460            10,457

                                    31-Dec-96        (1,920)         55,551            22,602
                                    31-Dec-95          (684)         53,042            25,542
                                    31-Dec-94           144          38,276            14,662
                                    31-Dec-93         3,388          22,678            13,729

                           CGR 1993- LTM 1997         -2.6%           35.0%             22.3%

NET PREMIUMS EARNED:                             $             $                $
--------------------
                                LTM 30-Jun-97        57,794         682,022           249,566
                                    30-Jun-97        30,508         339,836           126,017
                                    30-Jun-96        26,306         352,761           116,796

                                    31-Dec-96        53,592         694,947           240,345
                                    31-Dec-95        66,663         742,817           232,524
                                    31-Dec-94        63,465         680,270           175,587
                                    31-Dec-93        60,986         594,919           169,610

                           CGR 1993- LTM 1997         -1.5%            4.0%             11.7%

NET INVESTMENT INCOME                            $             $                $
  (excluding net realized gains/losses)
-----------------------
                                LTM 30-Jun-97         4,773          98,284            24,513
                                    30-Jun-97         2,934          49,126            12,501
                                    30-Jun-96         2,482          47,794            11,867

                                    31-Dec-96         4,321          96,952            23,879
                                    31-Dec-95         4,458          91,640            22,617
                                    31-Dec-94         3,932          80,657            17,756
                                    31-Dec-93         3,928          77,326            17,222

                           CGR 1993- LTM 1997          5.7%            7.1%             10.6%

NET REALIZED GAINS (LOSSES):                     $             $                $
----------------------------
                                LTM 30-Jun-97         1,573           3,392               685
                                    30-Jun-97           883           1,969               321
                                    30-Jun-96           695           1,363             1,037

                                    31-Dec-96         1,385           2,786             1,401
                                    31-Dec-95         1,011             900             1,201
                                    31-Dec-94           476           4,230             1,506
                                    31-Dec-93         1,758           4,528               718

                           CGR 1993- LTM 1997         -3.1%           -7.9%             -1.3%

Alex Sheshunoff & Co.
Investment Banking

                                   EXHIBIT 1

  SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS FOR THE YEARS ENDING DECEMBER 31,
               1993-1996 & SIX MONTHS ENDING JUNE 30, 1996 & 1997

                        MERCER MUTUAL INSURANCE COMPANY

                 (Dollars In Thousands, Except Per Share Data)


----------------------------------------------------------------------------------------------------------------------------
                                                  MERCER
                                                 INSURANCE                          ALLIED          DONEGAL       FARM
                                                  GROUP,              ALFA          GROUP,           GROUP,      FAMILY
                                                   INC.           CORPORATION        INC.             INC.      HOLDINGS
----------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
EARNINGS BEFORE TAXES                              $             $              $              $              $
---------------------
                                LTM 30-Jun-97            2,307        69,924         85,448         13,115        22,693
                                    30-Jun-97            1,275        38,765         44,462          6,429        15,525
                                    30-Jun-96             (221)       14,695         30,325          4,560         4,975

                                    31-Dec-96              811        45,854         71,311         11,246        12,143
                                    31-Dec-95            1,508        30,993         73,848         12,646        14,590
                                    31-Dec-94           (2,055)       47,832         66,699          7,103         4,973
                                    31-Dec-93              963        63,315         56,757          8,520        10,666

                           CGR 1993- LTM 1997            28.4%          2.9%          12.4%          13.1%         24.1%

ASSETS                                             $             $              $              $              $
------
                                    30-Jun-97           72,534     1,077,051      1,140,504        290,450       344,614
                                    30-Jun-96           76,468       966,173      1,033,772        288,011       281,280

                                    31-Dec-96           74,074     1,019,330      1,077,659        273,129       319,412
                                    31-Dec-95           77,523       965,433      1,010,598        235,704       278,288
                                    31-Dec-94           71,750       847,870        892,751        141,000       243,107
                                    31-Dec-93           71,110       766,077        855,525        169,460       244,141

                           CGR 1993-6/30/1997             0.6%         10.2%           8.6%          16.6%         10.3%

LOSS & LAE RESERVES                                $             $              $              $              $
-------------------
                                    30-Jun-97           33,618       477,047        376,444        114,909       146,239
                                    30-Jun-96           35,760       421,447        350,154        114,642       138,322

                                    31-Dec-96           35,221       442,879        362,191        110,023       141,220
                                    31-Dec-95           36,176       402,353        341,864         97,734       137,978
                                    31-Dec-94           35,531       350,504        310,996         87,744       127,954
                                    31-Dec-93           33,308       308,071        279,856         79,955       123,477

                           CGR 1993-6/30/1997             0.3%         13.3%           8.8%          10.9%          5.0%

STOCKHOLDERS' EQUITY                               $             $              $              $              $
--------------------
                                    30-Jun-97           20,714       348,242        391,991         86,405       117,651
                                    30-Jun-96           18,230       299,924        348,312         81,599        70,996

                                    31-Dec-96           14,282       323,312        370,591         81,277       110,741
                                    31-Dec-95           18,963       308,610        351,586         72,283        74,164
                                    31-Dec-94           14,203       254,985        281,881         61,017        52,977
                                    31-Dec-93           17,641       260,986        259,641         57,956        60,512

                           CGR 1993-6/30/1997             4.7%          8.6%          12.5%          12.1%         20.9%


------------------------------------------------------------------------------------------------------------------------------
                                                                    HOME                          MERIDIAN          MOTOR
                                                 HARLEYSVILLE       STATE          MERCHANTS      INSURANCE          CLUB
                                                    GROUP,        HOLDINGS,         GROUP,         GROUP,             OF
                                                     INC.           INC.*            INC.           INC.           AMERICA
------------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
EARNINGS BEFORE TAXES                             $               $            $               $            $
---------------------
                                LTM 30-Jun-97           46,876          NA          (3,344)         6,600           4,770
                                    30-Jun-97           29,077          NA           2,012          1,505           2,377
                                    30-Jun-96           13,576      (8,696)          2,323            855             904

                                    31-Dec-96           31,375     (35,146)         (3,033)         5,950           3,297
                                    31-Dec-95           52,642       8,188          (6,818)        15,722           2,455
                                    31-Dec-94           16,832       7,054             236         11,536           5,039
                                    31-Dec-93           38,572       7,127           7,330         11,650           3,827

                           CGR 1993- LTM 1997             5.7%          NM          -20.1%         -15.0%            6.5%

ASSETS                                            $               $            $               $            $
------
                                    30-Jun-97        1,676,046          NA         273,039        403,123          94,607
                                    30-Jun-96        1,549,441     310,027         262,761        331,305          86,552

                                    31-Dec-96        1,622,612     343,580         262,123        397,798          95,533
                                    31-Dec-95        1,378,341     240,521         252,808        322,588          81,959
                                    31-Dec-94        1,241,072     133,189         227,750        291,406          79,172
                                    31-Dec-93        1,180,389      87,221         221,556        285,936          86,669

                           CGR 1993-6/30/1997            10.5%       57.9%            6.2%          10.3%            2.5%

LOSS & LAE RESERVES                               $               $            $               $            $
-------------------
                                    30-Jun-97          831,088          NA         136,414        164,411          46,376
                                    30-Jun-96          774,060     128,413         123,244        129,947          46,436

                                    31-Dec-96          796,820     179,955         133,479        161,309          47,667
                                    31-Dec-95          645,941      95,790         119,722        123,577          39,824
                                    31-Dec-94          603,088      44,957         104,015        123,755          41,665
                                    31-Dec-93          560,811      24,417          93,896        119,764          45,818

                           CGR 1993-6/30/1997            11.9%       94.6%           11.3%           9.5%            0.3%

STOCKHOLDERS' EQUITY                              $               $            $               $            $
--------------------
                                    30-Jun-97          402,653          NA          65,287        124,113          20,591
                                    30-Jun-96          344,537      34,540          69,416        116,116          13,655

                                    31-Dec-96          370,245      19,913          65,029        122,174          18,786
                                    31-Dec-95          345,009      39,052          69,970        118,243          14,081
                                    31-Dec-94          276,924      32,724          67,279         94,252          10,546
                                    31-Dec-93          267,749      28,009          75,083         94,447           7,168

                           CGR 1993-6/30/1997            12.4%      -10.7%           -3.9%           8.1%           35.2%


------------------------------------------------------------------------------------------------
                                                      OLD                            STATE
                                                     GUARD         SELECTIVE         AUTO
                                                     GROUP,        INSURANCE       FINANCIAL
                                                      INC.           GROUP        CORPORATION
------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
EARNINGS BEFORE TAXES                            $             $                $
---------------------
                                LTM 30-Jun-97         4,564          83,580            37,423
                                    30-Jun-97         3,307          43,879            21,623
                                    30-Jun-96        (4,604)         29,388            14,348

                                    31-Dec-96        (3,347)         69,089            30,148
                                    31-Dec-95        (1,368)         64,898            35,339
                                    31-Dec-94          (388)         43,408            19,105
                                    31-Dec-93         3,771          21,352            16,849

                           CGR 1993- LTM 1997          5.6%           47.7%             25.6%

ASSETS                                           $             $                $
------
                                    30-Jun-97       180,383       2,253,547           470,637
                                    30-Jun-96       137,760       2,143,824           438,716

                                    31-Dec-96       137,462       2,183,639           453,120
                                    31-Dec-95       134,853       2,113,077           434,496
                                    31-Dec-94       127,831       1,866,680           334,796
                                    31-Dec-93       140,213       1,721,850           320,203

                           CGR 1993-6/30/1997          7.5%            8.0%             11.6%

LOSS & LAE RESERVES                              $             $                $
-------------------
                                    30-Jun-97        55,348       1,171,315           167,079
                                    30-Jun-96        58,941       1,158,819           167,482

                                    31-Dec-96        55,371       1,189,793           165,875
                                    31-Dec-95        52,091       1,120,052           170,575
                                    31-Dec-94        51,309         999,404           133,750
                                    31-Dec-93        59,057         917,691           130,556

                           CGR 1993-6/30/1997         -1.8%            7.2%              7.3%

STOCKHOLDERS' EQUITY                             $             $                $
--------------------
                                    30-Jun-97        76,539         518,037           202,002
                                    30-Jun-96        37,041         439,870           172,007

                                    31-Dec-96        39,011         474,299           186,461
                                    31-Dec-95        40,897         436,749           168,252
                                    31-Dec-94        36,531         329,164           130,186
                                    31-Dec-93        39,854         322,807           124,332

                           CGR 1993-6/30/1997         20.5%           14.5%             14.9%

Alex Sheshunoff & Co.
Investment Banking

                                   EXHIBIT 1

  SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS FOR THE YEARS ENDING DECEMBER 31,
               1993-1996 & SIX MONTHS ENDING JUNE 30, 1996 & 1997

                        MERCER MUTUAL INSURANCE COMPANY

                 (Dollars In Thousands, Except Per Share Data)

----------------------------------------------------------------------------------------------------------------------------
                                                  MERCER
                                                 INSURANCE                          ALLIED          DONEGAL       FARM
                                                  GROUP,              ALFA          GROUP,           GROUP,      FAMILY
                                                   INC.           CORPORATION        INC.             INC.      HOLDINGS
----------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
COMBINED RATIO                                     %             %                %             %               %
--------------
                                    30-Jun-97            103.9          92.7           93.8           97.4          98.9
                                    30-Jun-96            117.1          94.5           99.4           97.4         104.4

                                    31-Dec-96            110.8         100.7           96.5           97.8         101.8
                                    31-Dec-95            104.1         103.9           95.4           96.0         100.9
                                    31-Dec-94            123.6          95.0           96.5           99.6         109.9
                                    31-Dec-93            110.4          90.7           98.9           99.1         103.4

LOSS & LAE RATIO                                   %             %                %             %               %
----------------
                                    30-Jun-97             62.3          66.2           69.0           64.6          70.3
                                    30-Jun-96             80.2          67.7           73.7           66.5          76.3

                                    31-Dec-96             71.7          67.0           71.5           66.6          72.6
                                    31-Dec-95             63.9          63.6           69.8           64.2          71.1
                                    31-Dec-94             75.5          64.9           69.6           68.9          81.5
                                    31-Dec-93             63.8          64.0           70.3           68.9          75.7

EXPENSE RATIO                                      %             %                %             %               %
-------------
                                    30-Jun-97             41.6          26.5           24.8           32.8          28.6
                                    30-Jun-96             36.9          26.8           25.7           30.9          28.1

                                    31-Dec-96             39.1          33.7           24.9           31.2          29.2
                                    31-Dec-95             40.2          40.3           25.6           31.8          29.8
                                    31-Dec-94             48.1          30.1           27.0           30.7          28.4
                                    31-Dec-93             46.6          26.7           28.6           30.2          27.7

NET PREMIUMS WRITTEN                               $             $              $              $              $
--------------------
                                LTM 30-Jun-97           18,155       328,287        556,606        102,486       144,647
                                    30-Jun-97            8,017       182,724        412,100         53,276        79,700
                                    30-Jun-96            9,986       165,689        372,100         55,460        68,897

                                    31-Dec-96           20,124       311,252        516,606        104,670       133,844
                                    31-Dec-95           21,245       286,484        471,444         91,671       120,834
                                    31-Dec-94           19,377       234,393        430,092         76,410       105,614
                                    31-Dec-93           18,964       189,934        370,218         75,594        98,478
                       CGR 1993 - LTM 6/30/97            -1.2%         16.9%          12.4%           9.1%         11.6%

WRITTEN PREMIUM TO STOCKHOLDERS' EQUITY            X             X                X             X               X
---------------------------------------
                                LTM 30-Jun-97             0.88          0.94           1.42           1.19          1.23
                                    30-Jun-96             0.55          0.55           1.07           0.68          0.97

                                    31-Dec-96             1.10          0.96           1.39           1.29          1.21
                                    31-Dec-95             1.12          0.93           1.34           1.27          1.63
                                    31-Dec-94             1.36          0.92           1.53           1.25          1.99
                                    31-Dec-93             1.07          0.73           1.43           1.30            NA


----------------------------------------------------------------------------------------------------------------------------
                                                                   HOME                          MERIDIAN          MOTOR
                                                HARLEYSVILLE       STATE          MERCHANTS      INSURANCE          CLUB
                                                   GROUP,        HOLDINGS,         GROUP,         GROUP,             OF
                                                    INC.           INC.*            INC.           INC.           AMERICA
----------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
COMBINED RATIO                                       %             %              %             %               %
--------------
                                    30-Jun-97           104.3          NA           109.3          107.5            97.8
                                    30-Jun-96           109.3       125.0           108.9          113.4           101.1

                                    31-Dec-96           108.4       138.0           115.9           99.9           102.4
                                    31-Dec-95           104.0        93.0           116.9           91.4           102.6
                                    31-Dec-94           111.5        88.0           110.9          101.4            94.8
                                    31-Dec-93           106.4        80.0           104.9           90.3           102.2

LOSS & LAE RATIO                                     %             %              %             %               %
----------------
                                    30-Jun-97            72.1          NA            75.6           77.2            64.5
                                    30-Jun-96            77.1       101.0            76.0           82.6            63.8

                                    31-Dec-96            76.2       113.0            83.1           68.9            64.5
                                    31-Dec-95            70.3        76.0            82.5           60.2            58.7
                                    31-Dec-94            77.9        67.0            77.9           69.6            55.5
                                    31-Dec-93            77.9        66.0            70.8           68.8            56.5

EXPENSE RATIO                                        %             %              %             %               %
-------------
                                    30-Jun-97            32.3          NA            33.7           30.3            33.3
                                    30-Jun-96            32.3        24.0            32.9           30.8            37.3

                                    31-Dec-96            32.3        25.0            32.8           31.0            37.9
                                    31-Dec-95            33.7        17.0            34.4           31.2            43.9
                                    31-Dec-94            33.6        21.0            33.0           31.8            39.3
                                    31-Dec-93            28.5        14.0            34.1           21.5            45.7

NET PREMIUMS WRITTEN                             $               $            $               $            $
--------------------
                                LTM 30-Jun-97         629,316          NA          97,720        190,912          50,787
                                    30-Jun-97         316,651          NA          48,763        100,492          24,739
                                    30-Jun-96         348,078      34,895          47,665         78,775          21,289

                                    31-Dec-96         660,743      89,960          96,622        169,195          47,337
                                    31-Dec-95         505,478      67,027          97,577        144,256          38,073
                                    31-Dec-94         449,357      31,246          90,187        135,002          33,375
                                    31-Dec-93         395,163      27,436          91,192        125,902          28,732
                       CGR 1993 - LTM 6/30/97           14.2%       48.6%            2.0%          12.6%           17.7%

WRITTEN PREMIUM TO STOCKHOLDERS' EQUITY              X             X              X             X               X
---------------------------------------
                                LTM 30-Jun-97            1.56          NA            1.19           1.51            2.47
                                    30-Jun-96            1.01        1.01            0.69           0.68            1.56

                                    31-Dec-96            1.78        4.52            1.49           2.60            2.52
                                    31-Dec-95            1.47        1.72            1.39           1.22            2.70
                                    31-Dec-94            1.62        0.95            1.34           1.43            3.16
                                    31-Dec-93            1.48        0.98            1.21           1.33            4.01


-------------------------------------------------------------------------------------------------
                                                       OLD                            STATE
                                                      GUARD         SELECTIVE         AUTO
                                                      GROUP,        INSURANCE       FINANCIAL
                                                       INC.           GROUP        CORPORATION
-------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
COMBINED RATIO                                      %               %               %
--------------
                                    30-Jun-97          101.4            99.4              95.8
                                    30-Jun-96          129.9           103.5             100.9

                                    31-Dec-96          117.5           102.9              99.0
                                    31-Dec-95          110.7           102.3              98.7
                                    31-Dec-94          108.0           105.1             101.0
                                    31-Dec-93          103.5           109.1             102.1

LOSS & LAE RATIO                                    %               %               %
----------------
                                    30-Jun-97           63.6            69.2              66.3
                                    30-Jun-96           80.7            73.6              73.2

                                    31-Dec-96           82.8            71.3              72.6
                                    31-Dec-95           75.8            71.2              68.6
                                    31-Dec-94           73.2            71.7              75.1
                                    31-Dec-93           69.1            71.8              73.0

EXPENSE RATIO                                       %               %               %
-------------
                                    30-Jun-97           37.8            30.2              29.5
                                    30-Jun-96           49.2            29.9              27.7

                                    31-Dec-96           34.7            31.6              26.4
                                    31-Dec-95           34.9            31.1              30.1
                                    31-Dec-94           34.8            33.4              25.9
                                    31-Dec-93           34.4            37.3              29.1

NET PREMIUMS WRITTEN                              $             $                $
--------------------
                                LTM 30-Jun-97         93,845         716,471           279,380
                                    30-Jun-97         34,814         372,446           129,876
                                    30-Jun-96         20,353         348,214           120,804

                                    31-Dec-96         79,384         692,239           270,308
                                    31-Dec-95         76,737         757,021           253,468
                                    31-Dec-94         77,885         697,941           179,563
                                    31-Dec-93         77,885         607,462           172,465
                       CGR 1993 - LTM 6/30/97           5.5%            4.8%             14.8%

WRITTEN PREMIUM TO STOCKHOLDERS' EQUITY             X               X                  X
---------------------------------------
                                LTM 30-Jun-97           1.23            1.38              1.38
                                    30-Jun-96           0.55            0.79              0.70

                                    31-Dec-96           2.03            1.46              1.45
                                    31-Dec-95           1.88            1.73              1.51
                                    31-Dec-94           2.13            2.12              1.38
                                    31-Dec-93           1.95            1.88              1.39

            (calc. is Period end to Period or LTM Premiums earned)


Alex Sheshunoff & Co.
Investment Banking

                                   EXHIBIT 1

  SHESHUNOFF PEER GROUP HISTORICAL ANALYSIS FOR THE YEARS ENDING DECEMBER 31,
               1993-1996 & SIX MONTHS ENDING JUNE 30, 1996 & 1997

                        MERCER MUTUAL INSURANCE COMPANY

                 (Dollars In Thousands, Except Per Share Data)


----------------------------------------------------------------------------------------------------------------------------
                                                  MERCER
                                                 INSURANCE                          ALLIED          DONEGAL       FARM
                                                  GROUP,              ALFA          GROUP,           GROUP,      FAMILY
                                                   INC.           CORPORATION        INC.             INC.      HOLDINGS
----------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
RESERVES TO NET PREMIUMS EARNED                    X                X             X             X               X
-------------------------------
                                LTM 30-Jun-97             1.78          1.35           0.72           1.13          1.06

                                    31-Dec-96             1.71          1.31           0.73           1.10          1.08
                                    31-Dec-95             1.74          1.31           0.75           1.13          1.18
                                    31-Dec-94             1.90          1.42           0.75           1.14          1.26
                                    31-Dec-93             1.83          1.40           0.76           1.15          1.28

RETURN ON EQUITY                                   %                %             %             %               %
----------------
                                LTM 30-Jun-97             7.6%          13.8%          15.6%          11.6%         13.0%
                                    30-Jun-96            -1.0%           7.2%          12.3%           9.4%          5.5%

                                    31-Dec-96             4.5%          10.0%          13.8%          10.9%          6.3%
                                    31-Dec-95             6.0%           7.2%          14.9%          13.6%         13.0%
                                    31-Dec-94            -9.7%          12.9%          16.9%           8.3%          6.7%
                                    31-Dec-93             4.5%          17.2%          15.4%          11.0%         12.5%

NET INCOME/NET PREMIUMS EARNED                     %                %             %             %               %
------------------------------
                                LTM 30-Jun-97             8.4%          13.6%          11.7%           9.9%         11.1%
                                    30-Jun-97             9.7%          14.6%          11.8%           9.3%         14.5%
                                    30-Jun-96            -0.9%           6.5%           9.0%           7.4%          3.0%

                                    31-Dec-96             3.1%           9.5%          10.4%           8.9%          5.3%
                                    31-Dec-95             5.5%           7.2%          11.5%          11.4%          8.2%
                                    31-Dec-94            -7.4%          13.3%          11.5%           6.5%          3.5%
                                    31-Dec-93             4.4%          20.4%          10.8%           9.2%          7.8%

NET REALIZED GAIN (LOSS)/EBT                       %                %             %             %               %
-------------------------------
                                    30-Jun-97            23.5%          13.5%           0.0%           1.1%         35.2%
                                    30-Jun-96          -152.9%          19.4%           0.1%           6.5%          0.0%

                                    31-Dec-96            73.5%           6.1%           0.1%           1.5%         -5.3%
                                    31-Dec-95             3.5%           3.6%           0.7%           3.2%          6.3%
                                    31-Dec-94           -13.5%           1.2%           4.3%           0.5%         26.9%
                                    31-Dec-93            52.9%           7.7%           2.5%           9.9%         -1.6%


-----------------------------------------------------------------------------------------------------------------------------
                                                                    HOME                          MERIDIAN          MOTOR
                                                 HARLEYSVILLE       STATE          MERCHANTS      INSURANCE          CLUB
                                                    GROUP,        HOLDINGS,         GROUP,         GROUP,             OF
                                                     INC.           INC.*            INC.           INC.           AMERICA
-----------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
RESERVES TO NET PREMIUMS EARNED                       X             X              X             X               X
-------------------------------
                                LTM 30-Jun-97             1.33          NA            1.50           0.87            0.92

                                    31-Dec-96             1.30        1.77            1.39           0.96            1.02
                                    31-Dec-95             1.35        1.63            1.26           0.86            1.09
                                    31-Dec-94             1.35        1.50            1.14           0.92            1.41
                                    31-Dec-93             1.44        1.09            1.06           0.95            1.45

RETURN ON EQUITY                                      %             %              %             %               %
----------------
                                LTM 30-Jun-97             10.0%          NA           -2.2%           5.3%           30.3%
                                    30-Jun-96              7.3%      -26.7%            5.5%           2.2%            9.4%

                                    31-Dec-96              7.7%     -104.1%           -1.8%           4.7%           28.4%
                                    31-Dec-95             12.0%       15.7%           -5.5%           9.8%           17.2%
                                    31-Dec-94              6.7%       13.7%            1.7%           9.7%           47.7%
                                    31-Dec-93             11.9%       16.7%            7.9%          10.0%           45.5%

NET INCOME/NET PREMIUMS EARNED                        %             %              %             %               %
------------------------------
                                LTM 30-Jun-97              6.4%          NA           -1.6%           3.5%           12.4%
                                    30-Jun-97              7.7%          NA            3.6%           2.2%            7.0%
                                    30-Jun-96              4.2%       -9.4%            3.8%           1.7%            4.1%

                                    31-Dec-96              4.7%      -20.4%           -1.2%           3.5%           11.5%
                                    31-Dec-95              8.7%       10.4%           -4.0%           8.1%            6.6%
                                    31-Dec-94              4.1%       15.0%            1.2%           6.8%           17.1%
                                    31-Dec-93              8.2%       20.9%            6.7%           7.5%           10.3%

NET REALIZED GAIN (LOSS)/EBT                          %             %              %             %               %
-------------------------------
                                    30-Jun-97              3.4%          NA            5.1%         117.1%            0.0%
                                    30-Jun-96             18.6%        0.0%           40.6%         420.1%            0.6%

                                    31-Dec-96             10.1%        0.0%          -32.8%          63.8%            0.2%
                                    31-Dec-95              4.3%        3.3%           12.2%           9.8%            2.3%
                                    31-Dec-94             20.0%       -1.4%            8.5%           2.5%           -0.9%
                                    31-Dec-93              2.6%        4.1%           20.0%           7.6%            7.5%


------------------------------------------------------------------------------------------------
                                                      OLD                            STATE
                                                     GUARD         SELECTIVE         AUTO
                                                     GROUP,        INSURANCE       FINANCIAL
                                                      INC.           GROUP        CORPORATION
------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
RESERVES TO NET PREMIUMS EARNED                    X               X                  X
-------------------------------
                                LTM 30-Jun-97          0.96            1.72              0.67

                                    31-Dec-96          1.03            1.71              0.69
                                    31-Dec-95          0.78            1.51              0.73
                                    31-Dec-94          0.81            1.47              0.76
                                    31-Dec-93          0.97            1.54              0.77

RETURN ON EQUITY                                   %               %                  %
----------------
                                LTM 30-Jun-97           4.0%           12.5%             13.8%
                                    30-Jun-96         -16.0%           11.1%             11.2%

                                    31-Dec-96          -4.9%           11.7%             12.1%
                                    31-Dec-95          -1.7%           12.1%             15.2%
                                    31-Dec-94           0.4%           11.6%             11.3%
                                    31-Dec-93           8.5%            7.0%             11.0%

NET INCOME/NET PREMIUMS EARNED                     %               %                  %
------------------------------
                                LTM 30-Jun-97           5.4%            9.5%             11.1%
                                    30-Jun-97           6.7%            9.9%             12.4%
                                    30-Jun-96         -11.3%            6.9%              9.0%

                                    31-Dec-96          -3.6%            8.0%              9.4%
                                    31-Dec-95          -1.0%            7.1%             11.0%
                                    31-Dec-94           0.2%            5.6%              8.4%
                                    31-Dec-93           5.6%            3.8%              8.1%

NET REALIZED GAIN (LOSS)/EBT                       %               %                  %
-------------------------------
                                    30-Jun-97          26.7%            4.5%              1.5%
                                    30-Jun-96         -15.1%            4.6%              7.2%

                                    31-Dec-96         -41.4%            4.0%              4.6%
                                    31-Dec-95         -73.9%            1.4%              3.4%
                                    31-Dec-94        -122.5%            9.7%              7.9%
                                    31-Dec-93          46.6%           21.2%              4.3%

*Note: Home State Holdings did not file 6/30/97 financials and they are not available to the public. Growth rates are based upon 12/31/96 year end financials, not 6/30/97.

Alex Sheshunoff & Co.
Investment Banking

                                   EXHIBIT III
                           FIREMARK STATISTICAL REVIEW

                          FIREMARK STATISTICAL REVIEW

                                                                       52 - WEEK                SHRS.     MARKET
                                            11/10/97     12/31/96     PRICE RANGE                OUT.     VALUE    CASH
               COMPANY            SYMBOL     PRICE         PRICE         HIGH         LOW        (MM)      (MM)    DIV.    YIELD
---------------------------------------------------------------------------------------------------------------------------------
PROPERTY & CASUALTY INSURANCE
COMMERCIAL

Accel International             ACLE          3  3/4        2  3/4        4  1/4      2  3/4       8.6       $32   $0.00     0.0%
Acceptance Insurance Cos.       AIF          22  5/8       19  3/4       28  5/8     17  3/4      15.5      $351   $0.00     0.0%
ACE Limited                     ACL          89            60  1/8      101  1/16    55  3/4      58.2    $5,177   $0.72     0.8%
ACMAT Corp.                     ACMTA        17 15/16      14  3/4       19  3/4     13  3/8       4.1       $74   $0.00     0.0%
Allcity Insurance               ALCI          8             7            11  1/4      7            7.1       $57   $0.00     0.0%
Alleghany Corp.                 Y           266  3/4      212           285  3/4    202 15/16      7.2    $1,932   $0.00     0.0%
AMBAC Financial Group           ABK          41            33  3/16      47  9/16    31           70.0    $2,870   $0.36     0.9%
American Eagle Group            AEGP             4/89       4  3/4           3/16        1/64      7.1        $0   $0.00     0.0%
American Indemnity              AIFC         12            10  1/4       15  1/2      9  1/2       2.0       $23   $0.30     2.0%
American States Financial       ASX          47            26  1/2       47          23  1/4      60.1    $2,822   $0.84     1.8%
Amerin                          AMRN         23  3/8       25  3/4       33  3/8     17  1/2      22.4      $524   $0.00     0.0%
Amwest Insurance                AMW          14  7/16      13  1/2       16  7/8     11  5/8       3.4       $49   $0.44     2.8%
Argonaut Group                  AGII         31 15/16      30  3/4       38  1/8     26  3/4      23.9      $762   $1.48     4.2%
Baldwin & Lyons                 BWINB        21  3/8       18  3/8       22  5/8     17  3/8      13.9      $297   $0.32     1.6%
Bancinsurance Corp.             BCIS          4  1/2        3  7/8        5  1/8      3  9/16      5.8       $26   $0.00     0.0%
Berkley, W.R. Corp.             BKLY         41  5/8       33 53/64      46  3/8     28  3/4      29.6    $1,232   $0.44     1.0%
Berkshire Hathaway              BRK/A       44000       34100           48600       32200          1.2   $52,360   $0.00     0.0%
Capitol Transamerica            CATA         24  1/2       20  1/2       28  1/8     17  1/8      11.2      $274   $0.27     1.0%
CapMAC                          KAP          30 13/16      33  1/8       36  1/4     22  1/2      16.5      $508   $0.00     0.0%
Capsure Holdings Corp.          CSH          15            11  1/2       15 27/73     8  1/2      15.8      $236   $0.00     0.0%
Chubb Corp.                     CB           65  7/8       53  3/4       76  5/16    51          174.9   $11,522   $1.16     1.6%
Cincinnati Fin'l                CINF         93  1/2       64  7/8       95          58           55.1    $5,152   $1.64     2.0%
CMAC Investment Corp.           CMT          55  3/16      31  5/8       58  1/4     30           22.3    $1,228   $0.20     0.4%
Danielson Holding               DHC           8  3/16       5            14           4  5/8      15.4      $126   $0.00     0.0%
EMC Ins. Group                  EMCI         13  3/4       12            15          10  3/4      11.2      $154   $0.60     4.4%
Executive Risk Inc.             ER           64            37            72  3/4     33  7/8      11.2      $717   $0.08     0.1%
Exel Ltd.                       XL           62  9/16      37  7/8       64  3/16    36  1/2      94.0    $5,883   $1.60     2.7%
Exstar Financial Corp.          EXTR          3  1/2          11/50       0              0.00      5.5       $19   $0.00     0.0%
Fidelity National Fin'l         FNF          24            15  1/8       25  1/8     11  1/2      13.9      $334   $0.28     1.2%
Farm Family Holdings            FFH          30  3/8       19  1/2       32  1/2     19  1/4       5.3      $159   $0.00     0.0%
Financial Security Assurance    FSA          44  1/4       32  7/8       47  5/16    27  7/8      30.0    $1,328   $0.32     0.7%
First American Fin'l            FAF          61  7/16      41  1/8       68  1/2     31  3/8      11.6      $713   $0.60     1.0%
First Central Fin'l             FCC              9/16       3  7/8        4  7/8         5/16      6.0        $3   $0.12    32.0%


                                   NI                                           P/E RATIO           6/30/97
                                  1996           OPERATING INCOME       ---------------------------   BOOK     P/B
               COMPANY             EPS       1996      1997E    1998E      1996      '97E     '98E   VALUE    RATIO
-------------------------------------------------------------------------------------------------------------------
PROPERTY & CASUALTY INSURANCE                                           (PRICE TO OPERATING INCOME)
COMMERCIAL

Accel International               $0.36       $0.29       NE      NE        12.9       NA      NA    $3.70    1.01
Acceptance Insurance Cos.         $1.96       $1.74     $2.10   $2.60       13.0      10.8     8.7  $14.66    1.54
ACE Limited                       $5.82       $4.71     $5.65   $6.10       18.9      15.8    14.6  $40.00    2.23
ACMAT Corp.                       $1.21       $1.17     $1.75   $1.85       15.3      10.3     9.7  $11.16    1.61
Allcity Insurance                 $0.37       $0.27       NE      NE        29.6       NA      NA   $10.62    0.75
Alleghany Corp.                  $12.07      $11.55       NE      NE        23.1       NA      NA  $200.44    1.33
AMBAC Financial Group             $3.95       $4.14     $2.95   $3.35        9.9      13.9    12.2  $24.13    1.70
American Eagle Group            ($6.30)      ($6.29)    $0.10     NE         0.0       0.5     NA    $0.06    0.75
American Indemnity                $1.00       $0.78     $1.30   $1.50       15.4       9.2     8.0  $20.62    0.58
American States Financial         $3.03       $2.61     $2.85   $3.20       18.0      16.5    14.7  $23.60    1.99
Amerin                            $1.07       $1.07     $1.55   $2.00       21.8      15.1    11.7  $12.27    1.91
Amwest Insurance                ($0.80)      ($1.23)    $1.35   $1.15      -11.7      10.7    12.6  $15.91    0.91
Argonaut Group                  ($3.92)      ($4.51)    $2.54   $2.90       -7.1      12.6    11.0  $29.41    1.09
Baldwin & Lyons                   $1.51       $1.18     $1.20   $1.30       18.1      17.8    16.4  $19.86    1.08
Bancinsurance Corp.               $0.40       $0.37       NE      NE        12.2       NA      NA    $2.75    1.64
Berkley, W.R. Corp.               $2.56       $2.40     $2.90   $3.35       17.3      14.4    12.4  $26.41    1.58
Berkshire Hathaway               $2,065      $1,199       NE      NE        36.7       NA      NA  $19,631    2.24
Capitol Transamerica              $0.50       $1.15     $1.40   $1.60       21.3      17.5    15.3  $11.71    2.09
CapMAC                            $1.89       $1.96     $2.20   $2.70       15.7      14.0    11.4  $19.39    1.59
Capsure Holdings Corp.            $0.82       $0.91     $0.80   $0.90       16.5      18.8    16.7   $8.17    1.84
Chubb Corp.                       $2.90       $3.58     $4.05   $4.60       18.4      16.3    14.3  $21.15    3.11
Cincinnati Fin'l                  $3.92       $3.38     $4.20   $4.60       27.7      22.3    20.3  $66.60    1.40
CMAC Investment Corp.             $2.55       $2.52     $2.80   $3.55       21.9      19.7    15.5  $17.40    3.17
Danielson Holding               ($0.53)      ($0.30)    $0.25   $0.55      -27.3      32.8    14.9   $3.70    2.21
EMC Ins. Group                    $1.37       $1.26     $1.55   $1.75       10.9       8.9     7.9  $13.67    1.01
Executive Risk Inc.               $2.67       $2.60     $3.20   $3.75       24.6      20.0    17.1  $16.80    3.81
Exel Ltd.                         $5.39       $3.14     $3.85   $4.40       19.9      16.3    14.2  $25.82    2.42
Exstar Financial Corp.            $0.27       $0.31       NE      NE        11.3       NA      NA    $2.73    1.28
Fidelity National Fin'l           $1.47       $1.47     $1.60     NE        16.3      15.0     NA    $8.93    2.69
Farm Family Holdings              $1.74       $2.42     $2.40   $2.70       12.6      12.7    11.3  $22.39    1.36
Financial Security Assurance      $2.64       $2.57     $2.90   $3.35       17.2      15.3    13.2  $26.90    1.64
First American Fin'l              $4.68       $4.68     $4.45     NE        13.1      13.8     NA   $30.54    2.01
First Central Fin'l             ($2.19)      ($2.40)    $0.60     NE        -0.2       0.9     NA    $2.60    0.22

                          FIREMARK STATISTICAL REVIEW

                                                                       52 - WEEK                SHRS.     MARKET
                                            11/10/97     12/31/96     PRICE RANGE                OUT.     VALUE    CASH
               COMPANY            SYMBOL     PRICE         PRICE         HIGH         LOW        (MM)      (MM)    DIV.    YIELD
----------------------------------------------------------------------------------------------------------------------------------
Fremont General                 FMT          46 11/16      31            49  1/2     26  3/8      25.4    $1,186   $0.53     1.1%
Frontier Ins. Group             FTR          36  9/16      19  1/8       39  1/4     18  1/8      29.4    $1,075   $0.28     0.7%
FPIC Insurance Group            FPIC         27  3/4       13  1/2       30  3/4     11  3/4       9.0      $250   $0.00     0.0%
Gainsco, Inc.                   GNA           8  7/16       9  5/8       10  3/16     8  1/8      21.5      $182   $0.06     0.6%
Goran Capital                   GNCNF        33            19  1/8       40          17            5.6      $185   $0.00     0.0%
Gryphon Holdings, Inc.          GRYP         16  1/8       14  1/8       17  3/4     12  1/2       6.6      $106   $0.00     0.0%
Guaranty National               GNC          35  7/8       16  3/4       35  7/8     15  3/8      15.0      $537   $0.50     1.5%
HCC Insurance Holdings          HCC          25            24            32 11/16    21  1/2      34.7      $867   $0.12     0.5%
Harleysville Group              HGIC         26            30  1/2       27  1/2     13  3/4      14.3      $372   $0.92     2.2%
HSB Group                       HSB          51  3/4       46  3/8       56 11/16    42  7/8      20.0    $1,035   $1.28     2.3%
Highlands Insurance Group       HIC          26  1/2       20  1/4       26  7/8     17  3/8      11.5      $303   $0.00     0.0%
Intercargo Corporation          ICAR         13  5/8        8  9/16      14  1/4      7  3/4       7.7      $105   $0.36     2.6%
Investors Title                 ITIC         21  1/4       15  3/4       24  1/4     14            2.8       $60   $0.10     0.5%
Lawyers Title Corp.             LTI          29 15/16      19  5/8       33 11/16    16  3/4       8.9      $266   $0.20     0.7%
Medical Assurance, Inc.         MAI          27 13/16      15 63/64      30  1/2     15  1/8      20.6      $573   $0.00     0.0%
Markel Corp.                    MKL         154            90           161  1/8     83            5.4      $833   $0.00     0.0%
MBIA Inc.                       MBI          61 13/16     101  1/4       67  1/4     45  7/16     43.3    $2,676   $1.56     1.2%
McM Corp                        MCMC          2  5/8        5  1/4        5  3/4      2  5/8       4.7       $12   $0.00     0.0%
Meadowbrook                     MIG          23  5/8       21            26  5/8     18  1/2       8.7      $204   $0.08     0.3%
MGIC Investment Corp.           MTG          62  5/8       38            63  7/16    34 15/16    117.8    $7,377   $0.20     0.3%
MMI Companies                   MMI          25            32  1/4       32  3/4     20  3/4      11.7      $293   $0.28     1.1%
Navigators Group                NAVG         18  7/8       18  1/4       22  1/2     15  3/4       8.3      $157   $0.00     0.0%
Nobel Insurance                 NOBLF        14  1/8       12  9/16      15  3/8     11  3/8       5.8       $82   $0.20     1.4%
North East Ins Co.              NEIC          3             2  1/4        3  1/2      1  9/16      3.0        $9   $0.00     0.0%
NYMAGIC, Inc.                   NYM          26  5/16      18            29 13/16    17  3/8      10.5      $276   $0.40     1.5%
Old Guard Group, Inc.           OGGI         17  5/8            NA       19  5/8     13  3/8       4.0       $70   $0.10     0.5%
Old Republic Int'l              ORI          35 13/16      26  3/4       40  3/16    24  5/8      86.5    $3,097   $0.52     1.3%
Orion Capital                   OC           44  3/4       30  9/16      51          28 15/16     27.5    $1,231   $0.64     1.4%
Penn-America Group, Inc.        PAGI         19  1/8       10  3/4       21  3/4     10  5/16      9.8      $187   $0.16     0.8%
Philadelphia Consolidated Hldg  PHLY         19  3/4       23  1/4       23  1/4     10  7/8       6.1      $120   $0.00     0.0%
PICO Holdings, Inc.             PICO          6  1/16       4  1/8        6  3/4      3  1/4       6.1       $37   $0.00     0.0%
Professionals Insurance Co.     PICM         34  1/2       22            40          19  3/4       3.5      $121   $0.00     0.0%
PMI Group                       PMA          62  3/8       55  3/8       63 13/16    47  3/4      35.0    $2,184   $0.20     0.3%
RLI Corp.                       RLI          41  7/16      33  3/8       46  1/4     28            7.6      $315   $0.62     1.4%
Reliance Group                  REL          12  3/4        9  1/8       15  1/8      8  3/8     113.3    $1,445   $0.32     2.4%
St. Paul Companies              SPC          81  3/16      58  5/8       85  1/2     54  1/8      83.5    $6,779   $1.88     2.3%
SCPIE Holdings, Inc.            SKP          29                 NA       32  1/8     19  1/8      12.3      $357   $0.20     0.7%


                                   NI                                           P/E RATIO           6/30/97
                                  1996           OPERATING INCOME       ---------------------------   BOOK     P/B
               COMPANY             EPS       1996      1997E    1998E      1996      '97E     '98E   VALUE    RATIO
-------------------------------------------------------------------------------------------------------------------
Fremont General                   $2.73       $2.76     $3.00   $3.35       16.9      15.6    13.9  $21.11    2.21
Frontier Ins. Group               $1.37       $1.33     $1.80   $2.25       27.5      20.3    16.3  $10.03    3.65
FPIC Insurance Group              $1.53       $1.53     $1.65   $1.95       18.1      16.8    14.2  $11.54    2.40
Gainsco, Inc.                     $0.74       $0.73     $0.90   $1.00       11.6       9.4     8.4   $5.30    1.59
Goran Capital                     $5.28       $2.48     $3.10     NE        13.3      10.6     NA    $9.82    3.36
Gryphon Holdings, Inc.            $0.93       $0.81     $1.55   $1.80       19.9      10.4     9.0  $14.84    1.09
Guaranty National                 $1.84       $1.59     $1.60   $2.00       22.6      22.4    17.9  $17.32    2.07
HCC Insurance Holdings            $1.21       $1.12     $1.40   $1.45       22.3      17.9    17.2   $7.07    3.54
Harleysville Group                $2.06       $1.91     $3.50   $3.90       13.6       7.4     6.7  $28.21    0.92
HSB Group                         $2.65       $2.26     $3.05   $3.65       22.9      17.0    14.2  $17.55    2.95
Highlands Insurance Group        ($0.47)     ($0.54)    $1.10   $1.70      -49.1      24.1    15.6  $22.96    1.15
Intercargo Corporation            $0.84       $0.84     $1.25     NE        16.2      10.9     NA    $6.65    2.05
Investors Title                   $1.39       $1.35     $1.50     NE        15.7      14.2     NA    $9.52    2.23
Lawyers Title Corp.               $4.11       $3.18     $2.15   $2.40        9.4      13.9    12.5  $30.33    0.99
Medical Assurance, Inc.           $1.57       $1.52     $1.70   $1.90       18.3      16.4    14.6  $12.72    2.19
Markel Corp.                      $8.30       $6.03     $6.85   $6.75       25.5      22.5    22.8  $56.33    2.73
MBIA Inc.                         $7.43       $7.22     $8.00   $8.10        8.6       7.7     7.6  $60.40    1.02
McM Corp                          $0.17       $0.17       NE      NE        15.4       NA      NA    $4.64    0.57
Meadowbrook                       $0.95       $0.95     $1.65   $1.85       24.9      14.3    12.8  $12.33    1.92
MGIC Investment Corp.             $2.17       $2.16     $2.58   $3.05       29.0      24.3    20.5  $12.90    4.85
MMI Companies                     $1.95       $2.43     $2.40   $2.70       10.3      10.4     9.3  $22.59    1.11
Navigators Group                  $2.02       $1.98     $2.20   $2.35        9.5       8.6     8.0  $14.73    1.28
Nobel Insurance                   $0.92       $0.76       NE      NE        18.6       NA      NA   $12.08    1.17
North East Ins Co.                $1.13       $0.31       NE      NE         9.7       NA      NA    $3.10    0.97
NYMAGIC, Inc.                     $2.15       $1.87     $1.95   $2.05       14.1      13.5    12.8  $18.67    1.41
Old Guard Group, Inc.               NA           NA     $0.80   $0.90        NA       22.0    19.6  $18.39    0.96
Old Republic Int'l                $2.39       $2.33     $2.65   $2.90       15.4      13.5    12.3  $23.23    1.54
Orion Capital                     $3.12       $2.63     $2.95   $3.40       17.0      15.2    13.2  $22.91    1.95
Penn-America Group, Inc.          $1.05       $0.96     $1.10   $1.25       19.9      17.4    15.3   $9.28    2.06
Philadelphia Consolidated Hldg    $1.88       $1.86     $2.25   $2.65       10.6       8.8     7.5  $15.88    1.24
PICO Holdings, Inc.               $0.90       $0.86       NE      NE         7.0       NA      NA    $3.63    1.67
Professionals Insurance Co.       $2.75       $2.84     $2.75     NE        12.1      12.5     NA   $26.62    1.30
PMI Group                         $4.51       $4.24     $4.90   $5.60       14.7      12.7    11.1  $30.35    2.06
RLI Corp.                         $3.25       $3.17     $3.10   $3.45       13.1      13.4    12.0  $29.34    1.41
Reliance Group                    $0.41       $0.14     $1.05   $1.20       91.1      12.1    10.6   $5.64    2.26
St. Paul Companies                $4.93       $4.55     $5.50   $6.10       17.8      14.8    13.3  $46.51    1.75
SCPIE Holdings, Inc.              $3.02       $2.40       NE      NE        12.1       NA      NA   $26.25    1.10

                          FIREMARK STATISTICAL REVIEW

                                                                       52 - WEEK                SHRS.     MARKET
                                            11/10/97     12/31/96     PRICE RANGE                OUT.     VALUE    CASH
               COMPANY            SYMBOL     PRICE         PRICE         HIGH         LOW        (MM)      (MM)    DIV.    YIELD
------------------------------------------------------------------------------------------------------------------------------------
Seibels Bruce Group             SBIG          7  1/2        8  1/4        9  3/4      5  7/8       6.2       $47   $0.00     0.0%
Selective Ins Group             SIGI         55  3/8       38            55  3/4     33  1/2      14.6      $810   $1.12     2.2%
Stewart Info Svcs.              STC          25  1/4       20  3/4       28          18  3/4       6.3      $159   $0.16     0.6%
Superior National               SNTL         14            12  3/4       16          11  1/4       3.4       $48   $0.00     0.0%
TIG Holdings                    TIG          33  5/8       33  7/8       38          26  3/8      51.1    $1,718   $0.60     1.7%
Titan Holdings                  TH           21            16  1/2       25          13  7/8       9.5      $199   $0.32     1.5%
Travelers Property Casualty     TAP          37 15/16      35  3/8       43  9/16    31  3/8     399.6   $15,160   $0.08     0.2%
Triad Guaranty Inc.             TGIC         27  1/4       28  3/4       33  1/4     13  1/2       6.7      $181   $0.00     0.0%
Unico American                  UNAM         12  1/2       10  7/8       14  1/8      8  1/2       6.0       $75   $0.07     0.6%
United Fire & Casualty          UFCS         39  1/2       35  1/4       43  1/2     29  3/4      11.7      $462   $0.60     1.5%
USF&G Corp                      FG           21            20  7/8       25  1/2     15  5/8     121.4    $2,549   $0.28     1.2%
Walshire Assurance Co.          WALS         11  1/2       14  5/8       15  3/4      9  1/2       4.6       $53   $0.26     2.2%
Zenith National Ins.            ZNT          27  9/16      27  3/8       28  3/4     24  5/8      17.7      $488   $1.00     3.5%

AVGS/TOTALS:  COMMERCIAL
------------------------
High                                         $44,000                                                     $52,360   $1.88    32.0%
Low                                               $0                                                          $0   $0.00     0.0%
Average                                         $564                                                      $1,854   $0.34     1.3%
Median                                           $26                                                        $303   $0.20     0.7%


PERSONAL

ALFA Corp.                      ALFA         16 15/16      12  5/8       17  1/4     10  3/4      40.8      $691   $0.39     2.4%
ALLIED Group                    GRP          44 15/16      32  5/8       53  5/8     27           20.3      $912   $0.68     1.3%
Allstate Corp.                  ALL          82  3/8       57  7/8       86          54  7/8     447.2   $36,838   $0.85     1.1%
American Bankers                ABI          38  9/16      25  9/16      40          23  3/16     41.0    $1,580   $0.44     1.2%
American Financial Group        AFG          36  7/8       37  3/4       49  1/4     32  3/8      61.0    $2,251   $0.00     0.0%
Citizens Corp.                  CZC          29  7/16      22  1/2       31  9/16    20  3/8      35.3    $1,038   $0.20     0.7%
Commerce Group                  CGI          30  5/8       25  1/4       36          21  3/8      36.0    $1,103   $1.00     3.2%
Donegal Group                   DGIC         20  1/2       15  3/8       22  1/4     13  7/78      5.5      $113   $0.40     2.0%
Erie Indemnity Company          ERIE         29  3/4       31            40          25           67.0    $1,994   $0.38     1.2%
Foremost Corp                   FOM          58  5/8       60            61  1/2     53            9.6      $563   $1.08     1.8%
Home State Holdings             HOMSE            2/25       7  3/4        8  1/2         0.01      5.7        $0   $0.00     0.0%
Horace Mann Educ. Corp.         HMN          57  1/16      40  3/8       59  7/16    36  1/4      22.6    $1,290   $0.54     1.0%
Integon Corp.                   IN           26            17  3/4       26           9  3/25     15.8      $411   $0.36     1.4%
Leucadia National Corp.         LUK          34  5/8       26  3/4       36  5/8     23  7/8      60.8    $2,105   $0.13     0.4%
Merchants Group Inc.            MGP          19  1/2       18  1/2       20  1/2     17  1/4       3.2       $62   $0.20     1.1%
Mercury General Corp.           MCY          44            52  1/2       48  1/8     26           27.5    $1,210   $1.16     1.3%


                                     NI                                           P/E RATIO              6/30/97
                                    1996           OPERATING INCOME       ---------------------------      BOOK     P/B
                 COMPANY             EPS       1996      1997E    1998E      1996      '97E     '98E      VALUE    RATIO
------------------------------------------------------------------------------------------------------------------------
Seibels Bruce Group                 $1.16       $1.16       NE      NE         6.5       NA      NA       $4.38    1.71
Selective Ins Group                 $3.72       $3.60     $4.35   $4.55       15.4      12.7    12.2     $32.71    1.69
Stewart Info Svcs.                  $2.15       $2.14     $2.00   $2.25       11.8      12.6    11.2     $31.14    0.81
Superior National                   $0.40       $0.39     $1.30   $1.60       35.9      10.8     8.8     $13.27    1.06
TIG Holdings                        $1.30       $2.45     $2.85   $3.10       13.7      11.8    10.8     $22.80    1.47
Titan Holdings                      $1.48       $1.42     $1.80   $2.00       14.8      11.7    10.5     $11.79    1.78
Travelers Property Casualty         $1.05       $2.17     $2.80   $3.15       17.5      13.5    12.0     $15.86    2.39
Triad Guaranty Inc.                 $1.63       $1.64     $2.40   $3.05       16.6      11.4     8.9     $15.00    1.82
Unico American                      $0.83       $0.81     $1.05   $1.20       15.4      11.9    10.4      $6.18    2.02
United Fire & Casualty              $2.04       $1.63     $2.75     NE        24.2      14.4     NA      $21.85    1.81
USF&G Corp                          $1.93       $1.37     $1.60   $1.90       15.3      13.1    11.1     $14.43    1.46
Walshire Assurance Co.              $0.31       $0.07     $1.20     NE       164.3       9.6     NA       $8.69    1.32
Zenith National Ins.                $2.11       $1.72     $2.10   $2.15       16.0      13.1    12.8     $19.53    1.41

AVGS/TOTALS:  COMMERCIAL
------------------------
High                            $2,065.00   $1,199.00     $8.00   $8.10      164.3      32.8    22.8 $19,631.00    4.85
Low                                ($6.30)     ($6.29)    $0.10   $0.55      -49.1       0.5     6.7      $0.06    0.22
Average                            $27.11      $16.36     $2.40   $2.79       17.4      14.2    12.8    $256.67    1.75
Median                              $1.69       $1.64     $2.15   $2.60       15.7      13.8    12.5     $15.91    1.64


PERSONAL

ALFA Corp.                          $0.79       $0.74     $1.15   $1.30       22.9      14.7    13.0      $7.96    2.13
ALLIED Group                        $2.51       $2.30     $2.95   $3.35       19.5      15.2    13.4     $18.45    2.44
Allstate Corp.                      $4.63       $3.57     $4.85   $5.45       23.1      17.0    15.1     $30.24    2.72
American Bankers                    $2.16       $2.04     $2.30   $2.55       18.9      16.8    15.1     $15.51    2.49
American Financial Group            $3.84       $2.15     $3.55   $3.85       17.2      10.4     9.6     $24.79    1.49
Citizens Corp.                      $2.37       $2.12     $2.10   $2.35       13.9      14.0    12.5     $22.72    1.30
Commerce Group                      $2.04       $2.18     $2.05   $2.40       14.0      14.9    12.8     $16.96    1.81
Donegal Group                       $1.51       $1.49     $1.95   $2.25       13.8      10.5     9.1     $19.23    1.07
Erie Indemnity Company              $1.41       $1.35     $1.55   $1.75       22.0      19.2    17.0      $6.73    4.42
Foremost Corp                       $2.39       $2.15     $4.40     NE        27.3      13.3     NA      $24.35    2.41
Home State Holdings                ($3.66)     ($3.66)    $1.20     NE         0.0       0.1     NA       $3.52    0.02
Horace Mann Educ. Corp.             $2.75       $3.11     $3.60   $4.10       18.3      15.9    13.9     $20.62    2.77
Integon Corp.                      ($0.34)     ($0.45)    $0.90   $1.60      -57.8      28.9    16.3      $6.63    3.92
Leucadia National Corp.             $0.80       $0.27     $1.50     NE       128.2      23.1     NA      $18.20    1.90
Merchants Group Inc.               ($0.36)     ($0.16)    $2.10   $2.20     -121.9       9.3     8.9     $21.82    0.89
Mercury General Corp.               $3.86       $3.94     $4.50   $5.10       11.2       9.8     8.6     $23.84    1.85

                          FIREMARK STATISTICAL REVIEW

                                                                       52 - WEEK                SHRS.     MARKET
                                            11/10/97     12/31/96     PRICE RANGE                OUT.     VALUE    CASH
               COMPANY            SYMBOL     PRICE         PRICE         HIGH         LOW        (MM)      (MM)    DIV.    YIELD
------------------------------------------------------------------------------------------------------------------------------------
Meridian Ins Group              MIGI         18            14  3/4       19  1/4     13  1/8       6.8      $122   $0.32     1.8%
Midland Company                 MLA          60            38  1/2       65  1/8     33  3/4       3.1      $186   $0.70     1.2%
Mobile America Corp.            MAME         12  3/4       10  1/2       14  3/4      7 11/16      6.3       $80   $0.35     3.6%
Motor Club of America           MOTR         13             9  1/2       14  1/2      8  1/8       2.0       $26   $0.00     0.0%
National Ins Group              NAIG         10  1/2        4  3/8       11  1/8      4  1/4       3.9       $41   $0.16     1.5%
National Security Group Inc.    NSEC         19  1/2       13  1/8       24          12  3/4       2.3       $46   $0.64     3.9%
Ohio Casualty                   OCAS         45            35  1/2       51          32           34.1    $1,535   $1.68     3.6%
Omni Insurance Group            OMGR         31             9  1/2       31  1/4      8  7/8       5.7      $177   $0.00     0.0%
Progressive Corp.               PGR         103  3/4       67  3/8      116  3/4     61  1/2      72.2    $7,491   $0.24     0.2%
SAFECO Corp                     SAFC         47  3/8       39  7/16      55  3/8     34  1/2     126.3    $5,983   $1.16     2.2%
State Auto Financial Corp.      STFC         27            18            29  1/2     14           18.2      $491   $0.18     0.8%
Symons International Group      SIGC         20  1/4       16  3/4       24          12  3/8      10.5      $213   $0.00     0.0%
20th Century Ind.               TW           24  5/8       16  7/8       26  1/4     14  3/4      51.5    $1,268   $0.00     0.0%

AVGS/TOTALS:  PERSONAL
----------------------
High                                            $104                                                     $36,838   $1.68     3.9%
Low                                               $0                                                          $0   $0.00     0.0%
Average                                          $35                                                      $2,408   $0.46     1.3%
Median                                           $30                                                        $691   $0.36     1.2%


DEMUTUALIZED COMPANIES

Allmerica Financial Corp.       AFC          48  3/16      33  1/2       49  7/8     29  7/8      50.1    $2,416   $0.20     0.5%
Equitable Cos.                  EQ           42  3/16      24  5/8       45  1/2     23  1/8     184.7    $7,790   $0.20     0.5%
Farm Family Holdings            FFH          30  3/8       19  1/2       32  3/8     18  1/8       5.3      $159   $0.00     0.0%
Guarantee Life Cos.             GUAR         26  1/4       18  1/2       31          18            9.6      $251   $0.28     1.0%
Old Guard Group, Inc.           OGGI         17  5/8            NA       19  5/8     13  3/8       4.0       $70   $0.10     0.5%
UNUM Corp.                      UNM          48            36  1/8       51  5/16    32  9/16    143.6    $6,893   $1.14     2.5%

AVGS/TOTALS: DEMUTUALIZED COS.
-------------------------------
High                                                                                                      $7,790   $1.14     2.5%
Low                                                                                                          $70   $0.00     0.0%
Average                                                                                                   $2,930   $0.32     0.8%
Median                                                                                                    $1,334   $0.20     0.5%


                                       NI                                           P/E RATIO              6/30/97
                                      1996            OPERATING INCOME      ---------------------------      BOOK     P/B
               COMPANY                 EPS       1996      1997E    1998E      1996      '97E     '98E      VALUE    RATIO
--------------------------------------------------------------------------------------------------------------------------
Meridian Ins Group                    $0.86       $0.49     $1.75   $1.95       36.7      10.3     9.2     $18.74    0.96
Midland Company                       $0.35       $0.35     $3.00     NE       171.4      20.0     NA      $56.04    1.07
Mobile America Corp.                  $1.21       $1.17     $1.25   $1.50       10.9      10.2     8.5      $4.85    2.63
Motor Club of America                 $2.61       $2.39     $1.50   $1.70        5.4       8.7     7.6      $9.85    1.32
National Ins Group                    $0.33       $0.33     $0.45     NE        31.8      23.3     NA       $6.67    1.57
National Security Group Inc.          $0.58       $0.06       NE      NE       325.0       NA      NA      $17.47    1.12
Ohio Casualty                         $2.91       $1.85     $3.10   $3.50       24.3      14.5    12.9     $35.96    1.25
Omni Insurance Group                  $0.85       $0.85     $1.00   $1.05       36.5      31.0    29.5      $9.64    3.22
Progressive Corp.                       NA           NA     $4.55   $5.25        NA       22.8    19.8     $24.25    4.28
SAFECO Corp                           $3.48       $3.02     $3.25   $3.55       15.7      14.6    13.3     $34.59    1.37
State Auto Financial Corp.            $1.25       $1.20     $1.65   $1.80       22.5      16.4    15.0     $11.10    2.43
Symons International Group            $1.76       $2.17     $1.95   $2.35        9.3      10.4     8.6      $6.88    2.94
20th Century Ind.                     $0.92       $0.84     $1.25   $1.35       29.3      19.7    18.2      $5.81    4.24

AVGS/TOTALS:  PERSONAL
----------------------
High                                  $4.63       $3.94     $4.85   $5.45      325.0      31.0    29.5     $56.04    4.42
Low                                  ($3.66)     ($3.66)    $0.45   $1.05     -121.9       0.1     7.6      $3.52    0.02
Average                               $1.56       $1.35     $2.33   $2.71       31.8      15.5    13.4     $18.05    2.14
Median                                $1.46       $1.42     $2.00   $2.35       19.2      14.8    13.0     $18.20    1.90


DEMUTUALIZED COMPANIES

Allmerica Financial Corp.            $3.63        $2.75     $3.20   $3.80       17.5      15.1    12.7     $35.47    1.36
Equitable Cos.                       $0.36        $2.25     $2.55   $3.00       18.8      16.5    14.1     $21.55    1.96
Farm Family Holdings                 $1.74        $2.42     $2.40   $2.70       12.6      12.7    11.3     $22.39    1.36
Guarantee Life Cos.                  $1.51        $1.50     $1.65   $2.00       17.5      15.9    13.1     $20.24    1.30
Old Guard Group, Inc.                   NA           NA     $0.80   $0.90        NA       22.0    19.6     $18.39    0.96
UNUM Corp.                           $1.63        $2.07     $2.50   $2.90       23.2      19.2    16.6     $16.06    2.99

AVGS/TOTALS: DEMUTUALIZED COS.
-------------------------------
High                                 $3.63        $2.75     $3.20   $3.80       23.2      22.0    19.6     $35.47    2.99
Low                                  $0.36        $1.50     $0.80   $0.90       12.6      12.7    11.3     $16.06    0.96
Average                              $1.77        $2.20     $2.18   $2.55       17.9      16.9    14.5     $22.35    1.65
Median                               $1.63        $2.25     $2.45   $2.80       17.5      16.2    13.6     $20.90    1.36

                                  EXHIBIT IV
                         MUTUAL TO STOCK CONVERSIONS

---------------------------------------------------------------------------------------------------------------------------
CLOSED CONVERSIONS BY DATE
                                                                                                   PRICE ONE    PERCENTAGE
                                                              OFFERING     SHARES                  DAY AFTER      PRICE
                                                               PRICE       ISSUED   IPO PROCEEDS   CONVERSION     CHANGE
COMPANY NAME                             STATE    IPO DATE      ($)         (000)      ($000)         ($)          (%)
----------------------------------------------------------------------------------------------------------------------------
SHS Bancorp Inc.                          PA     10/01/97      10.00           820        8,200     14.750         48%
Peoples Home Savings Bk (MHC)             PA     07/10/97      10.00         1,242       12,420     14.000         40%
FirstSpartan Financial Corp.              SC     07/09/97      20.00         4,430       88,608     36.688         83%
GSB Financial Corp.                       NY     07/09/97      10.00         2,248       22,483     14.625         46%
FirstBank Corp.                           ID     07/02/97      10.00         1,984       19,838     15.813         58%
Community First Banking Co.               GA     07/01/97      20.00         2,414       48,271     31.875         59%
HCB Bancshares Inc.                       AR     05/07/97      10.00         2,645       26,450     12.625         26%
Peoples-Sidney Financial Corp.            OH     04/28/97      10.00         1,785       17,854     12.563         26%
First Carnegie Deposit (MHC)              PA     04/04/97      10.00         1,035       10,350     11.625         16%
Pulaski Savings Bank (MHC)                NJ     04/03/97      10.00           952        9,522     11.500         15%
Hemlock Federal Financial Corp            IL     04/02/97      10.00         2,076       20,763     12.875         29%
GS Financial Corp.                        LA     04/01/97      10.00         3,439       34,385     13.375         34%
Market Financial Corp.                    OH     03/27/97      10.00         1,336       13,357     12.938         29%
Empire Federal Bancorp Inc.               MT     01/27/97      10.00         2,592       25,921     13.250         33%
FirstFed America Bancorp Inc.             MA     01/15/97      10.00         8,713       87,126     13.625         36%
Roslyn Bancorp Inc.                       NY     01/13/97      10.00        42,371      423,714     15.000         50%
Advance Financial Bancorp                 WV     01/02/97      10.00         1,085       10,845     12.875         29%
Home City Financial Corp.                 OH     12/30/96      10.00           952        9,522        NA        -100%
Century Bancorp Inc.                      NC     12/23/96      50.00           407       20,367     62.625         25%
Southern Community Bancshares             AL     12/23/96      10.00         1,137       11,374     13.000         30%
Big Foot Financial Corp.                  IL     12/20/96      10.00         2,513       25,128     12.313         23%
River Valley Bancorp                      IN     12/20/96      10.00         1,190       11,903     13.688         37%
PS Financial Inc.                         IL     11/27/96      10.00         2,182       21,821     11.641         16%
Carolina Fincorp Inc.                     NC     11/25/96      10.00         1,852       18,515     13.000         30%
Delphos Citizens Bancorp Inc.             OH     11/21/96      10.00         2,039       20,387     12.125         21%
First SecurityFed Financial               IL     10/31/97      10.00     6,408,000       64,080     15.063         51%
Oregon Trail Financial Corp.              OR     10/06/97      10.00     4,694,875       46,949     16.750         68%
Wilshire Financial Services               OR     12/19/96        NA              0           NA     14.250          NA

High                                                                                    423,714                    83%
Low                                                                                       8,200                  -100%
Median                                                                                   20,367                    30%
Mode                                                                                      9,522                    29%
Simple Average                                                                           40,765                    30%
CapWeighted Average


-------------------------------------------------------------------------------------------------------------------------------
CLOSED CONVERSIONS BY DATE                                     LAST     ISSUE PRICE /
                                   PRICE ONE    PERCENTAGE     SALES      PRO FORMA      PRO FORMA     CURRENT      CURRENT
                                  MONTH AFTER     PRICE        PRICE      BOOK VALUE     BOOK VALUE    PRICE/       PRICE/
                                   CONVERSION     CHANGE     11/10/97    AT OFFERING    AT OFFERING   EARNINGS    BOOK VALUE
COMPANY NAME                          ($)          (%)          ($)          (%)            ($)          (X)          (%)
-------------------------------------------------------------------------------------------------------------------------------
SHS Bancorp Inc.                    16.000         60%        15.750         71%             14.14       NA           NA
Peoples Home Savings Bk (MHC)       14.000         40%        18.500        106%              9.42       NA          181
FirstSpartan Financial Corp.        35.625         78%        37.750         73%             27.40       NA          129
GSB Financial Corp.                 14.375         44%        15.375         73%             13.62       NA           NA
FirstBank Corp.                     17.750         78%        17.063         72%             13.90       NA           NA
Community First Banking Co.         34.000         70%        38.250         73%             27.49       NA           NA
HCB Bancshares Inc.                 12.875         29%        13.875         72%             13.90       NA           97
Peoples-Sidney Financial Corp.      13.250         33%        17.625         71%             14.04      22.0         121
First Carnegie Deposit (MHC)        12.875         29%        18.625         99%             10.12       NA          177
Pulaski Savings Bank (MHC)          11.859         19%        20.500        103%              9.69      32.0         198
Hemlock Federal Financial Corp      13.000         30%        17.000         72%             13.96      19.3         113
GS Financial Corp.                  14.000         40%        18.000         64%             15.69      26.5         109
Market Financial Corp.              12.625         26%        15.500         71%             14.07      29.8         105
Empire Federal Bancorp Inc.         13.750         38%        16.875         68%             14.69      24.8         108
FirstFed America Bancorp Inc.       14.875         49%        20.250         72%             13.88      23.0         130
Roslyn Bancorp Inc.                 16.000         60%        21.438         72%             13.89      19.1         153
Advance Financial Bancorp           14.000         40%        17.750         71%             14.07      17.1         119
Home City Financial Corp.           13.500         35%        16.625         71%             14.04      16.6         111
Century Bancorp Inc.                65.125         30%        80.000         72%             69.34      17.0         108
Southern Community Bancshares       13.500         35%        18.000         74%             13.44      21.4         136
Big Foot Financial Corp.            13.875         39%        18.250         73%             13.76      28.5         127
River Valley Bancorp                15.000         50%        17.500         73%             13.71      14.6         120
PS Financial Inc.                   12.500         25%        16.500         72%             13.90      19.6         113
Carolina Fincorp Inc.               13.625         36%        17.125         77%             12.99      22.5         125
Delphos Citizens Bancorp Inc.       12.063         21%        17.250         72%             13.85      18.0         118
First SecurityFed Financial            NA           NA        17.250         73%             13.62       NA           NA
Oregon Trail Financial Corp.        16.125         61%        17.250         77%             13.05       NA           NA
Wilshire Financial Services         16.625          NA        17.250          NA              0.00      12.5         362

High                                               78%                      106%                                     198
Low                                                19%                       64%                                      0
Median                                             38%                       72%                                     118
Mode                                               40%                      #N/A
Simple Average                                     41%                       75%                                     108
CapWeighted Average                                53%                       73%


-------------------------------------------------------------------------
PENDING CONVERSIONS                                SHARES     PRICE TO
                                                   ISSUED    BOOK VALUE
COMPANY NAME                                       (000)         %
-------------------------------------------------------------------------
Landmark Financial Corp.                  NY         1,320     67.2%
HopFed Bancorp, Inc.                      KY        30,475     68.7%
Equality Bancorp                          MO        13,225     10.6%
Community National Corp.                  TN        29,994     77.4%
Timberland Bancorp                        WA        57,500     78.3%
Guaranty Federal Bancshares               MO        37,950     88.1%
United Tennessee Bankshares               TN        12,650     74.8%
High Country Bancorp                      CO        11,500     74.1%
Union Community Bancorp                   IN        26,450     70.4%
North Arkansas Bancshares                 AR         3,220     68.5%

                                     23